EXHIBIT 10.1
GRAN TIERRA CANADA LTD.
as Borrower
-and -
THE PERSONS PARTY HERETO FROM TIME-TO-TIME IN THEIR CAPACITIES AS LENDERS
-and -
THOSE OTHER FINANCIAL INSTITUTIONS WHICH HEREAFTER BECOME LENDERS
UNDER THIS AGREEMENT
-and -
NATIONAL BANK OF CANADA
as Administrative Agent
- and with -
NATIONAL BANK FINANCIAL MARKETS as Lead Arranger

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
October 30, 2025

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ARTICLE 1 INTERPRETATION    1
1.1Definitions    1
1.2Headings.    2
1.3Subdivisions.    2
1.4Number.    2
1.5Statutes, Regulations and Rules.    2
1.6Permitted Encumbrances.    2
1.7Monetary References.    2
1.8Time    2
1.9Governing Law.    2
1.10Enurement.    3
1.11Amendments    3
1.12No Waiver.    3
1.13Severability.    3
1.14Inconsistency.    3
1.15Accounting Terms and Principles    4
1.16Accounting Changes.    4
1.17Changes to ARO Framework    5
1.18Schedules.    6
1.19Interest Rates; Benchmark Notification.    6
1.20Amendment and Restatement of Existing Credit Agreement    7
ARTICLE 2 CONDITIONS PRECEDENT    8
1.1Conditions Precedent to Amendment and Restatement.    8
ARTICLE 3 CREDIT FACILITIES    9
1.1Credit Facilities    9
1.2Extension of Termination Date.    10
1.3Maturity Date.    12
1.4Repayment.    12
1.5Prepayment and Cancellation.    15
1.6Use of Proceeds.    15
1.7Types of Accommodation.    15
1.8Interest, Fees and Expenses.    16

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1.9Borrowing Base.    19
1.10Swap Facilities.    21
1.11Increase in Commitment    21
ARTICLE 4 SECURITY    23
1.1Security.    23
1.2Sharing of Security.    24
1.3Exclusivity of Remedies    25
1.4Form of Security.    25
1.5After-Acquired Property.    25
1.6Undertaking to Grant Fixed Charge Security.    26
1.7Discharge of Security.    26
1.8Security for Swap Documents with Former Lenders.    27
1.9Acknowledgement and Confirmation of Security    28
ARTICLE 5 FUNDING AND OTHER MECHANICS    28
1.1Funding of Accommodations.    28
1.2Notice Provisions    28
1.3Irrevocability.    29
1.4Rollover or Conversion of Accommodations    29
1.5Agent’s Obligations    30
1.6Lenders’ Obligations.    30
1.7Failure of a Lender to Fund.    30
1.8Exchange Rate Fluctuations.    32
1.9Excess Relating to Benchmark Loans and Letters of Credit.    33
ARTICLE 6 DRAWDOWN UNDER THE CREDIT FACILITIES    33
1.1Conditions Precedent to Drawdowns.    33
ARTICLE 7 CALCULATION OF INTEREST AND FEES    34
1.1Records.    34
1.2Payment of Interest and Fees.    34
1.3Calculation and Payment of Letter of Credit Issuance Fees.    35
1.4Debit Authorization.    35
1.5Maximum Rate of Return.    36
1.6Waiver of Judgment Interest Act (Alberta).    36

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1.7Deemed Reinvestment Not Applicable.    36
ARTICLE 8 GENERAL PROVISIONS RELATING TO BENCHMARK LOANS    36
1.1General.    36
1.2Early Termination of Interest Periods.    37
1.3Inability to Determine Rates.    37
1.4Benchmark Replacement Setting.    38
1.5Illegality.    40
ARTICLE 9 GENERAL PROVISIONS RELATING TO LETTERS OF CREDIT    41
1.1General.    41
ARTICLE 10 INCREASED COSTS    47
1.1Changes in Law    47
1.2Changes in Circumstances.    48
1.3Application of Sections 10.1 and 10.2.    48
1.4Limitations on Additional Compensation.    48
1.5Taxes.    49
ARTICLE 11 REPRESENTATIONS AND WARRANTIES OF THE BORROWER    50
1.1Representations and Warranties.    50
1.2Acknowledgement.    55
1.3Survival and Inclusion.    56
ARTICLE 12 COVENANTS OF THE BORROWER    56
1.1Affirmative Covenants.    56
1.2Reporting Covenants.    59
1.3Negative Covenants.    64
1.4Most Favoured Lender.    70
ARTICLE 13 EVENTS OF DEFAULT    71
1.1Events of Default.    71
1.2Remedies.    74
1.3Application of Proceeds.    74
1.4Set Off.    75
1.5Attorney in Fact.    75
1.6Adjustments    76
ARTICLE 14 CONFIDENTIALITY    77

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1.1Non-Disclosure.    77
1.2Exceptions.    77
1.3Permitted Disclosures by the Agent or the Lenders.    78
1.4Survival.    78
ARTICLE 15 ASSIGNMENT    78
1.1Assignment of Interests    78
1.2Assignment by the Lenders.    78
1.3Effect of Assignment.    79
1.4Participations.    79
ARTICLE 16 ADMINISTRATION OF THE CREDIT FACILITIES    79
1.1Authorization and Action.    79
1.2Procedure for Making Advances.    80
1.3Remittance of Payments.    82
1.4Redistribution of Payment.    82
1.5Duties and Obligations.    83
1.6Prompt Notice to the Lenders    84
1.7Agent and Agent Authority.    84
1.8Lenders’ Credit Decisions.    84
1.9Indemnification.    85
1.10Successor Agent.    85
1.11Taking and Enforcement of Remedies.    86
1.12Reliance Upon Agent.    86
1.13Agent May Perform Covenants.    86
1.14No Liability of Agent.    87
1.15Nature of Obligations under this Agreement.    87
1.16Unanimity.    87
1.17Departing Lenders.    88
1.18Erroneous Payments    90
1.19Acknowledgement Regarding Any Supported QFCs.    93
1.20Acknowledgement and Consent to Bail-In of Affected Financial
Institutions.    94
ARTICLE 17 MISCELLANEOUS    94

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1.1Notices.    94
1.2Telephone Instructions.    97
1.3No Partnership, Joint Venture or Agency.    97
1.4Judgment Currency.    97
1.5Environmental Indemnity.    98
1.6General Indemnity.    99
1.7Further Assurances.    99
1.8Waiver of Law.    100
1.9Attornment and Waiver of Jury Trial.    100
1.10Interest on Payments in Arrears.    100
1.11Anti-Money Laundering Legislation.    101
1.12Payments Due on Banking Day.    102
1.13Whole Agreement.    102
1.14Electronic Imaging.    102
1.15Counterparts    102
SCHEDULE A TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE B TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE C TO THE GRAN TIERRA CANADA LTD. CREDIT AGREEMENT
CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE D TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE E TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE F TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE G TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE H TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE I TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1

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SCHEDULE J TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1
SCHEDULE K TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025    1

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- vi -

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS AGREEMENT is made October 30, 2025,
BETWEEN:

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PREAMBLE:

GRAN TIERRA CANADA LTD.
as Borrower
-and –
THE PERSONS PARTY HERETO FROM TIME-TO-TIME IN THEIR CAPACITIES AS LENDERS
-and -
NATIONAL BANK OF CANADA
as Administrative Agent
- and with -
NATIONAL BANK FINANCIAL MARKETS
as Lead Arranger
A.The Borrower (by its former name, i3 Energy Canda Ltd.), as borrower, National Bank of Canada and the other lenders from time-to-time party thereto, as lenders, and National Bank of Canada, as agent, are party to an amended and restated credit agreement dated October 31, 2024 (as amended to the date hereof, the “Existing Credit Agreement”).
B.The Borrower, the Lenders and the Agent wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.
AGREEMENT:
In consideration of the covenants and agreements between the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1 INTERPRETATION
1.1Definitions.
Capitalized words and phrases used in this Agreement and the other Loan Documents, the Schedules hereto and in all notices and communications expressed to be made pursuant to this Agreement will have the meanings set out in Schedule A, unless, in the case of another Loan Document, otherwise defined in such Loan Document.

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1.2Headings.
Headings, subheadings and the table of contents contained in the Loan Documents are inserted for convenience of reference only and will not affect the construction or interpretation of the Loan Documents.
1.3Subdivisions.
Unless otherwise stated, reference herein to a Schedule or to an Article, Section, paragraph or other subdivision is a reference to such Schedule to this Agreement or such Article, Section, paragraph or other subdivision of this Agreement. Unless specified otherwise, reference in Schedule A to a Schedule or to an Article, Section, paragraph or other subdivision is a reference to such Schedule or Article, Section, paragraph or other subdivision of this Agreement.
1.4Number.
Wherever the context in the Loan Documents so requires, a term used herein importing the singular will also include the plural and vice versa.
1.5Statutes, Regulations and Rules.
Any reference in the Loan Documents to all or any section or paragraph or any other subdivision of any Law will, unless otherwise expressly stated, be a reference to that Law or the relevant section or paragraph or other subdivision thereof, as such Law may be amended, substituted, replaced or re-enacted from time-to-time.
1.6Permitted Encumbrances.
Any reference in any of the Loan Documents to a Permitted Encumbrance is not intended to and will not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any obligation of any Loan Party to the Lenders under any of the Loan Documents to any Permitted Encumbrance.
1.7Monetary References.
Whenever an amount of money is referred to in the Loan Documents, such amount will, unless otherwise expressly stated, be in Canadian Dollars.
1.8Time.
Time will be of the essence of the Loan Documents.
1.9Governing Law.
This Agreement will be governed by and construed in accordance with the Law in force in the Province of Alberta from time-to-time.

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1.10Enurement.
The Loan Documents will be binding upon and will enure to the benefit of the Parties and their respective successors and permitted assigns.
1.11Amendments.
No Loan Document may be amended orally and, subject to Sections 1.12(a), 16.16 and 17.1(e), any amendment may only be made by way of an instrument in writing signed by the Parties.
1.12No Waiver.
(a)Subject to Sections 1.12(c) and 16.16(a), no waiver by a Party of any provision or of the breach of any provision of the Loan Documents will be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such Party. Such written waiver will affect only the matter specifically identified in the instrument granting the waiver and will not extend to any other matter, provision or breach.
(b)The failure of a Party to take any steps in exercising any right in respect of the breach or non-fulfillment of any provision of the Loan Documents will not operate as a waiver of that right, breach or provision, nor will any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in Law or otherwise.
(c)Acceptance of payment by a Party after a breach or non-fulfillment of any provision of the Loan Documents requiring a payment to such Party will constitute a waiver of such provision if cured by such payment but will not constitute a waiver or cure of any other provision of the Loan Documents.
1.13Severability.
If the whole or any portion of this Agreement or the application thereof to any circumstance will be held invalid or unenforceable to an extent that does not affect the operation of this Agreement in question in a fundamental way, the remainder of this Agreement in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by applicable Law.
1.14Inconsistency.
To the extent that there is any inconsistency or ambiguity between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement will govern to the extent necessary to eliminate such inconsistency or ambiguity.

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1.15Accounting Terms and Principles.
Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to the Credit Facilities will be interpreted, applied and calculated, as the case may be, in accordance with GAAP. The basis of accounting and all calculations set out in this Agreement will be applied and made on a consistent basis and will not be changed for the purposes of this Agreement unless required by GAAP or as agreed to by the Majority Lenders in writing, such agreement not to be unreasonably withheld. It will be reasonable for the Lenders to withhold their consent if a proposed change could adversely affect the obligations of the Borrower or rights of the Lenders under the Loan Documents.
1.16Accounting Changes.
(a)In the event that any Accounting Change occurs, the Borrower will deliver an Accounting Change Notice to the Agent together with a description of the nature of such Accounting Change and the effect, if any, of the Accounting Change on the Borrower’s current and immediately prior year’s financial statements. If the Borrower, the Agent or the Majority Lenders reasonably determine that any such change would cause an amount required to be determined for the purposes of any financial calculation hereunder (including for the purposes of determining the applicable margin in Section 3.8(a)) (each, a “Financial Calculation”) to be materially different than the amount that would be determined without giving effect to such change, then the Borrower, the Agent or the Majority Lenders, as the case may be, shall deliver an Accounting Change Notice to the other Parties (through the Agent) of such Accounting Change. Such notice shall state whether the Borrower, the Agent or the Majority Lenders, as applicable, wishes to revise the method of calculating one or more of the Financial Calculations (including the revision of any of the defined terms used in the determination of such Financial Calculation(s)) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Calculation(s) will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Calculation(s). The Accounting Change Notice shall be delivered by the Borrower to the Agent within 60 days after the end of the Fiscal Quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth Fiscal Quarter or in respect of an entire Fiscal Year, within 120 days after the end of such period. Following receipt of an Accounting Change Notice, either the Borrower or the Majority Lenders may provide a proposal to the other as to how to amend the provisions of this Agreement to give effect to the foregoing.
(b)If, pursuant to the Accounting Change Notice, the Borrower, does not indicate that it desires to revise the method of calculating one or more of the Financial Calculations, the Majority Lenders or the Agent, as applicable, may within 30 days after receipt of the Accounting Change Notice, notify the Borrower that they

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wish to revise the method of calculating one or more of the Financial Calculations in the manner described above.

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(c)If the Agent, the Borrower or the Majority Lenders so indicate that they wish to revise the method of calculating one or more of the Financial Calculations, the Borrower and the Lenders shall in good faith attempt to agree on a revised method of calculating such Financial Calculation, provided that until such time as any such agreement in writing has been reached, such method of calculation shall not be revised and all amounts to be determined thereunder shall be determined without giving effect to the Accounting Change. For greater certainty, if no notice of a desire to revise the method of calculating the Financial Calculations in respect of an Accounting Change is given by either the Borrower, the Agent or the Majority Lenders within the applicable time period described above, then the method of calculating the Financial Calculations shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Calculations shall be determined after giving effect to such Accounting Change.
(d)If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any of the Financial Calculations, and subsequently, as provided above, the method of calculating the Financial Calculation is revised in response to such Accounting Change, or the amounts to be determined pursuant to the Financial Calculations are to be determined without giving effect to such Accounting Change, the Borrower shall, as soon as reasonably possible, deliver a revised Compliance Certificate. Any Event of Default which arises as a result of the Accounting Change, and which is cured by this Section 1.16 shall be deemed to have never occurred.
(e)For the purposes of this Agreement, including all Financial Calculations required to be made hereunder, any lease which would have been accounted for as an operating lease under GAAP as in effect on December 31, 2018, shall, notwithstanding any subsequent change in GAAP, not constitute a Capital Lease hereunder (whether such lease is entered into or assumed before or after December 31, 2018).
1.17Changes to ARO Framework
If, as a result of any change in any applicable Law, rule, policy, regulation, order or directive (or any changes of any Energy Regulator in its interpretation of any then-existing applicable Law, rule, policy, regulation, order or directive), any applicable Energy Regulator creates, institutes, or revises its methodology for determining (a) whether a Person is in compliance with such Energy Regulator’s abandonment and reclamation rules, policies, regulations, orders or directives in any ARO Relevant Jurisdiction, (b) whether any licenses, authorizations or permits, as applicable, for wells, facilities, pipelines and other physical assets can be issued or transferred,
(c) whether any security deposits are or will be required to be provided to the applicable Energy Regulator relating to either new or ongoing day to day operations of the Borrower or any of its Subsidiaries or (d) inventory reduction or mandatory spending requirements, as applicable, and

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such change is determined to be material by the Borrower, the Agent or the Majority Lenders (each acting reasonably), then, in any such case, at the written request of the Agent or the Majority Lenders to the Borrower, or of the Borrower to the Agent and the Lenders, the Borrower and the

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Agent shall enter into good faith discussions with a view to amending the provisions relating to the applicable events and circumstances in the foregoing clauses (a) through (d) as set forth herein, with the objective of having the respective positions of the Lenders and the Borrower after such change(s) conform as nearly as reasonably possible to their respective positions immediately prior to such change(s); provided that, until any such agreement is reached and to the extent reasonably practicable, the existing provisions, requirements and all related calculations and thresholds hereunder shall continue to be calculated as if no such change had occurred.
Upon the Borrower and the Agent agreeing on such amendments, the Borrower and the consenting Lenders shall enter into documentation to amend the provisions hereof to give effect to such agreement and to make all other adjustments incidental thereto. The parties hereto agree that such amendment shall require the consent of the Majority Lenders, such consent not to be unreasonably withheld, notwithstanding anything to the contrary set out herein.
1.18Schedules.
The following are the Schedules which form part of this Agreement: Schedule A:    Definitions
Schedule B:    Commitments
Schedule C:    Form of Environmental Certificate Schedule D:    Form of Compliance Certificate Schedule E:    Form of Assignment Agreement Schedule F:    Form of Notice of Borrowing
Schedule G:    Form of Notice of Rollover or Notice of Conversion or Notice of Repayment
Schedule H:    Borrower and Subsidiary Information Schedule I    Form of Oil and Gas Ownership Certificate Schedule J:    Form of Request for Offer of Extension Schedule K    Form of Increase Request
1.19Interest Rates; Benchmark Notification.
The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event in respect of any Benchmark, Section 8.4 provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including the Canadian Prime Rate, U.S. Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate,

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Adjusted Term SOFR, Term SOFR, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA

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or Adjusted Daily Compounded CORRA) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Canadian Prime Rate, U.S. Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, SOFR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA or any other Benchmark (or any component thereof) prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its discretion, acting reasonably, to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof or any other Benchmark, in each case pursuant to and in accordance with the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.20Amendment and Restatement of Existing Credit Agreement.
(a)It is acknowledged and agreed by the Parties that on the Amendment and Restatement Date:
(i)the Existing Credit Agreement is hereby amended and restated in the form of this Agreement;
(ii)all indebtedness and liabilities of the Borrower to the Lenders and the Agent under the Existing Credit Agreement, including all “Advances” (as defined in the Existing Credit Agreement), shall be construed as indebtedness and liabilities of the Borrower to the Lenders and the Agent under this Agreement;
(iii)all “Advances” under the “Operating Facility” (as defined in the Existing Credit Agreement) shall be deemed to be Advances under the Operating Facility and all “Advances” under the “Syndicated Facility” (as defined in the Existing Credit Agreement) shall be deemed to be Advances under the Syndicated Facility;
(iv)all such “Advances” shall be continuing in all respects, and this Agreement shall not be deemed to evidence or result in a novation thereof;

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(v)this Agreement shall amend and restate the Existing Credit Agreement (and, for certainty, not be a novation of the Existing Credit Agreement).
(b)All references to the “Credit Agreement” or similar references contained in the Loan Documents delivered prior to the effectiveness of this Agreement in connection or under the Existing Credit Agreement shall be references to this Agreement without further amendment to those documents.
(c)The Borrower confirms that each Loan Document, and each other document entered into in connection therewith and deliverable made thereunder, including without limitation any delivered under the Existing Credit Agreement, remains in full force and effect and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided in this Agreement.
ARTICLE 2 CONDITIONS PRECEDENT
1.1Conditions Precedent to Amendment and Restatement.
This Agreement will become effective upon satisfaction of the following conditions (unless waived in writing by all of the Lenders):
(a)the receipt, where applicable, by the Agent, for and on behalf of the Lenders, of the following documents each fully executed (as applicable) and in full force and effect, and in form and substance satisfactory to the Lenders, acting reasonably:
(i)this Agreement;
(ii)Closing Certificates from each Loan Party, including all attachments thereto;
(iii)a recently dated certificate of status or other similar type of evidence for the governing jurisdiction of each Loan Party;
(iv)the Security (or, to the extent delivered, an acknowledgement and confirmation thereof, which, on the Amendment and Restatement Date, shall be satisfied by Section 4.9), and evidence of the registration, filing and recording of the Security in the Alberta Personal Property Registry and each other registry deemed necessary or desirable by the Agent, acting reasonably;
(v)evidence that the Loan Parties’ have in full force and effect such policies of insurance in such amounts issued by such insurers of recognized standing covering the property of the Borrower as required by Section 12.1(g), together with an insurance certificate from the Borrower’s insurance broker showing the Agent as first-loss payee and additional insured, as its interests may appear;

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(vi)the Closing Opinion; and
(vii)satisfactory personal property registry and Bank Act (Canada) Lien searches or similar evidence from each applicable jurisdiction confirming no registered Liens against the Loan Parties other than in respect of Permitted Encumbrances;
(b)the Loan Parties shall have received all applicable board, independent committee and shareholder approvals and consents required for the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, and the Borrower shall have certified same in its Closing Certificate;
(c)all fees and expenses which are payable by the Borrower to the Agent and the Lenders, as the case may be, in connection with the Credit Facilities on or prior to the Amendment and Restatement Date, including, as set forth in the Fee Letter have been paid or are subject to arrangements for payment which are satisfactory to the Agent;
(d)no event shall have occurred since June 30, 2025 that has or would reasonably be expected to have a material adverse effect on the Borrower’s business or assets, or on its ability to meet its obligations to the Lenders; and the Borrower shall have certified the same in its Closing Certificate, and the Lenders shall not have become aware of any fact which the Lenders shall determine has or would reasonably be expected to have such a Material Adverse Effect;
(e)each of the representations and warranties set out in Section 11.1 shall be true and correct and the Borrower shall have certified the same in its Closing Certificate; and
(f)each Lender’s satisfaction with all information, including supporting documentation and other evidence, requested by any Lender or the Agent pursuant to Section 17.11 or other anti-money laundering rules and regulations information and “know your client” information.
ARTICLE 3 CREDIT FACILITIES
1.1Credit Facilities.
Subject to the terms and conditions hereof and effective on the Amendment and Restatement Date:
(a)Syndicated Facility. Subject to the terms and conditions hereof and effective on the Amendment and Restatement Date, the Lenders hereby establish the Syndicated Facility in favour of the Borrower. Accommodations under the Syndicated Facility may be drawn down, repaid and redrawn from time-to-time by the Borrower at any time prior to the Termination Date in Canadian Dollars or

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the Canadian Dollar Exchange Equivalent thereof in U.S. Dollars, or any combination thereof, to a

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maximum of the Syndicated Facility Commitment Amount. Each Lender’s initial Individual Syndicated Facility Commitment Amount is set out in Schedule B.
(b)Operating Facility. Subject to the terms and conditions hereof and effective on the Amendment and Restatement Date, the Operating Lender hereby establishes the Operating Facility in favour of the Borrower. Accommodations under the Operating Facility may be drawn down, repaid and redrawn from time-to-time by the Borrower prior to the Termination Date in Canadian Dollars or the Canadian Dollar Exchange Equivalent thereof in U.S. Dollars, or any combination thereof, to a maximum of the Operating Facility Commitment Amount.
(c)Borrowing Base. Subject to Section 3.4(c), the Aggregate Principal Amount under the Credit Facilities shall at no time exceed the lesser of the Commitment Amount and the Borrowing Base.
(d)Mastercard Facility. The Agent shall, in addition to the Credit Facilities, be entitled to make available to the Loan Parties, or any of them, MasterCard facilities (the “Mastercard Facilities”) on such terms and conditions, in such amounts and pursuant to such agreements as the Agent agrees to from time-to-time, provided that such MasterCard Facilities shall not exceed the Canadian Dollar Exchange Equivalent in Canadian Dollars of $50,000.
1.2Extension of Termination Date.
(a)Notice by Borrower.
(i)The Borrower may, provided no Borrowing Base Shortfall, Default or Event of Default has occurred and is continuing, request an extension of the then current Termination Date of the Credit Facilities (an “Extension”) in respect of each Lender at any time from time-to-time, but not more than once in any calendar year, provided that following the granting of such Extension, the term to maturity of the Credit Facilities shall not exceed 2 years. Such request shall be made by the Borrower by delivering to the Agent an executed Request for Offer of Extension.
(ii)Within 2 Banking Days after receipt thereof, the Agent shall notify the Lenders of such Request for Offer of Extension. Following receipt thereof, each Lender shall notify the Agent and the Borrower as to whether or not it agrees (in its sole discretion) to such request no later than 30 days thereafter (or such other later date as may be agreed to by the Borrower and the Majority Lenders) (the “Notification Date”); provided that, if a Lender does not so notify the Agent and the Borrower on or prior to the Notification Date, such Lender shall be deemed to have elected not to agree to such Request for Offer of Extension.
(b)Agreeing and Non-Agreeing Lenders. Each Lender may in its sole discretion, pursuant to a Request for Offer of Extension, elect to extend the current

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Termination Date of the Credit Facilities with respect to its Individual Commitment

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Amount, subject however to such conditions and amendments respecting the Credit Facilities, if any, as the Lenders agree and which are acceptable to the Borrower. Each Lender which grants an Extension is referred to herein as an “Agreeing Lender”, and each Lender which elects not to grant an Extension, or fails to make such election within the period prescribed by Section 3.2(a) above, is referred to herein as a “Non-Agreeing Lender”.
(c)No Extension. No Extension shall occur unless those Lenders who wish to grant an Extension pursuant to a Request for Offer of Extension represent at least 66 2/3% of the aggregate Individual Commitment Amounts of all Lenders from whom an Extension has been requested. If no Extension occurs, the then current Termination Date of the Lenders who are not already Non-Agreeing Lenders will, subject to Section 3.4(e), continue for each such Lender and each such Lender’s Individual Commitment Amount will remain available for Drawdown hereunder until the Termination Date; provided that the Borrower may again make a Request for Offer of Extension during the following calendar year in accordance with Section 3.2(a).
(d)Extension Notice. Promptly after the Notification Date, the Agent will notify the Borrower of the decision of the applicable Lenders with respect to their Request for Offer of Extension (the “Extension Notice”). The Extension Notice will identify the Agreeing Lenders and Non-Agreeing Lenders, and a list of the conditions or amendments, if any, respecting the Credit Facilities as the Lenders have agreed upon as a condition to the granting of the Extension. The Borrower will, within 20 days of receipt of the Extension Notice from the Agent (or such other period of time as may be agreed to by the Borrower and the Majority Lenders), notify the Agent as to its acceptance or rejection of the conditions or amendments, if any, stipulated by the Lenders therein. If the Borrower accepts all such conditions or amendments requested by the Agreeing Lenders as aforesaid, the Termination Date with respect to the Agreeing Lenders will be deemed to have been extended for the period of time set out in the Extension Notice, and, subject to Section 3.2(e), the Termination Date with respect to the Non-Agreeing Lenders shall not be extended. If the Borrower notifies the Agent that it does not accept such conditions or amendments or it fails to notify the Agent within the time provided above for acceptance, the Termination Date will not be extended as herein provided and will continue until the then current Termination Date with each Lender’s Individual Commitment Amount remaining available for Drawdown until the then current Termination Date; provided that the Borrower may again make a Request for Offer of Extension during the following calendar year in accordance with Section 3.2(a).
(e)Replacement of Non-Agreeing Lender. Notwithstanding anything else set forth herein and provided that Lenders representing more than 66 2/3% of the aggregate Individual Commitment Amounts of all Lenders from whom an Extension has been requested have elected to grant an Extension, the Borrower will be entitled to exercise one of the following options, with respect to any Lender who has

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become a Non-Agreeing Lender, prior to the Termination Date applicable to such Non- Agreeing Lender (and provided that if there is more than one Non-Agreeing Lender, each such Non-Agreeing Lender is replaced in accordance with this Section 3.2(e)):

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(i)so long as no Borrowing Base Shortfall or Event of Default exists at the time and if after giving effect to the repayment described below, the Aggregate Principal Amount would remain less than the Commitment Amount at such time, the Borrower may repay in full the Aggregate Principal Amount owing to such Non-Agreeing Lender, together with all accrued but unpaid interest and fees thereon and any expenses, breakage and other costs determined in accordance with Section 8.2 and including cash collateralization in full of any contingent obligations in respect of any outstanding Letters of Credit if the Non-Agreeing Lender is the Operating Lender, and upon such payment such Non-Agreeing Lender’s Individual Commitment Amount will be permanently cancelled in accordance herewith; or
(ii)the Borrower may replace each Non-Agreeing Lender with one or more financial institutions (which may be one or more of the Lenders) who purchase such Lender’s entire Individual Commitment Amount in accordance with Section 15.2.
(f)Different Termination Dates. If, at any time, there are Syndicated Facility Lenders with different Termination Dates, all Syndicated Facility Lenders will share in Advances under the Syndicated Facility made hereunder based on their respective Rateable Portions thereof except to the extent the particular Advance under the Syndicated Facility requested has a Maturity Date after the Termination Date of a Syndicated Facility Lender, in which case only those Syndicated Facility Lenders with a Termination Date later than the Maturity Date of the requested Advance will be required to participate in providing such Advance and the Borrower may request a similar Advance, to the extent permitted hereunder, from the other Syndicated Facility Lenders with a Maturity Date occurring on or before the Termination Date of such Syndicated Facility Lenders. Each such determination by the Agent shall be prima facie, evidence of such Syndicated Facility Lender’s Rateable Portion.
1.3Maturity Date.
The Borrower will not be entitled to request an Advance from a Syndicated Facility Lender which has a Maturity Date after the Termination Date applicable to such Syndicated Facility Lender. The Borrower will not be entitled to request an Advance from the Operating Lender which has a Maturity Date after the Termination Date.
1.4Repayment.
(a)Syndicated Facility.
(i)Prior to the Termination Date, the Borrower may borrow, repay and re- borrow Advances under the Syndicated Facility, subject to Sections 3.1(a) and 5.7.

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(ii)With respect to the Syndicated Facility Lenders, the Aggregate Principal Amount of the Syndicated Facility on the Termination Date applicable to

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such Syndicated Facility Lenders will be repayable by the Borrower in one balloon principal payment, together with all accrued and unpaid interest and fees thereon, and all other Obligations owing to such Syndicated Facility Lenders under the Syndicated Facility, on the Termination Date applicable to such Syndicated Facility Lenders.
(b)Operating Facility.
(i)Prior to the Termination Date, the Borrower may borrow, repay and re- borrow Advances under the Operating Facility, subject to Sections 3.1(b),
3.2 and 5.7.
(ii)The Aggregate Principal Amount under the Operating Facility on the Termination Date applicable to the Operating Lender, together with all accrued and unpaid interest and fees thereon, and all other Obligations owing to the Operating Lender in connection therewith, will be repayable by the Borrower in one balloon principal payment, together with all accrued and unpaid interest and fees thereon, on the Termination Date.
(c)Borrowing Base Shortfall. If at any time there occurs a Borrowing Base Shortfall, the Agent shall deliver to the Borrower a notice setting out the amount of the Borrowing Base Shortfall (the “Shortfall Notice”). Upon receipt of the Shortfall Notice, the Borrower will do one of the following or a combination thereof, (A) immediately, in the case of a re-determination relating to a disposition of assets and
(B) in all other cases, within 60 days after receipt of the Shortfall Notice:
(i)reduce the Obligations under the Credit Facilities by the amount of the Borrowing Base Shortfall, with the proceeds of such reduction to be paid to the Syndicated Facility Lenders and the Operating Lender on a pro rata basis based on the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount of each such Credit Facility;
(ii)eliminate the Borrowing Base Shortfall by providing in favour of the Agent for and on behalf of the Lenders and the Swap Lenders additional security, such security to be in form and substance acceptable to the Lenders, in their sole discretion, to be delivered by the Borrower to the Agent for and on behalf of the Lenders; or
(iii)eliminate the Borrowing Base Shortfall by such other means as are acceptable to the Lenders, including adding additional P&NG Rights acceptable to the Lenders, in their sole discretion (provided that any additional oil and gas assets offered as security will be evaluated by each Lender in accordance with its normal oil and gas evaluation parameters for a loan of this nature) to the Borrowing Base Properties or by making a prepayment in accordance with Section 3.5.

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If the Borrowing Base Shortfall is not eliminated as required above within the requisite period prescribed above, such failure shall be an Event of Default for the purposes of this Agreement at the end of such prescribed period.
Notwithstanding the foregoing provisions of this Section 3.4(c), nothing herein contained will affect or modify the rights of the Lenders under the Loan Documents or the obligations of the Borrower thereunder.
(d)Effect of Borrowing Base Shortfall. If a Shortfall Notice is given, then unless and until the Borrowing Base Shortfall is eliminated as required by Section 3.4(c), the Borrower will:
(i)not request Advances under any Credit Facility, except for the Rollover or Conversion of a then-maturing Advance, provided the Maturity Date of such maturing Advances following their Conversion or Rollover, as the case may be, does not exceed the earlier of:
(A)one month from such date; and
(B)the date which is 60 days after delivery of the Shortfall Notice;
(ii)not dispose or permit the disposition of any Borrowing Base Property except pursuant to paragraphs (a), (c) and (d) of the definition of “Permitted Dispositions” or as otherwise agreed to by the Majority Lenders; and
(iii)pay the increased compensation required under Section 3.8(d).
If the Borrowing Base Shortfall is eliminated, then the Borrower will no longer be subject to the restrictions and obligations imposed in this Section 3.4(d).
(e)Termination Date. With respect to each Lender under each Credit Facility, the remaining Aggregate Principal Amount owing to such Lender under each Credit Facility will be repayable by the Borrower in one principal repayment on the Termination Date of such Lender (subject to the cash collateralization of Letters of Credit as required by Section 9.1(e)), together with all accrued and unpaid interest and fees thereon and all other Obligations owing to such Lender under each such Credit Facility, as applicable.
(f)Payments to Agent. All payments of the Obligations of the Borrower to the Lenders under the Syndicated Facility will be made by the Borrower to the Agent for the account of the applicable Lenders, and, except to the extent otherwise provided herein, in accordance with each such Lender’s Rateable Portions in such Credit Facility. All payments of the Obligations of the Borrower to the Operating Lender under the Operating Facility will be made to the Operating Lender. Any payment received by the Agent or the Operating Lender after 1:00 p.m. (Montreal

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time) shall be deemed, for all purposes, to have been received by the Agent or the Operating Lender, as applicable, on the next Banking Day.

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1.5Prepayment and Cancellation.
With the same notice required under Section 5.2, the Borrower may at any time prepay (in minimum amounts of Cdn. $1,000,000 or U.S. $1,000,000, as applicable, under the Syndicated Facility and Cdn. $100,000 or U.S. $100,000, as applicable, under the Operating Facility and, in either case, in multiples of Cdn. $100,000 or U.S. $100,000, as applicable, under the Syndicated Facility, and Cdn. $50,000 or U.S. $50,000, as applicable, under the Operating Facility, for any amount in excess thereof) without premium, bonus or penalty, any or all of the Aggregate Principal Amount, except that (a) Benchmark Loans may only be paid prior to their respective Maturity Date in accordance with Section 8.2, and (b) a Letter of Credit may only be prepaid if such Letter of Credit is returned to the Operating Lender for cancellation or collateralized in accordance with Section 9.1(e), provided that except no such minimums shall apply to the repayment of Canadian Dollar overdraft or U.S. Dollar overdraft Advances under the Operating Facility. At any time, the Borrower may also, upon the Borrower giving the Agent not less than three (3) Banking Days prior notice, cancel (in minimum amounts of Cdn. $1,000,000 or U.S. $1,000,000, as applicable, and in multiples of Cdn. $100,000 or U.S. $100,000, as applicable, for any amount in excess thereof, or the remainder of such Commitment Amount, if lesser) any undrawn portion of the Commitment Amount, including any undrawn portion resulting from a prepayment. Any prepayment or cancellation in respect of a Credit Facility will be made, except to the extent otherwise provided herein, pro rata to all Lenders under such Credit Facility on the basis of each Lender’s Rateable Portion.
1.6Use of Proceeds.
Subject to Sections 12.3(n), 12.3(p), 12.3(q) and 12.3(r), the Borrower will be entitled to use the proceeds of the Credit Facilities for general corporate purposes including for the exploration, development, production or acquisition of domestic oil and natural gas reserves in Western Canada.
1.7Types of Accommodation.
(a)Syndicated Facility. The Borrower may from time-to-time obtain Advances under the Syndicated Facility by way of:
(i)Canadian Prime Rate Loans, in principal amounts of not less than Cdn.
$1,000,000 and in multiples of Cdn. $100,000 for any amounts in excess thereof;
(ii)U.S. Base Rate Loans, in principal amounts of not less than U.S. $1,000,000 and in multiples of U.S. $100,000 for any amounts in excess thereof;
(iii)CORRA Loans, subject to Section 8.1; and
(iv)SOFR Loans, subject to Section 8.1.

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(b)Operating Facility. The Borrower may from time-to-time obtain Advances under the Operating Facility by way of:

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(i)overdraft borrowings in Canadian Dollars or US Dollars;
(ii)Canadian Prime Rate Loans, in principal amounts of not less than Cdn.
$100,000 and in multiples of Cdn. $50,000 for any amounts in excess thereof;
(iii)U.S. Base Rate Loans, in principal amounts of not less than U.S. $100,000 and in multiples of U.S. $50,000 for any amounts in excess thereof;
(iv)CORRA Loans, subject to Section 8.1;
(v)SOFR Loans, subject to Section 8.1; and
(vi)Letters of Credit subject to Article 9.
1.8Interest, Fees and Expenses.
(a)Interest and Fees. Interest and fees payable by the Borrower under the Credit Facilities will be payable in the following manner:
(i)subject to Section 3.8(d), each Canadian Prime Rate Loan drawn under any Credit Facility and each overdraft borrowing in Canadian Dollars under the Operating Facility will bear interest at a variable rate of interest per annum equal to the Canadian Prime Rate plus the applicable per annum margin indicated in the Pricing Table;
(ii)each U.S. Base Rate Loan drawn under any Credit Facility and each U.S. Dollar overdraft borrowing under the Operating Facility will bear interest at a variable rate of interest per annum equal to the U.S. Base Rate plus the applicable per annum margin indicated in the Pricing Table;
(iii)each Term CORRA Loan drawn under the Credit Facilities will bear interest at a rate per annum equal to Adjusted Term CORRA plus the applicable per annum margin indicated in the Pricing Table;
(iv)each Daily Compounded CORRA Loan drawn under the Credit Facilities will bear interest at a rate per annum equal to Adjusted Daily Compounded CORRA plus the applicable per annum margin indicated in the Pricing Table;
(v)each SOFR Loan drawn under the Credit Facilities will bear interest at a rate per annum equal to Adjusted Term SOFR plus the applicable per annum margin indicated in the Pricing Table, subject to Section 7.2(d);
(vi)the Borrower will pay to the Operating Lender an issuance or renewal fee (the “Letter of Credit Issuance Fee”) in respect of each Letter of Credit issued hereunder at the applicable rate per annum indicated in the Pricing

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Table in accordance with Section 7.3, together with all other customary administrative charges in respect thereof;
(vii)the standby fee payable by the Borrower as set forth in Section 3.8(f) will be calculated based upon the applicable standby fee rate per annum indicated in the Pricing Table below with respect to each Credit Facility; and
(viii)The following table is referred to in this Agreement as the “Pricing Table”:

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Net    Debt    to

Pricing Table

Canadian Prime Rate/U.S.    Base

CORRA Loan Margin / SOFR Loan Margin / Letter of Credit Issuance Fee

Standby

Level	EBITDA Ratio	Rate Margin	(Financial LCs)*	Fee
I	☐ 0.50:1	200 bps	300 bps	75.00 bps
II	> 0.50:1 ☐1.00:1	225 bps	325 bps	81.25 bps
III	> 1.00:1 ☐ 1.50:1	250 bps	350 bps	87.50 bps
IV	> 1.50:1 ☐ 2.00:1	275 bps	375 bps	93.75 bps
V	> 2.00:1 ☐ 2.50:1	325 bps	425 bps	106.25 bps
VI	> 2.50:1 ☐ 3.00:1	350 bps	450 bps	112.50 bps
VII	> 3.00:1	400 bps	500 bps	125.00 bps
* Performance LCs will be issued at 66⅔% of the applicable Letter of Credit Issuance Fee stated in the Pricing Table to be applicable to Financial LCs.

(b)Changes in Rates due to Change in Ratio. For the purposes hereof, the effective date on which any change in interest rates or standby fees occurs will be the day that is 3 Banking Days after the Borrower delivers a Compliance Certificate as required hereunder which evidences a change in the Net Debt to Consolidated EBITDA Ratio that would result in a change in the level set out in the Pricing Table; provided that if such Compliance Certificate is not so delivered when required, then the applicable interest rates and fees shall be those set forth in the highest level set forth in the Pricing Table effective as of the date such Compliance Certificate was otherwise due, such pricing to be effective until the first day following the date that such overdue Compliance Certificate is delivered (and notwithstanding the Default arising from such failure). Any increase or decrease in the interest rates on Benchmark Loans outstanding on the effective date of such change in the aforesaid rates and fees will apply proportionately to each such Benchmark Loan outstanding on the basis of the number of days remaining in the term to maturity thereof.

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(c)Restatement of Ratio. If the Borrower has delivered a Compliance Certificate that is subsequently found to be inaccurate in any way as a result of the Borrower’s financial results having to be restated or if the Borrower’s financial results were inaccurately reflected in the original financial results on which such Compliance Certificate was based or for any other reason and the result thereof is that the Net Debt to Consolidated EBITDA Ratio that was originally reported was lower (and the corresponding Level in the Pricing Table was lower) than it otherwise would have been in the absence of such inaccuracy or prior to such restatement, then the Borrower will, immediately upon the correction of such inaccuracy or upon such restatement, pay to the Agent for the benefit of the applicable Lenders an amount equal to the interest, Letter of Credit Issuance Fees and standby fees that the Lenders should have received, but did not receive, over the applicable period had the Net Debt to Consolidated EBITDA Ratio, and the underlying components thereof, been reported correctly in the first instance.
(d)Borrowing Base Shortfall or Event of Default. Effective upon the occurrence and during the continuance of a Borrowing Base Shortfall or an Event of Default (the “Pricing Change Effective Date”), the interest rates then applicable to Canadian Prime Rate Loans, Benchmark Loans, U.S. Base Rate Loans and Letter of Credit Issuance Fees will each increase by 200 Basis Points per annum and such increase will remain in effect for as long as a Borrowing Base Shortfall or Event of Default subsists. An increase in interest rates and Letter of Credit Issuance Fees as aforesaid arising from a Borrowing Base Shortfall or an Event of Default applies to all outstanding Advances under the Credit Facilities and will on the Pricing Change Effective Date apply proportionately to each Benchmark Loan and Letter of Credit outstanding at such time on the basis of the number of days remaining in the term to maturity of each such Advance. The Borrower will pay to the Lenders any resulting increase in Letter of Credit Issuance Fees on or prior to the third Banking Day following the Pricing Change Effective Date. In the event that the Event of Default or Borrowing Base Shortfall no longer subsists, and the Borrower has paid in advance the increased Letter of Credit Issuance Fees for the term to maturity of a Letter of Credit, the Lenders will repay such amounts to the Borrower promptly after such Borrowing Base Shortfall or Event of Default no longer exists.
(e)Agency Fee. The Borrower will pay to the Agent as consideration for acting as administrative agent a fee as set forth in a fee letter between the Agent and the Borrower.
(f)Standby Fee. The Borrower will, effective from and including the Amendment and Restatement Date, pay to the Agent for the benefit of the Lender or Lenders under each such Credit Facility, a standby fee in Canadian Dollars from time-to-time equal to the Basis Points set forth in the pricing table above, calculated on the basis of a 365 or 366 day year, as applicable, multiplied by (i) in respect of the Syndicated Facility, the Syndicated Facility Commitment Amount less the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount of the Syndicated Facility; and (ii) in respect of the Operating Facility, the Operating

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Facility Commitment Amount less the Canadian Dollar Exchange Equivalent of the

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Aggregate Principal Amount of the Operating Facility. The standby fee will be calculated daily and will be payable monthly in arrears on the first Banking Day of each calendar month for the previous calendar month. Standby fees will be distributed to each Lender on the unused portion of the Individual Commitment Amount of each Lender.
(g)Expenses. The Borrower will pay or reimburse the Agent and the Lenders, as applicable, for their out-of-pocket expenses, including:
(i)reasonable legal fees and disbursements (on a solicitor and his own client full indemnity basis);
(ii)the reasonable fees incurred in connection with the engagement of a financial advisor to the Agent and the Lenders after the occurrence of one or more of a Default or an Event of Default or Material Adverse Effect; and
(iii)all enforcement costs incurred by the Agent and the Lenders, as applicable, in each case, incurred in connection with the establishment and initial syndication of the Credit Facilities and the negotiation, preparation, execution and maintenance of the Loan Documents and the enforcement of their rights and remedies under the Loan Documents.
1.9Borrowing Base.
(a)Borrowing Base. The Borrowing Base is, as of the Amendment and Restatement Date, $100,000,000, provided that, in any event, each Credit Facility is made available by the applicable Lenders in accordance with their then-applicable Individual Commitment Amount, as set forth in Schedule B from time-to-time.
(b)Setting of Borrowing Base.
(i)Prior to the Termination Date, a determination of the Borrowing Base will occur semi-annually on or before April 30, based on an independent engineering reserve report dated as of December 31 of the previous calendar year and which report is to be provided by March 31 of each year, and October 31, based upon an update to the annual independent engineering report effective as of August 31 of each year and which update is to be provided by September 30 of each year and prepared by the internal engineering staff of the Borrower, in each year any of the Credit Facilities remain available to the Borrower or any Obligations remain outstanding (in any such case, the “Scheduled Borrowing Base Date”). The first Scheduled Borrowing Base Date after the Amendment and Restatement Date will take place on or before April 30, 2026.

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(ii)In addition to each redetermination of the Borrowing Base on each Scheduled Borrowing Base Date:

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(A)the Majority Lenders may cause a re-determination of the Borrowing Base at any time (I) if a Material Adverse Effect has occurred, (II) if the amounts received by Loan Parties from all Hedge Monetizations since the last Borrowing Base Determination exceeds the Threshold Amount or (III) not more than once during any calendar year, if the Majority Lenders, acting reasonably, require a redetermination in their discretion (in which case the Agent shall notify the Borrower accordingly);
(B)if the Borrower or any of its Subsidiaries, or any of the ARO Assets, become subject to an Abandonment/Reclamation Order where the Borrower or such Subsidiary’s proportionate share (based on the applicable title and operating documents in respect of such well, facility or pipeline) of the aggregate estimated cost to comply with all such outstanding orders exceeds 200% of the Threshold Amount, then, in either case, unless waived by all Lenders, the Lenders will re-determine the Borrowing Base in accordance with this Section 3.9(b) within 45 days after the Agent has received notice of such Borrower or Subsidiary’s receipt of such Abandonment/Reclamation Order (provided that the Borrower shall provide the Lenders with a reasonable and factually supportable estimate of such costs within 15 Banking Days of its receipt of the applicable order and shall deliver to the Lenders all such relevant information related to such estimate as may be reasonably required by the Lenders, which estimate shall be certified by the president, chief executive officer, chief operating officer, chief financial officer or vice president, finance of the Borrower, and the Majority Lenders, acting reasonably and in good faith, must approve such estimate); and
(C)the Majority Lenders shall cause a re-determination of the Borrowing Base if requested by the Borrower pursuant to Section 3.9(e) (each of the scheduled and additional Borrowing Base determinations noted above are referred to herein as a “Borrowing Base Determination”).
(c)Determination of Borrowing Base. The Lenders shall make each Borrowing Base Determination in consultation with each other, and any such Borrowing Base Determination will require the unanimous consent of all of the Lenders. Each Lender, in making its determination of the Borrowing Base value in connection with a Borrowing Base Determination, will act in accordance with its usual and customary practices for revolving loans of this nature. If the Lenders are unable to agree on the Borrowing Base Determination on or before the applicable Scheduled Borrowing Base Date or other applicable Borrowing Base Determination date set out herein, the Borrowing Base Determination shall be determined to be the lowest Borrowing Base value proposed by a Lender or

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Lenders, subject to any adjustment required pursuant to Section 16.7. The Borrower will cooperate in all respects in

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providing the Agent, in a timely manner and for the benefit of the Lenders, with such information as may be reasonably required or requested by the Lenders to assist in determining the Borrowing Base within the time periods required hereunder. To assist the Lenders in a determination of the Borrowing Base, the Borrower will, while any Credit Facility remains available to the Borrower, provide the Agent for the benefit of the Lenders, with the materials and documents set forth in Section 12.2(d).
(d)Notification of Borrowing Base. The Agent shall within 5 Banking Days of any Borrowing Base Determination advise the Borrower of the Borrowing Base value and, in the event that Borrowing Base Determination was not unanimously consented to by the Lenders and was determined to be the lowest Borrowing Base value proposed by a Lender or Lenders, the Agent shall advise the Borrower as to which Lender(s) had the lowest Borrowing Base (the “Non-Conforming Borrowing Base Lender”). The Borrowing Base shall be effective immediately upon notice thereof to the Borrower and any resulting adjustment of the Commitment Amount shall occur automatically. The Borrowing Base will remain in effect until the next Borrowing Base Determination is made as required or permitted herein.
(e)Borrower May Request Redetermination. The Borrower may (i) at any time in connection with an acquisition of assets where the lending value thereof is reasonably expected to exceed the Threshold Amount, or (ii) at any time but not more than once between scheduled Borrowing Base Determinations, request a redetermination of the Borrowing Base. Upon such request, the Borrowing Base will be redetermined as soon as reasonably practicable, provided that the Borrower has made available to the Agent, for the benefit of the Lenders, the current information which, in the opinion of the Majority Lenders, acting reasonably, is required to perform such redetermination. The Borrowing Base will be adjusted effective on the date specified in the notice of same given by the Agent to the Borrower. In connection with any such redetermination, the Agent on behalf of the Lenders will be entitled to charge the Borrower a reasonable “work fee” to be agreed upon between the Borrower and the Agent.
1.10Swap Facilities.
Subject to Sections 12.3(c), 12.3(d), 12.3(e) and 12.3(f), each Lender may enter into Swap Documents with a Loan Party; provided that all Swap Indebtedness ranks at all times pari passu with the Lender Secured Obligations.
1.11Increase in Commitment
(a)Provided no Default or Event of Default has occurred and is continuing, or would result therefrom, at any time and from time to time, the Borrower may, by delivering an Increase Request to the Agent, request one or more increases to the amount of the Syndicated Facility Commitment Amount (each an “Increase”).

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Each Increase may not be less than Cdn. $1,000,000 and the Commitment Amount after any Increase may not exceed the then current Borrowing Base.
(b)Each Increase Request will be delivered at least 20 Banking Days before the date of the requested Increase and will specify the requested principal amount of such Increase and the requested date of such Increase.
(c)Each Lender may, at its option, provide its Rateable Portion of the requested Increase. Any Lender consenting to provide its Rateable Portion of the Increase shall so notify the Agent within 10 Banking Days of the Increase Request and, upon delivery of such consent to the Agent, will be deemed to have committed to increase its respective Individual Syndicated Facility Commitment Amount accordingly. Any Lender which does not advise the Borrower and the Agent, within 10 Banking Days of an Increase Request, that such Lender will provide its Rateable Portion of the requested Increase will be deemed to have declined to provide its Rateable Portion thereof. Not more than three Banking Days following (i) the last day for receipt by the Agent of such notices; or (ii) if all such Lenders have provided such notice, the day on which the last of such notices has been received by the Agent, the Agent will advise each Lender and the Borrower which Lenders have agreed to provide their Rateable Portion of the Increase and which Lenders have declined to provide their Rateable Portion of the Increase, and the amount of such Rateable Portion so agreed or declined by each such Lender (the “Allocation Notice”).
(d)Each Lender agreeing to provide its Rateable Portion of the Increase may offer to acquire all or any portion of the requested Increase that has not yet been allocated to a Lender (the “Unallocated Portion”) by giving written notice to the Agent of the portion of the Unallocated Portion which such Lender is prepared to acquire. Such notice will be given not more than five Banking Days following receipt by such Lender of the Allocation Notice. By delivering such notice, each such Lender will be deemed to have committed to increase its respective Individual Syndicated Facility Commitment Amount accordingly. If more than one such Lender gives notice to the Agent that it wishes to acquire all or a portion of the Unallocated Portion (each such Lender, an “Additional Offer Lender”) and the amount of such Unallocated Portion which all such Additional Offer Lenders wish to acquire exceeds the amount of the Unallocated Portion, each such Additional Offer Lender will be deemed to have offered to acquire its Rateable Portion (determined on a pro rata basis by the Agent according to the respective amounts such Lenders have indicated that they wish to acquire of the Unallocated Portion, rounded to the nearest Cdn. $500,000). The Agent will give written notice to the Borrower, within two Banking Days following the expiry of the time for such Lenders to give notice of their intention to acquire pursuant to this Section 3.11(d), of any Lender agreeing to acquire all or a portion of the Unallocated Portion.

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(e)If the Lenders have not offered to acquire all of the Unallocated Portion, then the Borrower may arrange for one or more other financial institutions (each a “Substitute Lender”) to offer to acquire the balance of the Unallocated Portion, subject to the following conditions:

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(i)each Substitute Lender being satisfactory to the Agent; and
(ii)each Substitute Lender having delivered to the Agent an instrument in writing agreeing to be bound by the terms of this Agreement as a Lender.
(f)Notwithstanding anything to the contrary in this Agreement, no Lender will have any obligation to participate in any requested Increase unless it agrees to do so in its sole discretion.
(g)Any increase in the Individual Syndicated Facility Commitment Amount pursuant to an Increase Request will be subject to satisfaction by the Borrower of the following conditions precedent:
(i)delivery to the Agent of such officer’s certificates, directors’ resolutions or equivalents and legal opinions, and the making of such registrations or filings, as the Agent may reasonably require;
(ii)payment by the Borrower to each Lender whose Individual Syndicated Facility Commitment Amount has increased pursuant to this Section 3.11 of a commitment fee on the amount of such increase at a rate to be negotiated by the Borrower and the Agent which is satisfactory to the Lenders; and
(iii)satisfaction of such additional conditions as the Agent may reasonably require.
(h)If an Increase is to be made pursuant to this Section 3.11, the Agent will forthwith prepare and deliver to the Borrower and each Lender a new Schedule A setting forth the Individual Syndicated Facility Commitment Amount of the Lenders following the Increase. On the Banking Day following delivery of such new Schedule A, upon confirmation of the satisfaction of the foregoing conditions, such new Schedule A and the revised Individual Syndicated Facility Commitment Amount of the Lenders set forth therein will become effective.
ARTICLE 4 SECURITY
1.1Security.
The present and future Lender Secured Obligations of the Borrower and each other Loan Party to the Agent and the other Lender Secured Parties, howsoever arising or incurred, will be secured by the following, each in form satisfactory to the Agent acting reasonably (collectively, the “Security”):
(a)a demand debenture initially in the amount of Cdn. $400,000,000 (as such amount may be increased from time-to-time as agreed to by the Borrower and the Agent) from each Loan Party to be registered in all appropriate jurisdictions, as each such

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debenture may be amended, restated, supplemented or otherwise modified from time-to-time;
(b)a guarantee (or a joinder thereto) from each Loan Party other than the Borrower in favour of the Agent with respect to the Lender Secured Obligations of the other Loan Parties, provided the Borrower shall provide a guarantee as a condition to any other Loan Party incurring any Lender Secured Obligations;
(c)in the event that any of the Permitted Junior Debt or Permitted Refinancing Debt is secured by a second Lien over any Loan Party’s assets, property and undertaking, concurrently with the issuance of any such Permitted Junior Debt or Permitted Refinancing Debt, an Intercreditor Agreement;
(d)when requested by the Agent pursuant to Section 4.6, such documents and instruments providing a fixed Lien in accordance with Section 4.6; and
(e)such further guarantees, security agreements, deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be reasonably required by the Agent and the Lenders from time-to-time.
1.2Sharing of Security.
The Borrower and the Lenders agree and acknowledge that the Security is being shared equally among the Lender Secured Parties to secure the Lender Secured Obligations on a pari passu basis and that the Agent will hold the Security for the benefit of the Lender Secured Parties hereunder. For purposes of the above sentence, “pari passu basis” means:
(a)with respect to the Lenders under a Credit Facility, the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount and other Obligations under such Credit Facility relative to the Canadian Dollar Exchange Equivalent of all Lender Secured Obligations;
(b)with respect to the Swap Lenders, the Canadian Dollar Exchange Equivalent of the Permitted Swap Indebtedness relative to the Canadian Dollar Exchange Equivalent of all Lender Secured Obligations; and
(c)with respect to any Lender as it relates to the Cash Management Obligations, the Canadian Dollar Exchange Equivalent of the Cash Management Obligations owing to such Lender relative to the Canadian Dollar Exchange Equivalent of all Lender Secured Obligations.
If requested by the Lenders or any Swap Lender, the Lenders and the Swap Lenders will enter into such further agreements and assurances as may be reasonably requested to further evidence the provisions of this Section 4.2.

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1.3Exclusivity of Remedies.
Nothing herein contained or in the Security now held or hereafter acquired by or granted to the Agent and the Lenders, nor any act or omission of the Agent and the Lenders with respect to any such Security, will in any way prejudice or affect the rights, remedies or powers of the Agent and the Lenders with respect to any other security at any time held by the Agent and the Lenders.
1.4Form of Security.
(a)The Security will be in such form or forms as will be required by the Agent, acting reasonably, and will be registered in such offices in Canada or any province thereof (or any other applicable jurisdiction) as the Agent, acting reasonably, may from time-to-time require to protect the Liens created thereby, provided that the Agent will not register, except pursuant to Section 4.6, against title to the P&NG Rights.
(b)Should the Agent determine at any time and from time-to-time that the form and nature of the then existing Security is deficient in any way or does not fully provide the Lender Secured Parties with the Liens and priority to which each is entitled hereunder, the Borrower will forthwith execute and deliver or cause to be executed and delivered to the Agent, at the Borrower’s expense, such amendments to the Security or provide such new security as the Agent may reasonably request.
(c)Without limiting the generality of the foregoing, the Borrower acknowledges that the Security has been prepared based on applicable Laws and the Borrower agrees that the Agent will have the right, acting reasonably, to require that the Security be amended or supplemented: (i) to reflect any changes in applicable Laws, whether arising as a result of statutory amendments, court decisions or otherwise; (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions including, if required, pursuant to Section 4.6, a fixed charge registration in respect thereof; or (iii) if a Loan Party amalgamates with any other Person or enters into any reorganization, in each case in order to confer upon the Agent the security intended to be created hereby.
(d)The Borrower will, and will cause each other Loan Party to, do all things as may be reasonably requested by the Agent to protect and maintain the Security and the priority thereof in relation to other Persons (subject to Permitted Encumbrances).
1.5After-Acquired Property.
All property acquired by or on behalf of any Loan Party who has provided a debenture to the Agent pursuant to Section 4.1 or otherwise after the date of execution of the Security which forms part of the property of any Loan Party (hereafter collectively referred to as “After-Acquired Property”), will be subject to the Security without any further conveyance, mortgage, pledge, charge, assignment or other act on the part of the Parties. Without limiting the effect of the preceding sentence, the Borrower will, or will cause the applicable Loan Party to, from time-

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to- time execute and deliver and the Agent will register, all at the Borrower’s expense, such instruments supplemental to the Security, in form and substance satisfactory to the Agent, acting

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reasonably, as may be necessary or desirable to ensure that the Security as amended and supplemented constitutes in favour of the Lender Secured Parties an effective Lien to the extent created by the Security over such After-Acquired Property as required hereunder, subject only to Permitted Encumbrances which under applicable Law rank in priority thereto.
1.6Undertaking to Grant Fixed Charge Security.
If the Majority Lenders, acting reasonably, determine that there has been a Material Adverse Effect (which, for the purposes of this Section 4.6 may include the occurrence of a Borrowing Base Shortfall) or the Lenders otherwise consider it necessary, acting reasonably, for their adequate protection, the Borrower, at the request of the Agent, will forthwith grant or cause to be granted to the Agent for the benefit of the Lender Secured Parties, within 20 Banking Days (or such longer period as may be agreed to by the Agent) of such request, a fixed Lien (subject only to Permitted Encumbrances which under applicable Law rank in priority thereto) in such Loan Party’s property as the Agent, in its sole discretion, determines as security for the Lender Secured Obligations. In this connection, the Borrower will:
(a)provide the Agent with such information as is reasonably required by the Agent to identify the property to be charged pursuant to this Section 4.6;
(b)do all such things as are reasonably required to grant, or cause such Loan Party to grant, in favour of the Lender Secured Parties, a fixed Lien (subject only to Permitted Encumbrances which under applicable Law rank in priority thereto) in respect of such property to be so charged pursuant to this Section 4.6;
(c)provide the Agent with all corporate or partnership resolutions and other action, as reasonably required, for such Loan Party to grant the fixed Lien (subject only to Permitted Encumbrances which under applicable Law rank in priority thereto) in the property identified by the Agent to be so charged;
(d)provide the Agent with such security instruments and other documents which the Agent, acting reasonably, deems are necessary to give full force and effect to the provisions of this Section 4.6;
(e)assist the Agent in the registration or recording of such agreements and instruments in such public registry offices in Canada or any province thereof (or any other applicable jurisdiction) as the Agent, acting reasonably, deems necessary to give full force and effect to the provisions of this Section 4.6; and
(f)pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution and registration of all agreements, documents and instruments, including any amendments to the Security, made in connection with this Section 4.6.
1.7Discharge of Security.

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The Agent will discharge the Security at the Borrower’s expense forthwith after all of the Lender Secured Obligations have been unconditionally and irrevocably paid or satisfied in full.

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1.8Security for Swap Documents with Former Lenders.
(a)If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Swap Indebtedness owing to such Former Lender and its Affiliates under Swap Documents entered into while such Former Lender was a Lender shall remain secured by the Security, subject to the terms hereof, to the extent that such Swap Indebtedness was secured by the Security prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 4.8. For certainty, any Swap Indebtedness under Hedging Agreements entered into with a Former Lender or an Affiliate thereof after the Former Lender has ceased to be a Lender shall not be secured by the Security. Notwithstanding the foregoing, while any Obligations remain outstanding under any Credit Facility, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Security or any right to participate in any decisions relating to the Security, including any decisions relating to the enforcement or manner of enforcement of the Security or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Security; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Security while any Obligations remain outstanding under the Credit Facilities is to share, on a pari passu basis, subject to Section 14.4, in any proceeds of realization and enforcement of the Security. If any amendment to this Section 4.8 or Section 13.3 is proposed that would adversely affect the rights of a Former Lender under this Agreement, then such amendment shall require the consent of each affected Former Lender.
(b)Subject to Section 4.7, if any Swap Document remains outstanding after the Obligations are otherwise fully paid and satisfied and the Credit Facilities are cancelled, the Agent shall be entitled to discharge the Security; provided that:
(i)at the request of any Swap Lender, but subject to paragraph (iv) below and the terms of the applicable Hedging Agreement, the Borrower agrees to enter into margin arrangements with such Swap Lender under which the Borrower will be required to provide such Swap Lender with a pledge of cash or marketable securities or other form of security acceptable to such Swap Lender, in form and in an aggregate amount as required by such Swap Lender;
(ii)at the request of any Swap Lender (which request may be made at any time after the Amendment and Restatement Date), but subject to paragraph (iv) below and the terms of the applicable Hedging Agreement, the Borrower agrees to amend its ISDA Master Agreement with such Swap Lender to reflect the provisions of paragraph (i) above;
(iii)the provisions of paragraph (i) and (ii) above shall survive repayment of the Obligations and termination of the Credit Facilities; and

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(iv)any Swap Lender may elect to expressly override the provisions in paragraphs (i) and (ii) above in its ISDA Master Agreement (or in any

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amendment thereto) by expressly contemplating the discharge of the Security, the Security ceasing to secure such agreement, and the consequences thereof; provided that no such election shall affect the rights of any other Swap Lender.
1.9Acknowledgement and Confirmation of Security
Each of the Parties acknowledges and agrees that all of the Security and all of the other Loan Documents and other documents entered into in connection with the Existing Credit Agreement (or any predecessor thereto), are and shall continue in full force and effect and are hereby acknowledged and confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced by the amendment and restatement of the Existing Credit Agreement pursuant to the terms and conditions of this Agreement in any manner, except as specifically provided herein. The Borrower hereby further acknowledges and agrees that all Security granted by it to the Agent for its own benefit and on behalf of the Lender Secured Parties and any other documents executed and delivered pursuant thereto or in connection therewith continue in full force and effect, and neither the amendment and restatement of the Existing Credit Agreement pursuant to the terms and conditions of this Agreement in any way impair or derogate from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for all indebtedness, liabilities and other obligations of the Borrower hereunder and under each other Loan Document to which it is a party.
ARTICLE 5
FUNDING AND OTHER MECHANICS
1.1Funding of Accommodations.
Subject to Section 5.2 and Article 8, all Advances requested by the Borrower will be made available by deposit of the applicable funds into the Borrower’s Account for value on the Banking Day on which the Advance is to take place.
1.2Notice Provisions.
Drawdowns under the Credit Facilities will be made available to the Borrower and the Borrower will be entitled to effect a Rollover or Conversion where permitted hereunder, in each case on the requested Banking Day, provided that, other than in respect of overdraft borrowings under the Operating Facility, where no notice is required, a Notice of Borrowing or Notice of Rollover or Notice of Conversion, as applicable, is received by the Agent from the Borrower as follows:
(a)with respect to Advances, other than by way of Letters of Credit or Benchmark Loans, at least 1 Banking Day prior to such Advance, provided notice is received by the Agent no later than 12:00 noon (Montreal time) on the Banking Day immediately preceding the requested Drawdown Date or the date of Rollover or Conversion, as soon as applicable;

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(b)with respect to a Drawdown, Rollover or Conversion of or into, a CORRA Loan, at least 3 Banking Days prior to such Advance, provided notice is received by the

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Agent no later than 12:00 noon (Montreal time) on the second Banking Day immediately preceding the Drawdown Date or the date of Rollover or Conversion, as applicable;
(c)with respect to a Drawdown, Rollover or Conversion of or into, a SOFR Loan, at least 3 Banking Days prior to such Advance, provided notice is received by the Agent no later than 12:00 noon (Montreal time) on the third Banking Day immediately preceding the Drawdown Date or the date of Rollover or Conversion, as applicable; and
(d)with respect to Advances under the Operating Facility by way of Letters of Credit, at least 3 Banking Days prior to such Advance, provided notice is received by the Agent no later than 12:00 noon (Montreal time) on the third Banking Day immediately preceding the requested Drawdown Date or the date of Rollover or Conversion, as applicable.
Any of the notices referred to in the foregoing paragraphs of this Section 5.2 may, subject to Section 17.2, be given by the Borrower, at its sole risk, to the Agent by telephone and in such case will be followed by the Borrower delivering to the Agent on the same day the written notice required hereunder confirming such instructions.
1.3Irrevocability.
A Notice of Borrowing, Notice of Rollover or Notice of Conversion when given by the Borrower will be irrevocable and will oblige the Borrower, the Agent and the Lenders to take the action contemplated herein and therein on the date specified therein, provided that, any such notice will not be binding on a Lender who makes a determination under Section 10.2.
1.4Rollover or Conversion of Accommodations.
(a)Subject to Section 5.2, Article 8 and Article 9, the Borrower will be entitled to effect a Rollover of one type of Accommodation into the same type of Accommodation under the same Credit Facility or to effect a Conversion of one type of Accommodation into another type of Accommodation, in each case under the same Credit Facility, in the same currency and otherwise on the terms herein provided.
(b)Subject to Section 8.1(c), if the Borrower fails to give the Agent a duly completed Notice of Rollover or Notice of Conversion if and as required by Section 5.2, or if in giving such notice the Borrower fails to provide for the Rollover or Conversion of all of the Benchmark Loans then maturing, the Borrower will be deemed to have irrevocably elected to convert such maturing Benchmark Loans, or that part of such maturing Benchmark Loans which the Borrower has failed to provide for in such notice, as the case may be, into a Canadian Prime Rate Loan with respect to a CORRA Loan or a U.S. Base Rate Loan with respect to a SOFR Loan.

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1.5Agent’s Obligations.
Upon receipt of a Notice of Borrowing, Notice of Rollover or Notice of Conversion with respect to a proposed Advance under the Syndicated Facility, the Agent will forthwith notify the applicable Lenders of the proposed date on which such Advance is to take place, of each applicable Lender’s Rateable Portion of such Advance and of the account of the Agent to which each applicable Lender’s Rateable Portion thereof is to be credited, if applicable.
1.6Lenders’ Obligations.
Each Lender will, prior to 12:00 noon (Montreal time) on the proposed date on which an Advance under the Syndicated Facility is to take place, credit the account of the Agent specified in the Agent’s notice given pursuant to Section 5.5 with such Lender’s Rateable Portion of such Advance, and upon receipt of the funds from the Lender, the Agent will make available to the Borrower the amount so credited.
1.7Failure of a Lender to Fund.
(a)Unless the Agent has actual notice that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to Section 5.6, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount (except that no such amount shall be made available to the Borrower in the case of a deemed Advance). If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid (or is deemed to have made an Advance to the Borrower in such amount), such Lender shall pay to the Agent on demand an amount equal to the aggregate of the applicable amount required from such Lender pursuant to Section 5.6 plus an amount equal to the product of (i) the rate per annum applicable to overnight deposits made with the Agent for amounts approximately equal to the amount required from such Lender multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365 in the case of all Advances. A certificate of the Agent containing details of the amount owing by a Lender under this Section 5.7(a) shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder. The failure of any Lender to make its Rateable Portion of the applicable Advance will not relieve any other Lender

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of its obligation, if any, hereunder to make its Rateable Portion of such Advance on the date that such Advance is to take

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place, but no Lender will be responsible for the failure of any other Lender to provide its Rateable Portion of any such Advance under the applicable Credit Facility.
(b)Notwithstanding the provisions of Section 5.7(a), if any Lender fails to make available to the Agent its Rateable Portion of any Advance, which for greater certainty includes a deemed Advance hereunder (such Lender being herein called the “Non-Paying Lender”), the Agent shall forthwith give notice of such failure by the Non-Paying Lender to the Borrower (except where such failure relates to a deemed Advance) and to the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Non-Paying Lender’s Rateable Portion of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Non-Paying Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Non-Paying Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) are prepared to make available exceeds the amount of the Advance which the Non- Paying Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Rateable Portion of such Advance based on the Contributing Lenders’ relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Non-Paying Lender in such circumstances, then the Non-Paying Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Rateable Portion of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Rateable Portion of any Advance as required herein.
(c)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, either as a result of being a Non-Paying Lender or otherwise, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)the standby fees payable pursuant to Section 3.8(f) shall cease to accrue on the unused portion of the Individual Commitment Amount of such Defaulting Lender;
(ii)a Defaulting Lender shall not be included in determining whether, and the Individual Commitment Amount and the Rateable Portion of the Aggregate Principal Amount of such Defaulting Lender shall not be included in determining whether, all Lenders or the Majority Lenders have

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taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 16.16), provided that any waiver, amendment or

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modification requiring the consent of all Lenders or each affected Lender that affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
(iii)subject to Section 5.7(b), for the purposes of any Advance requested hereunder while there is a Defaulting Lender, each Lender’s Rateable Portion thereof shall be calculated based on such Lender’s Individual Commitment Amount relative to the Commitment Amount reduced by the Individual Commitment Amount of the Defaulting Lender;
(iv)the Agent may require such Defaulting Lender to pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent an amount equal to such Defaulting Lenders’ maximum contingent obligations hereunder to the Agent;
(v)the Agent may withhold any payments owing to such Defaulting Lender for set-off against such Defaulting Lender’s existing or reasonably foreseeable future obligations hereunder; and
(vi)for the avoidance of doubt, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender.
1.8Exchange Rate Fluctuations.
(a)Subject to Section 5.8(b), if as a result of currency fluctuation, the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount owing to:
(i)the Lenders under the Credit Facilities exceeds the Commitment Amount;
(ii)the Syndicated Facility Lenders under the Syndicated Facility exceeds the Syndicated Facility Commitment Amount; or
(iii)the Operating Lender under the Operating Facility exceeds the Operating Facility Commitment Amount,
(in the case of (i), (ii) or (iii), the “Excess”),
the Borrower will, within 3 Banking Days after a written request from the Agent, pay the applicable Excess to the Agent as a Principal Repayment for the benefit of the applicable Lenders to be shared on the basis of each applicable Lender’s Rateable Portion.
(b)Notwithstanding Section 5.8(a) and Section 5.9, if the applicable Excess represents an amount which is less than 3% of the Commitment Amount under the applicable Credit Facility, then the Borrower will only be required to repay the applicable Excess on the earlier of the next Rollover Date or Conversion Date and 30 days after written request from the Agent.

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1.9Excess Relating to Benchmark Loans and Letters of Credit.
Subject to Section 5.8(b), if to pay an Excess it is necessary to repay an Advance made by way of Benchmark Loan or Letter of Credit prior to the Maturity Date thereof, the Borrower will not be required to repay such Advances until the Maturity Date applicable thereto, provided, however, that at the request of the Agent, the Borrower will forthwith pay the Excess to the Agent for deposit into a Cash Collateral Account maintained by and in the name of the Agent for the benefit of the applicable Lenders. The Excess will be held by the Agent for set-off against future Obligations owing by the Borrower to the applicable Lenders in respect of such Excess, if any, or shall make such other arrangements to affect the same as may be agreed to by the affected Lenders. The Agent shall have exclusive control over all amounts at any time on deposit in such Cash Collateral Account. The deposit of the Excess by the Borrower with the Agent as herein provided, will not operate as a repayment of the Aggregate Principal Amount until such time as the Excess is actually paid to the Lenders as a Principal Repayment. If at any time the Borrower is no longer required to pay the Excess on deposit with the Agent, the Agent shall promptly return the Excess to the Borrower.
ARTICLE 6
DRAWDOWN UNDER THE CREDIT FACILITIES
1.1Conditions Precedent to Drawdowns.
The Lenders’ obligation to provide any Advance under the Credit Facilities will be subject to the following conditions precedent being met (unless waived in writing by all of the Lenders):
(a)on the initial Advance hereunder, the Borrower will have complied, or cause to be complied, with the deliveries required under Section 2.1;
(b)other than in the case of overdraft borrowings under the Operating Facility, the appropriate Notice of Borrowing, Notice of Rollover or Notice of Conversion will have been delivered in accordance with the notice provisions provided in Section 5.2;
(c)no Default or Event of Default will have occurred and be continuing or, in the case of any Advances by way of a Drawdown, will result from such Drawdown;
(d)subject to Section 11.2, each of the representations and warranties set out in Article 11 (other than those stated to be made as of a certain date) will be true and correct with the same effect as if such representations and warranties had been made on the date of such Advance;
(e)in the case of any Advances by way of a Drawdown, no Borrowing Base Shortfall will have occurred and be continuing; and
(f)after giving effect to the proposed Advance, the Loan Parties would not have any Excess Cash.

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1.1Records.

ARTICLE 7 CALCULATION OF INTEREST AND FEES
The Agent will maintain records, in written or electronic form, evidencing all Advances and all other Obligations owing by the Borrower to the Agent and each Lender under this Agreement. The Agent will enter in such records details of all amounts from time-to-time owing, paid or prepaid by the Borrower to it hereunder. In addition, each Lender will maintain records, in written or electronic form, evidencing all Advances and other Obligations owing by the Borrower to such Lender. The information entered in such records will constitute prima facie evidence of the Obligations of the Borrower to the Agent and each Lender under the Loan Documents. In the event of a conflict between the records of the Agent and a Lender maintained pursuant to this Section 7.1, the records of the Agent shall prevail, absent manifest error. The Operating Lender will maintain records, in written or electronic form, evidencing all Advances it has made in respect of the Operating Facility.
1.2Payment of Interest and Fees.
(a)Interest. Except as expressly stated otherwise herein, all Canadian Prime Rate Loans, U.S. Base Rate Loans and Benchmark Loans from time-to-time outstanding will bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates as prescribed under Section 3.8 or Section 17.10. Interest payable at a variable rate will be adjusted automatically without notice to the Borrower whenever there is a variation in such rate.
(b)Calculation of Interest and Fees. Interest on Canadian Prime Rate Loans and U.S. Base Rate Loans will accrue daily and be payable monthly in arrears on the first Banking Day of each month for the immediately preceding month, or, after notice to the Borrower, on such other Banking Day as is customary for the Agent having regard to its then existing practice. Interest on Canadian Prime Rate Loans, U.S. Base Rate Loans and Letter of Credit Issuance Fees will be calculated on the basis of a 365 or 366 day year, as applicable.
(c)Interest Act (Canada). Whenever a rate of interest or other rate per annum hereunder or under any other Loan Document is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.
(d)Benchmark Loans. Interest on Benchmark Loans will accrue daily and be payable at the end of each applicable Interest Period, provided that, where the Interest Period exceeds 3 months, interest will be calculated and payable every 3

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months during the term of the Interest Period and on the last day of the applicable Interest Period. Interest on SOFR Loans will be calculated on the basis of the actual number

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of days in each Interest Period in respect of SOFR Loans divided by 360. Interest on CORRA Loans will be calculated on the basis of a 365 or 366 day year, as applicable. For the purposes of the Interest Act (Canada) and any other applicable Laws, the annual rates of interest applicable to SOFR Loans are the rates as determined hereunder multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 360.
1.3Calculation and Payment of Letter of Credit Issuance Fees.
Letter of Credit Issuance Fees will be calculated on the basis of a 365- or 366-day year, as applicable, and for such period of time as the applicable Letter of Credit remains outstanding. The Letter of Credit Issuance Fees will be payable quarterly in arrears on the third Banking Day following the end of each Fiscal Quarter following the issuance of the relevant Letter of Credit and upon termination or cancellation of the Commitment Amount. In connection with the issuance or renewal of each Letter of Credit, the Borrower will pay to the Operating Lender in respect thereof an annual fee in an amount equal to the greater of 25 bps of the face amount thereof and
$250 or U.S. $250, as applicable.
1.4Debit Authorization.
(a)Subject to the provisions of this Agreement, the Borrower does hereby expressly and irrevocably authorize the Agent and the Operating Lender to effect all the necessary debits, deposits and credits in the Borrower’s Accounts in order to accommodate the Lenders in making Advances, in order to accommodate the Borrower in making payments to the Lenders as required hereunder and to pay all amounts due and payable under the Loan Documents and the Cash Management Arrangements.
(b)The Borrower authorizes the Operating Lender daily, or otherwise as and when determined by the Operating Lender from time-to-time, to ascertain the position or net position (as the case may be) in respect of all amounts contained in the Borrower’s Account in respect of overdraft borrowings under the Operating Facility and the Aggregate Principal Amount owing under the Operating Facility, and that:
(i)if such position or net position is a credit in favour of the Borrower, the Operating Lender may apply the amount of such credit or any part thereof as a repayment of the Aggregate Principal Amount of the Operating Facility, and the Operating Lender will debit the Borrower’s Account with the amount of such repayment; and
(ii)if such position or net position is a debit in favour of the Operating Lender, the Operating Lender will make an overdraft borrowing under the Operating Facility of such amount as is required to place such account in such credit or net credit position as has been agreed between the Borrower

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and the Operating Lender from time-to-time, and the Operating Lender may

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increase the Aggregate Principal Amount under the Operating Facility and credit such account with such Advance, provided that at no time shall the Aggregate Principal Amount of the Operating Facility exceed the Operating Facility Commitment Amount.
1.5Maximum Rate of Return.
Notwithstanding any provision herein to the contrary, in no event will the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable under this Agreement exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section 347) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section 347) is determined to be contrary to the provisions of that section 347, such payment, collection or demand will be deemed to have been made by mutual mistake of the Borrower and the applicable Lenders and the amount of such payment or collection will be refunded to the Borrower. If any provision is determined to be contrary to the provisions of section 347 of the Criminal Code (Canada), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Law or so result in a receipt by a Lender of interest at a criminal rate. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit Facilities on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be prima facie evidence, for the purposes of such determination.
1.6Waiver of Judgment Interest Act (Alberta).
To the extent permitted by applicable Law, the provisions of the Judgment Interest Act
(Alberta) will not apply to the Loan Documents and are hereby expressly waived by the Borrower.
1.7Deemed Reinvestment Not Applicable.
For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
ARTICLE 8
GENERAL PROVISIONS RELATING TO BENCHMARK LOANS
1.1General.
(a)The aggregate amount of each Advance by way of a CORRA Loan will be in a principal amount of not less than Cdn. $1,000,000 and in multiples of Cdn.
$100,000 for any amounts in excess thereof and each CORRA Loan will have a term ending on the last day of the Interest Period applicable thereto.

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(b)The aggregate amount of each Advance by way of a SOFR Loan will be in a principal amount of not less than U.S. $1,000,000 and in multiples of U.S. $100,000 for any amounts in excess thereof and each SOFR Loan will have a term ending on the last day of the Interest Period applicable thereto.
(c)If the Borrower elects to Drawdown by way of a Benchmark Loan to which an Interest Period is applicable, effect a Rollover of such a Benchmark Loan or a Conversion of an Accommodation into such a Benchmark Loan, the Borrower will specify in its Notice of Borrowing, Notice of Rollover or Notice of Conversion, as applicable, the Interest Period (which will begin and end on a Banking Day) applicable to such Benchmark Loan. If the Borrower fails, as required hereunder, to select an Interest Period for any proposed Benchmark Loan, then the applicable Interest Period will be approximately one month as determined by the Agent, provided that if no Interest Period is specified with respect to any Benchmark Loan, then it shall automatically be renewed for the same Interest Period.
(d)Any amount owing by the Borrower in respect of any Benchmark Loan which is not paid or subject to a Rollover or a Conversion at maturity in accordance with this Agreement will, as and from its Maturity Date, be deemed to be outstanding as a Canadian Prime Rate Loan or U.S. Base Rate Loan, based on the currency of such Benchmark Loan, as applicable.
1.2Early Termination of Interest Periods.
If the early termination of any Benchmark Loan is required hereunder, the Borrower will pay to the Lenders all expenses and out-of-pocket costs incurred by the Lenders as a result of the early termination of such Benchmark Loan, including expenses and out-of-pocket costs incurred due to early redemption of offsetting deposits. If, in the sole discretion of a Lender, acting reasonably, any such early termination cannot be effected, such Benchmark Loan will not be terminated and the Borrower will continue to pay interest to the applicable Lenders, at the rate per annum applicable to such Benchmark Loan for the remainder of the applicable Interest Period. A written statement of the Agent as to the aggregate amount of such expenses and out of pocket costs will be prima facie evidence of the amount thereof.
1.3Inability to Determine Rates.
(a)Subject to Section 8.4, if, on or prior to the first day of any Interest Period for any Benchmark Loan:
(i)the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Benchmark applicable thereto cannot be determined pursuant to the definition thereof, or
(ii)the Majority Lenders determine that for any reason in connection with the delivery by the Borrower of any Notice of Borrowing for a Benchmark Loan, or Notice of Rollover or Notice of Conversion of or into a

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Benchmark Loan, that the Benchmark applicable thereto for the Interest Period requested in respect thereof does not adequately and fairly reflect the cost

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to such Lenders of making and maintaining such Benchmark Loan, and the Majority Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.
(b)Upon notice by the Agent to the Borrower as set forth in Section 8.3(a), any obligation of the Lenders to make Benchmark Loans, as applicable, and any right of the Borrower to Rollover such Benchmark Loans, as applicable, or to Convert any outstanding Advances to the such Benchmark Loans, as applicable, shall be suspended (to the extent of the affected Benchmark Loans, or the affected Interest Periods thereof) until the Agent (with respect to Section 8.3(a)(ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending Notice of Borrowing, Notice of Rollover or Notice of Conversion in respect of any applicable Benchmark Loan (to the extent of the affected Benchmark Loans, or the affected Interest Periods thereof) or, failing that, the Borrower will be deemed to have converted any such Notice of Borrowing, Notice of Rollover or Notice of Conversion in respect of any applicable Benchmark Loan to a Notice of Borrowing or Notice of Rollover or Notice of Conversion for, or into, a Canadian Prime Rate Loan (in relation to a Benchmark Loan in Canadian Dollar) or a U.S. Base Rate Loan (in relation to a Benchmark Loan in U.S. Dollars), as applicable, in the amount specified therein and (ii) any outstanding affected Benchmark Loans (to the extent affected) will be deemed to have been converted into a Canadian Prime Rate Loan (in relation to a Benchmark Loan in Canadian Dollar) or a U.S. Base Rate Loan (in relation to a Benchmark Loan in U.S. Dollars), as applicable, at the end of the Interest Period applicable thereto. Upon any such Conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.2.
1.4Benchmark Replacement Setting.
(a)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to Section 8.4(a)(ii), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (b)(i) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other Party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (a)(ii), (b)(ii) or (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such

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Benchmark for all purposes hereunder and under any other Loan Document

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in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other Party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(ii)If the Benchmark Replacement is Adjusted Daily Simple SOFR or Daily Compounded CORRA, all interest payments on Benchmark Loans which bear interest with reference to such rate will be payable on a monthly basis.
(iii)For certainty, no Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 8.4.
(b)Benchmark Replacement Conforming Changes. In connection with the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other Party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and, in the case of the Syndicated Facility, the Lenders of (i) the implementation of any Benchmark Replacement or (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of such Benchmark Replacement. The Agent will notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.4(d) and (B) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other Party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.4.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of any Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, the Term CORRA Reference Rate or Term CORRA) and either (A) any tenor for

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such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent, in its discretion, acting reasonably, or (B) the regulatory supervisor for the administrator of such

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Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings applicable to such Credit Facility at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke its request for a Drawdown of, Conversion to or Rollover of a Benchmark Loan, to be made, Converted or Rolled over during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a Drawdown of or Conversion to U.S. Base Rate Loans (in the case of Benchmark Loans denominated in U.S. Dollars) or Canadian Prime Rate Loans (in the case of Benchmark Loans denominated in Canadian Dollars) and (ii) any outstanding affected Benchmark Loans will be deemed to have been Converted to U.S. Base Rate Loans (in the case of Benchmark Loans denominated in U.S. Dollars) or Canadian Prime Rate Loans (in the case of Benchmark Loans denominated in Canadian Dollars) at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of U.S. Base Rate or Canadian Prime Rate (as applicable) based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the U.S. Base Rate or the Canadian Prime Rate, as applicable.
1.5Illegality.
If any Lender determines that any Law has made it unlawful, or that any Administrative Body has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances the interest for which is determined by reference to any Benchmark, or to determine or charge interest based upon any such Benchmark, then, upon notice thereof by such Lender to the Borrower (through the Agent) (such notice, an “Illegality Notice”), (a) any obligation of the Lenders to make Advances the interest for which is determined by reference to any Benchmark, and any right of the Borrower to Convert any existing Advances into Advances the interest for which is determined by reference to such Benchmark shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining the relevant Advances is caused by reference to a specific component of such interest rate that is determined with reference to a Benchmark which has been determined to be unlawful, the interest rate on which each such Advance shall be determined by the Agent shall be such interest rate without reference

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to the applicable Benchmark component thereof, in each case, until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

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Upon receipt of an Illegality Notice, the Borrower shall, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, Convert all affected Advances of such Lender to Canadian Prime Rate Loans (with respect to Advances denominated in Canadian Dollars) or U.S. Base Rate Loans (with respect to Advances denominated in U.S. Dollars), as applicable (the interest rate on which shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Benchmark component of such interest rate which has been determined to be unlawful), either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Advance to such day, or immediately, if any Lender may not lawfully continue to maintain such Advance, in each case, until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the applicable Benchmark. Upon any such prepayment or Conversion following receipt of an Illegality Notice, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 8.2.
ARTICLE 9
GENERAL PROVISIONS RELATING TO LETTERS OF CREDIT
1.1General.
(a)Availability.
(i)Each Letter of Credit will be made available by the Operating Lender on the terms and conditions set forth herein and each Letter of Credit (including all documents and instruments required to be presented thereunder) will be satisfactory in form and substance to the Operating Lender, acting reasonably. No Letter of Credit will be issued (or will be renewable at the option of the beneficiary thereunder) for a term in excess of one year (provided that a Letter of Credit may have a term in excess of one year or be subject to customary “evergreen” provisions, if the Operating Lender in respect thereof agrees), or will require payment in any currency other than Canadian Dollars or U.S. Dollars.
(ii)Letters of Credit may be issued by the Operating Lender under the Operating Facility, provided that the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount owing under the Operating Facility with respect to the face amount of outstanding Letters of Credit under the Operating Facility shall at no time exceed Cdn. $10,000,000 (or the Canadian Dollar Exchange Equivalent thereof, if in U.S. Dollars) (or such greater amount up to the Operating Facility Commitment Amount, as the Operating Lender may agree);
(b)Fees and Charges. As a condition to the issuance or renewal of any Letter of Credit, the Borrower will pay to the Operating Lender the Letter of Credit Issuance Fee applicable thereto in accordance with Section 7.3. The Borrower will also pay to the Operating Lender, for its own account, its customary administrative charges in respect of the issue, amendment, renewal or transfer of such Letter of Credit, and each drawing made under such Letter of Credit.

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(c)Condition to Advance. The Operating Lender shall only issue a Letter of Credit if the following conditions have been satisfied:
(i)the Operating Lender shall have received an executed LC Application specifying:
(A)the proposed date of issuance (which shall be a Banking Day at least 3 Banking Days following the date of such request);
(B)the expiry date thereof;
(C)the name and address of the beneficiary thereof;
(D)whether the Letter of Credit is a Financial LC or a Performance LC; provided that in the case of any dispute, the Operating Lender shall determine whether a Letter of Credit is a Financial LC or a Performance LC in accordance with its usual and customary practices;
(E)the face amount and currency thereof; and
(F)the terms and conditions of the requested Letter of Credit and other relevant details; and
(ii)the Operating Lender shall have received a customary letter of credit indemnity and such other customary administrative documents as it shall have reasonably requested as a condition to the issuance of such Letter of Credit.
(d)Drawing under Letters of Credit.
(i)In the event of any request for a drawing under any Letter of Credit, the Borrower shall reimburse the Operating Lender in respect thereof upon demand by the Operating Lender, in the relevant currency, an amount, in same day funds, equal to the amount of such drawing (the “LC Outstandings”) (provided that, for greater certainty, failure to reimburse the Operating Lender as provided in this sentence shall not constitute a Default or Event of Default).
(ii)If the Borrower does not pay to the Operating Lender sufficient funds to repay the LC Outstandings in full immediately on demand by the Operating Lender as a reimbursement to the Operating Lender for the payment made by it pursuant to such Letter of Credit, the Borrower will be deemed to have requested the Advance of a Canadian Prime Rate Loan or U.S. Base Rate Loan, as the case may be, depending on the currency of such Letter of Credit, in the amount of the LC Outstandings under the Operating Facility (in respect of Letters of Credit issued by the Operating

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Lender) or the Syndicated Facility and such deemed Advance shall immediately be made

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and the Operating Lender (in the case of Letters of Credit issued under the Operating Facility) or the Agent, as applicable, shall apply the proceeds thereof to the reimbursement of the Operating Lender.
(e)Cash Collateral.
(i)If any Letter of Credit is outstanding on the date the Credit Agreement is terminated, or at any time that an Event of Default occurs or a domestic or foreign court issues any judgment or order restricting or prohibiting payment by the Operating Lender under such Letter of Credit or extending the liability of the Operating Lender to make payment under such Letter of Credit beyond the expiry date specified therein, the Borrower will forthwith upon demand by the Operating Lender pay to the Operating Lender funds in the applicable currency in the undrawn amount of the Letter of Credit and such funds will be held by the Operating Lender, in accordance with the Operating Lender’s normal practices, for payment of any liability under such Letter of Credit so long as the Operating Lender has or may in any circumstances have any liability under such Letter of Credit (excluding inchoate contingent obligations), after which the balance of such funds shall be promptly paid to the Borrower. Any balance of such funds remaining at such time as the Operating Lender does not have and may never have any liability under such Letter of Credit (excluding inchoate contingent obligations) will nevertheless continue to be held by the Operating Lender, if and so long as any Default or Event of Default is continuing, as security for the remaining liabilities of the Borrower hereunder.
(ii)The deposit of such funds by the Borrower with the Operating Lender described in Section 9.1(e)(i) will not operate as a repayment of the Aggregate Principal Amount until such time as such funds are actually paid to the relevant Operating Lender as a principal repayment.
(f)Obligations Absolute. The obligation of the Borrower to reimburse the Operating Lender for drawings made under any Letter of Credit issued by it shall be unconditional and irrevocable and shall be fulfilled strictly in accordance with the terms of this Agreement under all circumstances, including:
(i)any lack of validity or enforceability of any Letter of Credit;
(ii)the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Operating Lender, any Lender or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary of such Letter of Credit);

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(iii)any incapacity, disability or lack or limitation of status or of power of the Borrower or the beneficiary of any Letter of Credit;
(iv)any breach of contract or other dispute between the Borrower and the Operating Lender, the beneficiary of any Letter of Credit or any other Person;
(v)any payment by the Operating Lender under any Letter of Credit if such payment does not breach the standards of reasonable care specified in the Uniform Customs or disentitle the Operating Lender to reimbursement under ISP98 or UCP600, in each case as stated on its face to be applicable to the respective Letter of Credit; or
(vi)the fact that a Default or an Event of Default shall have occurred and be continuing.
(g)Indemnification; Nature of Lenders’ Duties.
(i)In addition to amounts payable as elsewhere provided in this Article 9, the Borrower hereby agrees to protect, indemnify, pay and save the Operating Lender and its directors, officers, employees, agents and representatives harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and expenses) which the indemnitee may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit issued by it, other than as a result of the breach of the standards of reasonable care specified in the Uniform Customs, or where the Operating Lender would not be entitled to the foregoing indemnification under ISP98 or UCP600, in each case as stated on its face to be applicable to such Letter of Credit, or where such claim, demand, liability, damages, loss, cost, charge or expense arises from or relates to the gross negligence or wilful misconduct of an indemnitee under this paragraph (as determined by a final, non-appealable judgment of a court of competent jurisdiction).
(ii)As between the Borrower, on the one hand, and the Operating Lender, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued hereunder by, the respective beneficiaries of such Letters of Credit and, without limitation of the foregoing, the Operating Lender shall not be responsible for:
(A)the invalidity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(B)errors in interpretation of technical terms;

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(C)any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; and
(D)the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit;
None of the above shall affect, impair or prevent the vesting of any of the Operating Lender’s rights or powers hereunder. No action taken or omitted by the Operating Lender under or in connection with any Letter of Credit issued by it or the related certificates, if taken or omitted in good faith, shall put the Operating Lender under any resulting liability to the Borrower (provided that the Operating Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and otherwise as may be required under ISP98 or UCP600, in each case as stated on its face to be applicable to the respective Letter of Credit).
(iii)The Borrower agrees that neither the Operating Lender in respect of any Letter of Credit, nor its officers, directors, employees or agents will assume liability for, or be responsible for, and the Borrower hereby indemnifies and holds harmless each such Person from any losses or claims resulting from, the following: (A) the use which may be made of any Letter of Credit; (B) any acts or omissions of the beneficiary of any Letter of Credit including the application of any payment made to such beneficiary; (C) the form, validity, sufficiency, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit which on its face complies with requirements of the Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged; (D) the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit; (E) any failure to note the amount of any draft on any Letter of Credit or on any related document or instrument; (F) any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to the Borrower or any other Person other than the Operating Lender; (G) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, facsimile or otherwise, whether or not they are in cipher; any inaccuracies in the translation of any messages, directions or correspondence or for errors in the interpretation of any technical terms; (H) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (I) acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) appearing on its face to be in compliance with the terms and conditions of the Letter of Credit; or (J) any failure by the Operating Lender to make

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payment under any Letter of Credit as a result of any Law, control or restriction rightfully or wrongfully exercised or

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imposed by any domestic or foreign court or Administrative Body or as a result of any other cause beyond the control of the Operating Lender or its officers, directors or employees or agents. This Section 9.1(g)(iii) will survive the termination of this Agreement; provided that nothing in this Agreement shall exonerate the Operating Lender for its gross negligence or wilful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction).
(h)General.
(i)The Operating Lender may accept as complying with the terms of any Letter of Credit any document or instrument required by such Letter of Credit to be completed, signed, presented or delivered by or on behalf of any beneficiary thereunder which has been completed, signed, presented or delivered by a receiver, trustee in bankruptcy, assignee for the benefit of creditors, secured party or other like Person believed in good faith by the Operating Lender to be lawfully entitled to the property of such beneficiary, and the Operating Lender may make payments under such Letter of Credit to such Person. The provisions of this Article 9 are for the sole benefit of the Operating Lender and the Persons indemnified under Section 9.1(f) and may not be relied on by any other Person.
(ii)Each Letter of Credit, except as specifically provided therein, and subject to any provision hereof to the contrary, will be subject to the Uniform Customs current at the time of issuance of such Letter of Credit.
(iii)For the purpose of calculating the Aggregate Principal Amount in respect of a Letter of Credit and for any other relevant provision of this Agreement, the amount of Accommodation constituted by any Letter of Credit at any time will be the maximum amount which the Operating Lender may in all circumstances be required to pay pursuant to the terms thereof at such time.
(iv)If the Borrower so requests in any applicable LC Application, any other Loan Party may be named as the applicant in the applicable Letter of Credit, provided that the Borrower shall be and remain fully liable for all fees and reimbursement obligations in respect of such Letter of Credit.
(v)The Operating Lender shall maintain records showing the undrawn and unexpired amount of each Letter of Credit issued by it and outstanding hereunder:
(A)the dates issuance and expiration of such Letter of Credit;
(B)the amount of such Letter of Credit; and

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(C)the date and amount of all payments made under such Letter of Credit.

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The Operating Lender shall make available to the Borrower copies of such records in respect of the Letters of Credit issued by the Operating Lender upon the Borrower’s request.
ARTICLE 10 INCREASED COSTS
1.1Changes in Law.
(a)If, after the Amendment and Restatement Date, due to either:
(i)the introduction of, or any change in, or in the interpretation of any Law, whether having the force of law or not, resulting in the imposition or increase of reserves, deposits or similar requirements by any central bank or Administrative Body charged with the administration thereof;
(ii)imposition on any Lender to maintain any capital adequacy or additional capital requirements in respect of any Advances or commitments hereunder, or any other condition with respect to this Agreement; or
(iii)the compliance with any guideline or request from any central bank or other Administrative Body which a Lender, acting reasonably, determines that it is required to comply with, there will be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining an Accommodation, or there will be any reduction in the effective return to such Lender thereunder, then, subject to Section 10.1(b), the Borrower will, within 5 Banking Days after being notified by such Lender of such event, pay to such Lender, quarterly in arrears, that amount (the “Additional Compensation”) which such Lender, acting reasonably, determines will compensate it, after taking into account all applicable Taxes, and all interest and other amounts received, for any such increased costs or reduced returns incurred or suffered by such Lender.
(b)If Additional Compensation is payable pursuant to Section 10.1, the Borrower will have the option to convert the Accommodation to another type of Accommodation in accordance with the terms of this Agreement, in respect of which no further Additional Compensation will be payable or prepay any amount of the applicable Credit Facility owed to the Lender entitled to receive the Additional Compensation without obligation to make a corresponding prepayment to any other Lender.
(c)Notwithstanding anything contained in this Section 10.1, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines and directives thereunder or issued in connection therewith and all requests, rules, regulations, guidelines and directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on

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Banking Supervision (or any successor or similar authority or any United States, Canadian or foreign regulatory authority) (collectively, the “New Rules”) shall, in

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each case, be deemed a “change in Law” under Section 10.1(a)(i) regardless of the date enacted, adopted or issued but only to the extent (i) applicable to a Lender claiming Additional Compensation, (ii) materially different from that in effect on the Amendment and Restatement Date, and (iii) such New Rules have general application to substantially all banks and their affiliates within the jurisdiction in which such Lender operates.
1.2Changes in Circumstances.
Notwithstanding anything to the contrary herein or in any of the other Loan Documents contained, if on any date a Lender determines in good faith, which determination will be conclusive and binding on the Parties, and provided notice is given to the Agent and the other Lenders and to the Borrower that its ability to maintain, or continue to offer any Accommodation has become unlawful or impossible due to:
(a)any change in applicable Law, or in the interpretation or administration thereof by authorities having jurisdiction in the matter; or
(b)the imposition of any condition, restriction or limitation upon such Lender which is outside of its control, then in any such case, the Borrower will forthwith repay to such Lender all principal amounts affected thereby, together with all unpaid interest accrued thereon to the date of repayment and all other expenses incurred in connection with the termination of any such Accommodation, including any expense resulting from the early termination of any Interest Period relating thereto in accordance with Section 8.2, without any obligation to make a corresponding prepayment to any other Lender. The Borrower may utilize other forms of Accommodations not so affected in order to make any required repayment and after any such repayment, the Borrower may elect to re-borrow the amount repaid by way of some other Accommodation upon complying with applicable requirements thereof.
1.3Application of Sections 10.1 and 10.2.
If a Lender exercises its discretion under either Section 10.1 or 10.2, then concurrently with a notice from such Lender to the Lenders and the Borrower requiring compliance with the applicable Section, such Lender will provide the Borrower (with a copy to the Agent and the other Lenders) with a certificate in reasonable detail outlining the particulars giving rise to such notice, confirming that its actions are consistent with actions concurrently taken by such Lender with respect to similar type provisions affecting other borrowers of such Lender in comparable circumstances and certifying (with reasonable supporting detail) the increased costs, if any, payable by the Borrower thereunder, which will be prima facie evidence thereof and binding on the Parties.
1.4Limitations on Additional Compensation.
Sections 10.1 and 10.2 will not apply to a Lender with respect to any event, circumstance or change of the nature and kind of which such Lender had actual knowledge on the Amendment

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and Restatement Date. A Lender will not be entitled to Additional Compensation to the extent such

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increase in costs or reduction in return is reflected in or recovered by an increase in the interest or other amounts payable hereunder (other than pursuant to Section 10.1) or relates to any period which is more than 90 days prior to such Lender becoming aware such Additional Compensation was owing or if such Lender is not generally collecting amounts which are the equivalent to Additional Compensation from other borrowers in similar circumstances to the Borrower where such Lender is contractually entitled to do so.
1.5Taxes.
(a)All payments to be made by any Loan Party pursuant to the Loan Documents are to be made without set-off, deduction, compensation or counterclaim and free and clear of and without deduction for or withholding of any Taxes, except if required by applicable Law.
(b)The Loan Party shall timely pay any Other Taxes to the relevant Administrative Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)If any Loan Party, the Administrative Agent or any other Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes from any payment,
(A) such Withholding Agent shall withhold or make such deductions as are required by applicable Law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Administrative Body, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 10.5) each Lender (or, in the case of a payment to any Administrative Agent for its own account, such Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.
(d)    The Borrower agrees to indemnify the Agent and each Lender for (a) the full amount of any Indemnified Taxes or Other Taxes payable by the Agent or such Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 10.5(d)), and (b) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing jurisdiction; provided the Agent or a Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 10.5(d) shall be made within thirty (30) days after the date such Lender or the Agent makes a written demand therefor.
(e)Notwithstanding anything herein to the contrary, the Borrower shall not be required pursuant to this Section 10.5 to pay any additional amount to, or to

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indemnify, any Lender or the Agent, as the case may be, to the extent that such Lender or the Agent becomes subject to Taxes subsequent to the Amendment and Restatement Date (or,

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if later, the date such Lender or the Agent becomes a party to this Agreement) solely as a result of a change in the place of organization or residence of such Lender or the Agent, a change in the lending office of such Lender, or a change in the principal office of such Lender or the Agent, in each case to a place outside of Canada and the United States, except to the extent: (i) that such Lender or the Agent was entitled, at the time of the change in place of organization, residence or the change in its lending office, to receive additional amounts from the Borrower pursuant to this Section 10.5 or (ii) to the extent that any such change is requested or required by the Borrower (and provided, that nothing in this Section 10.5 shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in applicable Law).
(f)If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments under the Loan Documents, it shall, at the request of the Borrower, deliver to the Borrower, at the time or times prescribed by applicable Law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in this Section 10.5(f), no Lender or Administrative Agent shall be required to deliver any documentation that it is not legally eligible to deliver.
(g)If the Agent or a Lender determined, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 10.5, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 10.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Agent or such Lender, as the case may be, and without interest, provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Administrative Body) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Administrative Body.
ARTICLE 11
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
1.1Representations and Warranties.
The Borrower hereby represents and warrants to the Lenders as of the Amendment and Restatement Date that:
(a)Incorporation, Organization and Power. Each Loan Party has been duly incorporated, amalgamated or formed, as applicable, and is validly existing under the Law of its jurisdiction of incorporation, amalgamation or formation as

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applicable, and is duly registered to carry on business in each jurisdiction in which

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the nature of any material business carried on by it or the character of any material property owned or leased by it makes such registration necessary, except for jurisdictions where the failure to be so registered would not reasonably be expected to have a Material Adverse Effect, and each Loan Party has full corporate or partnership power and capacity, as applicable, to enter into and perform its obligations under the Loan Documents to which it is a party, and to carry on its business as currently conducted.
(b)Authorization and Status of Agreements. Each Loan Document to which the Borrower and any other Loan Party is a party delivered pursuant hereto has been duly authorized, executed and delivered by it and does not conflict with or contravene or constitute a default or create a Lien, other than a Lien which is a Permitted Encumbrance and other than a conflict, contravention, default or a Lien which in the case of clauses (ii) or (iii) below would not be reasonably be expected to have a Material Adverse Effect, under:
(i)its constating documents or bylaws or any resolution of its Directors or shareholders;
(ii)any agreement or document to which it is a party or by which any of its property is bound; or
(iii)any applicable Law.
(c)Enforceability. Each of the Loan Documents to which any Loan Party is a party constitutes a valid and binding obligation of any Loan Party, as applicable, and is enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity.
(d)Security. The Security constitutes a valid first priority security interest and first priority floating charge on the assets of the Loan Parties, subject only to Permitted Encumbrances which under applicable Law rank in priority thereto.
(e)Judgments. No Loan Party is subject to any judgment, order, writ, injunction, decree or award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) which has not been stayed, or of which enforcement has not been suspended, which would reasonably be expected to have a Material Adverse Effect.
(f)Litigation. There are no actions, suits or proceedings at Law or before or by any Administrative Body existing or pending, or to the Borrower’s knowledge threatened, to which any Loan Party is, or to the Borrower’s knowledge is threatened to be made, a party and the result of which would, if successful against it, reasonably be expected to have a Material Adverse Effect.

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(g)Environmental Law. Each Loan Party has (i) obtained and maintains all permits, licenses and other authorizations which are required under Environmental Law; and
(ii) is in compliance in all respects with Environmental Law and with the terms and conditions of all such permits, licenses and authorizations, except in each case to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
(h)Environmental Condition of Property. The property or any part thereof owned, operated or controlled by any Loan Party:
(i)is not, to the knowledge of the Borrower, the subject of any outstanding claim, charge or order from an Administrative Body alleging violation of Environmental Law or, if subject to any such claim, charge or order, a Loan Party, is taking all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting the validity thereof, except in each case to the extent that any such claim, charge, order or non-compliance would not reasonably be expected to have a Material Adverse Effect; and
(ii) complies, with respect to each of its use and operation, in all respects with Environmental Law and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained under applicable Environmental Law, except in each case to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
(i)Title to Properties. Each Loan Party has good and valid title to its Borrowing Base Properties, subject only to Permitted Encumbrances and to minor defects of title which in the aggregate do not materially affect its rights of ownership therein or the value thereof or to which the Lenders have consented to in writing. Each Loan Party is entitled to grant a Lien over its interests in the Borrowing Base Properties in favour of the Agent and the Lenders as provided in the Loan Documents without the need to obtain any consent of or release from any other Person which has not been obtained, other than Borrowing Base Properties which are jointly operated and subject to agreements entered into in the normal course of business. None of the Borrowing Base Properties are held in trust by any Loan Party for any other Person other than a Loan Party or the Agent pursuant to the Loan Documents.
(j)Operation of Properties. To the best of the Borrower’s knowledge, information and belief, after due enquiry, all of the oil, gas and other wells of each Loan Party have been drilled, completed, shut-in and abandoned, as applicable, (and they have abandoned such wells if they were required by applicable Law to have been abandoned), in accordance with applicable Law, the oil and gas properties of each Loan Party have been operated in accordance with applicable Law and the facilities, plants and equipment in respect of all of the Borrower and each other

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Loan Parties’ properties have been and will continue to be operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry

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practice and in accordance with all applicable Law, except, in each case, to the extent that the failure to do any of the foregoing would not be reasonably expected to have a Material Adverse Effect.
(k)Financial Condition. The most recent consolidated financial statements of the Borrower heretofore or contemporaneously delivered to the Agent and the Lenders hereunder were prepared in accordance with GAAP and such consolidated financial statements present fairly in all material respects the Borrower’s consolidated financial position as at the date thereof. Since the date of such financial statements, there has been no occurrence of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.
(l)Information. All factual information (excluding for certainty any projections included therein) heretofore or contemporaneously furnished by or on behalf of any Loan Party to the Agent or the Lenders in connection with the Loan Parties, the Borrowing Base Properties and the Credit Facilities as supplemented from time to time (and in the case of information prepared by third parties, to the knowledge of the Borrower) is true and accurate in all material respects as at the respective dates of such information and the Borrower is not aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way; and any projections heretofore or contemporaneously furnished by or on behalf of any Loan Party to the Agent or the Lenders in connection therewith were made in good faith based on reasonable assumptions at the time made.
(m)No Breach of Orders, Licences or Statutes. No Loan Party is in breach of:
(i)any order, approval or mandatory requirement or directive of any Administrative Body;
(ii)any governmental licence or permit; or
(iii)any applicable Law,
the breach of which would reasonably be expected to have a Material Adverse Effect.
(n)Pension. No Loan Party is party to or bound by any Pension Plan.
(o)No Default. No Default or Event of Default has occurred and is continuing.
(p)Insurance. Each Loan Party has in full force and effect such policies of insurance in such amounts issued by such insurers of recognized standing covering the property of each Loan Party in accordance with prudent industry standards as required by Section 12.1(g).

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(q)Approvals. All regulatory approvals, consents, permits and licenses necessary for any Loan Party to carry on its business, as currently carried on, and all approvals and consents necessary for each Loan Party to enter into the Loan Documents to

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which it is a party and perform its obligations thereunder have, in each case, been obtained and are in good standing except to the extent that failure to so obtain or have in good standing would not be reasonably expected to have a Material Adverse Effect.
(r)Payment of Taxes and Priority Claims. Each Loan Party has filed all tax returns which are required to be filed and has paid all Taxes (including interest and penalties), other governmental charges levied or assessed against any of them or their property, and any other Priority Claims which are due and payable, unless such payment is in good faith disputed, and has made all appropriate provision in respect thereof in accordance with GAAP, except, in either case, to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.
(s)Remittances. All of the remittances required to be made by each Loan Party to the applicable federal, provincial, municipal or state governments have been made, are currently up to date and there are no outstanding arrears, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.
(t)Borrower and Subsidiary Information. As at the Amendment and Restatement Date, the Borrower has no Subsidiaries other than as set out in Schedule H and the jurisdictions of formation, the location of the chief executive office of each Loan Party, the jurisdiction of the respective businesses and assets of each Loan Party, the trade names of each Loan Party, if any, used in such locations is as set forth in Schedule H. As at the Amendment and Restatement Date, each legal and beneficial owner of any of the issued and outstanding Voting Securities of each Loan Party is as set out in Schedule H.
(u)Wholly-Owned Status. Each of the Subsidiaries of the Borrower is a direct or indirect wholly-owned Subsidiary of the Borrower.
(v)Indebtedness and Liens. No Loan Party has any Indebtedness, other than Permitted Indebtedness, or Liens on its property, other than Permitted Encumbrances. Any such Permitted Indebtedness has not been subject to any Lien, except for Permitted Encumbrances.
(w)Solvency. As of the Amendment and Restatement Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of each Advance, no Loan Party is an “insolvent person” under and as defined in, the Bankruptcy and Insolvency Act (Canada).
(x)Hedging Agreements. No Loan Party is in default under, and no event of default has occurred pursuant to, any Hedging Agreement or is party to, or otherwise subject to, any Hedging Agreement which is not permitted hereunder.

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(y)Fiscal Year. The Fiscal Year end of each Loan Party is December 31 and the Fiscal Year of the Parent is December 31.

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(z)Permitted Junior Debt Documents; Permitted Refinancing Debt Documents. At any time any Permitted Junior Debt or Permitted Refinancing Debt is outstanding, no Loan Party is in default under, and no event of default has occurred pursuant to the Permitted Junior Debt Documents or any Permitted Refinancing Debt Documents in respect thereof, as applicable.
(aa)    Anti-Corruption Laws and Sanctions.
(i)None of the Loan Parties is in violation of any Sanctions or Anti-Corruption Laws.
(ii)The Borrower has implemented and maintains in effect policies or codes of conduct intended to ensure compliance in all material respects by its directors, officers and employees with, in each case, Anti-Corruption Laws and Sanctions applicable to such Persons.
(iii)None of the Loan Parties or any of their Subsidiaries and, to the knowledge of the Borrower, none of their respective directors, officers or employees, is a Sanctioned Person.
(iv)No part of the proceeds of the Advances will be used intentionally by any Loan Party (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person known to any Loan Party to be a Sanctioned Person, or in any country known to any Loan Party to be a Sanctioned Country where such Sanctions relate to the business activities of the Lenders, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to the Lenders.
(bb) ARO Representations. None of the Borrower or any of its Subsidiaries is in default of any Environmental Laws or any Abandonment/Reclamation Order that it has received from any applicable Energy Regulator, except, in each case, to the extent that such breach or default would not reasonably be expected to have a Material Adverse Effect.
1.2Acknowledgement.
The Borrower acknowledges that the Agent and the Lenders are relying upon the representations and warranties in this Article 11 in making the Credit Facilities available to the Borrower and that the representations and warranties contained in Sections 11.1 will be deemed to be restated in every respect effective on the date each and every Advance (except if a representation or warranty is made as of a specific date only) is made except for Advances which are Rollovers or Conversions in which case only Section 11.1(o) will be deemed to be restated;

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and effective on the date of any Swap Document the representation and warranty contained in Section 11.1(o) will be deemed to be restated.

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1.3Survival and Inclusion.
The representations and warranties in this Article 11 shall survive until this Agreement has been terminated. All statements, representations and warranties contained in any Compliance Certificate, Environmental Certificates, Closing Certificates, the other Loan Documents or in any instruments delivered by or on behalf of the Borrower pursuant to this Agreement or the other Loan Documents shall constitute statements, representations and warranties made by the Borrower to the Agent and the Lenders under this Agreement.
ARTICLE 12 COVENANTS OF THE BORROWER
1.1Affirmative Covenants.
While any Obligations under any Credit Facility are outstanding or any Accommodation under any Credit Facility remains available:
(a)Punctual Payment. The Borrower will pay or cause to be paid all Obligations and other amounts payable under the Loan Documents punctually when due.
(b)Legal Existence. Subject to Section 12.3(h), the Borrower will do or will cause to be done all things necessary to preserve and keep in full force and effect each Loan Party’s existence in good standing as a corporation or partnership, as applicable, under the Law of its jurisdiction of formation. Notwithstanding any other provisions of this Agreement, the Borrower shall ensure that it is, at all times, amalgamated or continued under the laws of a province of Canada (other than Quebec) or the federal laws of Canada.
(c)Use of Proceeds. The Borrower will use the proceeds of the Credit Facilities only in accordance with Section 3.6.
(d)Material Adverse Claims. The Borrower will, and will cause each other Loan Party to, except for Permitted Encumbrances, do all things necessary to defend, protect and maintain its property from all material adverse claims where the failure to do so in the opinion of the Lenders, acting reasonably, threatens the intended priority or validity of the Security as herein provided, or would reasonably be expected to have a Material Adverse Effect.
(e)Operation of Properties. The Borrower will, and will cause each other Loan Party to, operate its respective property, or, if it is not the operator, use reasonable efforts to ensure that such property is operated, in accordance with sound industry practice and in accordance in all respects with applicable Law, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.
(f)Performance of Agreements. The Borrower will, and will cause each other Loan Party to, perform its obligations under the Loan Documents to which it is a party

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and all other all agreements relating to the Borrowing Base Properties, including payment of rentals, royalties, Taxes or other charges in respect thereof which are

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necessary to maintain all such agreements in good standing in all respects, except to the extent failure to so perform or pay would not reasonably be expected to have a Material Adverse Effect, provided that this covenant will not restrict their right to surrender leases or terminate agreements which are uneconomic or undesirable to maintain.
(g)Insurance. The Borrower will, and will cause each other Loan Party to, maintain adequate insurance in respect of its material property, including all wellhead equipment and other plant and equipment according to prudent industry standards, including protection against public liability, blow-outs, and “all-risk” perils, and will provide the Agent with copies of all insurance policies relating thereto if so requested. At the Agent’s request, all such property insurance policies will contain a loss payable clause and mortgage clause in favour of the Agent.
(h)Environmental Audit. If the Agent, acting reasonably, determines that any Loan Party’s obligations or other liabilities in respect of matters dealing with the protection or contamination of the Environment or the maintenance of health and safety standards, whether contingent or actual, would reasonably be expected to have a Material Adverse Effect then, at the request of the Agent, the Borrower will, and will cause each of its Subsidiaries to, assist the Agent in conducting an environmental audit of the property which is the subject matter of such contingent or actual obligations or liabilities, by an independent consultant selected by the Agent in consultation with the Borrower. The reasonable costs of such audit will be for the account of the Borrower, provided that the Agent will carry out such audit in consultation with the Borrower to expedite its completion in a cost-effective manner. Should the result of such audit indicate that any Loan Party is in breach, or with the passage of time will be in breach, of any Environmental Law and such breach or potential breach has or would reasonably be expected to have a Material Adverse Effect, and without in any way prejudicing or suspending any of the rights and remedies of the Agent and the Lenders under the Loan Documents, the Borrower will, and will cause its Subsidiaries to, forthwith commence and diligently proceed to rectify or cause to be rectified such breach or potential breach, as the case may be, and will keep the Lenders fully advised of the actions it intends to take and has taken to rectify such breach or potential breach and the progress it is making in rectifying same.
(i)Payment of Taxes and Priority Claims. The Borrower will, and will cause each other Loan Party to, duly file on a timely basis all Tax returns required to be filed by any of them, and duly and punctually pay all Taxes, other governmental charges levied or assessed against any of them or their property, and any other Priority Claims, except, in either case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or where the Borrower or applicable Loan Party is diligently and in good faith contesting such levies or assessments and has provided a reserve in respect thereof in accordance with GAAP.

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(j)Remittances. The Borrower will, and will cause each other Loan Party to, make all of the remittances required to be made by any Loan Party to the applicable federal, provincial or municipal governments and keep such remittances up to date, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.
(k)Inspection of Property; Books and Records; Discussions. The Borrower will, and will cause each other Loan Party to, maintain books and records of account in accordance with GAAP and all applicable Laws; and permit representatives of the Agent no more than once a year while no Default, Event of Default or Borrowing Base Shortfall exists and at any time while a Material Adverse Effect, Default, Event of Default or Borrowing Base Shortfall exists (in each case at the Borrower’s expense) to visit and inspect any property of each Loan Party and to examine and make abstracts from any of the books and records of each Loan Party at any reasonable time during normal business hours and upon reasonable request and notice, and subject to the health and safety requirements of each Loan Party, and to discuss the business, property, condition (financial or otherwise) and prospects of each Loan Party with their senior officers and (in the presence of such representatives, if any, as it may designate) with its independent chartered accountants.
(l)Comply with Law and Maintain Permits. The Borrower will, and will cause each of its Subsidiaries to:
(i)comply with applicable Laws;
(ii)obtain and maintain all permits, licenses, consents and approvals (including those issued or granted by Administrative Bodies) necessary to the ownership of its property and to the conduct of its business in each jurisdiction where it carries on business or owns property; and
(iii)comply with all Abandonment/Reclamation Orders issued by applicable Energy Regulators, provided that the Borrower or Subsidiary, as applicable, will be deemed to have not complied with the terms of an Abandonment/Reclamation Order if the circumstances identified in such order(s) remain unrectified on the date such Abandonment/Reclamation Orders requires such circumstances to be rectified (as any such date may be extended as a result of any appeal period in respect thereof) (the “Compliance Date”), unless the Agent has received evidence satisfactory to it, in its sole discretion, that such order has been withdrawn by the applicable Energy Regulator on or before the compliance date, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, provided that an Abandonment/Reclamation Order shall be deemed to be reasonably expected to have a Material Adverse Effect if the aggregate estimated cost of compliance with all outstanding Abandonment/Reclamation Orders, together with the aggregate amount of all then

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existing security deposits then deposited with an Energy Regulator (without duplication) determined at the time of receipt thereof by the applicable Borrower or Subsidiary, would exceed the greater of (a) $10,000,000 and (b) the Threshold Amount (and, for the purpose of determining any such estimated cost, the Borrower covenants to provide the Agent with a reasonable and factually supported estimate of such costs within fifteen (15) Banking Days of its receipt of the applicable order and shall deliver to each Lender all such other relevant information related to such estimate as may be reasonably required by any such Lender).
(m)Subsidiary Security.
(i)The Borrower will cause each Subsidiary to provide the Agent with a guarantee and the other Security listed in Section 4.1, in each case in form and substance satisfactory to the Agent, within 10 Banking Days (or such longer period as may be agreed to by the Agent) of such Subsidiary being formed or acquired by a Loan Party, together with such supporting documentation and legal opinions as the Agent may reasonably require.
(ii)The Borrower will ensure that at all times, each of its Subsidiaries is a direct or indirect wholly-owned Subsidiary of the Borrower.
(n)Sanctions. The Borrower shall maintain in effect and enforce policies or codes of conduct intended to ensure compliance in all material respects by the Loan Parties and their respective directors, officers and employees with Anti-Corruption Laws, AML Legislation and Sanctions applicable to such Persons.
(o)Bank Accounts. The Borrower shall, and shall cause each other Loan Party to, maintain and keep all cash and cash equivalents (including, for certainty, any operating accounts, deposit accounts or other bank accounts or any securities accounts, each, an “Account”, but excluding deposits constituting Permitted Encumbrances) held by or on behalf of the Loan Parties in Accounts held with the Agent or any Lender or their respective Affiliates.
(p)Further Assurances. The Borrower will, and will cause each other Loan Party to, do all such further acts and things and execute and deliver all such further documents as shall be reasonably required by the Agent in order to ensure the teams and provisions of the Loan Documents are fully performed and carried out.
(q)Mandatory Hedging. After each Mandatory Hedge Trigger Date and by not later the Mandatory Hedge Start Date applicable thereto (or, if such day is not a Banking Day, the next Banking Day), the Borrower will enter into (or otherwise ensure it is a party to) and at all times thereafter maintain until the maturity thereof, Mandatory Hedges.
1.2Reporting Covenants.

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While any Obligations under any Credit Facility are outstanding or any Accommodation under any Credit Facility remains available:

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(a)Financial Statements.
(i)Within 60 days after the end of each of the first three Fiscal Quarters during each Fiscal Year, the Borrower will furnish to the Agent the Borrower’s quarterly unaudited consolidated financial statements; and
(ii)within 120 days after the end of each Fiscal Year, the Borrower will furnish to the Agent:
(A)the Parent’s annual audited consolidated financial statements; and
(B)the Borrower’s annual audited consolidated financial statements.
(b)Compliance Certificate and Environmental Certificate. Within (i) 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, and (ii) 120 days after the end of each Fiscal Year, the Borrower will furnish to the Agent a Compliance Certificate. At the time the Borrower delivers the Compliance Certificate in accordance with item (ii) above, it will also deliver to the Agent (A) an Environmental Certificate and (B) a report setting out the terms of all Swap Documents to which it is a party, in detail satisfactory to the Agent, acting reasonably.
(c)Forecasts. Within 120 days after the end of each Fiscal Year, the Borrower will furnish to the Agent:
(i)consolidated financial forecasts, including full balance sheet, income statement and cash flow statement of the Loan Parties, set forth on a quarterly basis; and
(ii)a production forecast approved by the Board of Directors of the Borrower setting forth forecasted average daily production for the next 24 months,
(collectively, the “Forecasts”).
(d)Engineering Information. The Borrower will provide the following:
(i)within 60 days after the end of each Fiscal Quarter, if not already delivered, the most recent consolidated production and revenue reports and lease operating statements for the immediately preceding Fiscal Quarter covering the Proved Producing Reserves, in form and substance satisfactory to the Agent, acting reasonably;
(ii)prior to March 31 of each year, an independent economic and reserve evaluation report covering the then applicable Borrowing Base Properties prepared by an engineering firm acceptable to the Majority Lenders, acting reasonably, with an effective date no earlier than December 31 of the immediately preceding calendar year, provided that, in addition to the

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foregoing, the Majority Lenders will have the right, in conjunction with the

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exercise of their rights under Section 3.9(b)(i) or (ii), to request that an independent economic reserve and evaluation report covering the Borrowing Base Properties (in addition to the reports required above) be provided by the Borrower at the Borrower’s expense and the Borrower will provide the same within a reasonable time;
(iii)prior to September 30 of each year, internally prepared economic and reserve evaluation reports covering the then applicable Borrowing Base Properties together with such lease operating statements, internally prepared reserve information and other information as the Agent may require, with an effective date no earlier than August 31, in form and substance satisfactory to the Agent, acting reasonably; and
(iv)additional engineering information in accordance with customary practice upon request by the Agent or Lenders.
(e)Utilization. The Borrower will notify the Agent promptly upon the Aggregate Principal Amount exceeding 80% of the Commitment Amount.
(f)Notice of Environmental Damage. The Borrower will, forthwith upon acquiring knowledge thereof, notify the Agent of the discovery of any Contaminant or of any Release of a Contaminant into the Environment from or upon the land or property owned (either individually or jointly), operated or controlled by any Loan Parties which would reasonably be expected to have a Material Adverse Effect.
(g)Notice of Change of Control. The Borrower will, forthwith upon becoming aware thereof, notify the Agent of any Change of Control.
(h)Additional Environmental Information. The Borrower will upon the request of the Agent make available for discussion with the Agent or its nominee at all reasonable times the individuals who were involved in the preparation of any Environmental Certificate.
(i)Notice of Legal Proceedings. The Borrower will, forthwith upon becoming aware thereof, notify the Agent of the commencement of any legal or administrative proceedings against any Loan Party which, if adversely determined against any Loan Party would (i) require it to pay more than the Threshold Amount, or (ii) otherwise reasonably be expected to have a Material Adverse Effect.
(j)Notices and Filings. The Borrower will, on a timely basis, furnish to the Agent all prospectuses, material change reports (except those filed on a confidential basis, but only for so long as such confidentiality remains in effect) and material press releases filed by any Loan Party with securities commissions having jurisdiction and other material documents distributed by the Borrower to its shareholders (subject to confidentiality restrictions, for so long as such

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confidentiality restrictions remain in effect), provided that the requirement to deliver the foregoing periodic reports and filings may be satisfied by posting such information on www.sedar.com or on another website, as applicable, and forthwith advising the

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Agent that such periodic reports and filings have been so posted and the details of any website on which the same have been posted.
(k)Notice of Default, Event of Default or Material Adverse Effect. The Borrower will notify the Agent of the occurrence of any Default or Event of Default or any other event which would reasonably be expected to result in a Material Adverse Effect forthwith upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.
(l)ARO and Decommissioning Reporting. The Borrower will furnish to the Agent:
(i)within 120 days after the end of each Fiscal Year (and concurrently with the Compliance Certificate to be delivered at such time):
(A)a copy of a consolidated annual budget of the Borrower and its Subsidiaries, including an estimate of the present and future, direct and indirect, absolute and contingent costs, liabilities, expenditures and obligations of the Borrower and its Subsidiaries for the abandonment, restoration, reclamation or other remediation of the wells, facilities, pipelines, storage sites and other assets and the properties on which the Borrower or any Subsidiary has carried on business, in form and substance satisfactory to the Agent, acting reasonably; and
(B)a decommissioning schedule for the current Fiscal Year disclosing the forecasted decommissioning and abandonment activities for all of the Borrower’s and its Subsidiaries’ wells, pipelines, storage sites and other assets and the properties on which the Borrower or any Subsidiary has carried on business, in form and substance satisfactory to the Agent, acting reasonably,
(collectively, the “Annual Abandonment Budget and Schedule”);
(ii)within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (and concurrently with the Compliance Certificate to be delivered at such time), a completed ARO Report and Decommissioning Expense Worksheet (in form and substance satisfactory to the Agent) setting out (x) any updates to the most recently provided Annual Abandonment Budget and Schedule, (y) the amount the Borrower and its Subsidiaries have expended on decommissioning expenses during the applicable Fiscal Year and (z) how the Borrower and its Subsidiaries have performed against the budgeted amount in the applicable Annual Abandonment Budget and Schedule, with an explanation from management to explain any material variations therefrom and any other matters related to any changes in the Borrower’s abandonment and reclamation policies;

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(iii)concurrently with delivery of each Compliance Certificate pursuant to Section 12.2(b), a copy of each then current ARO Assessment Report of the

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Borrower and its Subsidiaries for each ARO Relevant Jurisdiction, as applicable;
(iv)promptly upon receipt thereof, any Abandonment/Reclamation Orders or other notices or communications related to any directives, rules, regulations or other orders issued by any applicable Energy Regulator to the Borrower or any of its Subsidiaries or otherwise affecting any of the ARO Assets, in each case, that are material or have an aggregate estimated cost (calculated in accordance with Section 3.9(b)(ii)(B)) in excess of the Threshold Amount;
(v)if the Borrower or any of its Subsidiaries has engaged a consultant or other expert to evaluate, analyze or otherwise assist with the determination or impact of the Borrower or any of its Subsidiaries’ abandonment and reclamation obligations in any ARO Relevant Jurisdiction, the Borrower will, subject to any confidentiality requirement of such consultant or expert, provide a copy of such report related thereto promptly following receipt thereof by the Borrower or applicable Subsidiary, as applicable;
(vi)promptly following delivery of such letters of credit or security, notice to the Agent of any letters of credit or other forms of security are issued on the Borrower’s or any of its Subsidiaries’ behalf to any applicable Energy Regulator in respect of any ARO Relevant Jurisdiction pursuant to ARO Security Requirements; and
(vii)promptly upon availability thereof, any estimates required pursuant to Section 3.9(b)(ii)(B).
(m)New Permitted Junior Debt or Permitted Refinancing Debt. The Borrower will provide the Agent with no less than 10 Banking Days’ prior written notice of the proposed issuance of any new Permitted Junior Debt or Permitted Refinancing Debt.
(n)Permitted Debt Documents. Prior to, or forthwith after (but in any event on the same Banking Day on which such issuance is made), the issuance of any Permitted Junior Debt or Permitted Refinancing Debt, the Borrower shall deliver to the Agent and the Lenders an officer’s certificate attaching a true, correct and complete copy of any Permitted Junior Debt Documents or Permitted Refinancing Debt Documents, as applicable and a fully executed copy of any Intercreditor Agreement required in connection therewith (if applicable).
(o)Amendments Permitted Junior Debt or Permitted Refinancing Debt. The Borrower will forthwith provide a written copy of any material alteration, amendment, modification or supplement to, or restatement of, any Permitted Junior Debt Document or Permitted Refinancing Debt Document (or, in each case, any material waiver or consent to like effect).

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(p)Permitted Junior Debt; Permitted Refinancing Debt. The Borrower will, forthwith upon becoming aware thereof:
(i)furnish the Agent with copies of all material notices delivered to, or received from, the holders of any Permitted Junior Debt or Permitted Refinancing Debt (or any agent on their behalf); and
(ii)notify the Agent of any default or event of default under any Permitted Junior Debt or Permitted Refinancing Debt and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.
(q)Subsidiary. The Borrower will promptly provide Agent with notice of the formation or acquisition of any direct or indirect Subsidiary.
(r)Distribution Policy. The Borrower will furnish to the Agent any distribution policy for the Borrower as may from time to time be approved by its Board of Directors (to the extent not previously disclosed in any budget provided to the Agent) and, from time-to-time after the implementation of same, any material changes thereto, in each case promptly, and in any event within not more than 5 Banking Days, after approval thereof by the Borrower’s Board of Directors.
(s)Other Information. The Borrower will provide to the Agent such other documentation and information concerning the Loan Parties or their respective properties as may be requested by any Lender, acting reasonably.
1.3Negative Covenants.
While any Obligations under any Credit Facility are outstanding, or any Accommodation under any Credit Facility remains available:
(a)Limitation on Indebtedness and Liens. The Borrower will not, and will not permit the other Loan Parties to:
(i)incur Indebtedness, except for Permitted Indebtedness; or
(ii)provide or permit a Lien over any of its property, except for Permitted Encumbrances.
(b)Distributions. The Borrower will not, and will not permit the other Loan Parties to make any Distribution, other than Permitted Distributions.
(c)Limitation on Exchange Rate Swap Contracts. The Borrower will not, and will not permit any other Loan Party to, enter into any contract for the sale, purchase, exchange or future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged) or any hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection

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agreement or option with respect to any such transaction, in each case designed to hedge against

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fluctuations in foreign exchange rates (collectively, the “Exchange Rate Swap Contracts”) if:
(i)the term of any such Exchange Rate Swap Contract exceeds three years;
(ii)the aggregate amounts hedged under all Exchange Rate Swap Contracts (other than Exchange Rate Swap Contracts which relate to the exposure to
U.S. Dollars resulting from payments owing under Commodity Swap Contracts that are required to be made in U.S. Dollars (“Commodity Swap- Related Exchange Rate Swap Contracts”)) determined at the time each such Exchange Rate Swap Contract is entered into, and after giving effect thereto, exceeds 75% of the Loan Parties’ forecasted aggregate annual non- Canadian Dollar revenues, as set forth in the most recent Forecasts, as adjusted for acquisitions and divestitures in a manner satisfactory to the Agent, acting reasonably; or
(iii)the aggregate amounts hedged under all Commodity Swap-Related Exchange Rate Swap Contracts, determined at the time each such Commodity Swap-Related Exchange Rate Swap Contract is entered into, and after giving effect thereto, exceeds the Loan Parties’ aggregate exposure to U.S. Dollars resulting from payments under their Commodity Swap Contracts which are required to be made in U.S. Dollars.
(d)Limitation on Interest Rate Swap Contracts. The Borrower will not, and will not permit any other Loan Party to, enter into any contract for a rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates (collectively, the “Interest Rate Swap Contracts”) if:
(i)the term of any such Interest Rate Swap Contract exceeds three years; or
(ii)the aggregate amounts hedged under all Interest Rate Swap Contracts at the time such Interest Rate Swap Contract is entered into and after giving effect thereto exceeds 75% of the Canadian Dollar Exchange Equivalent of the then current Borrowing Base, provided that the foregoing 75% limit shall not restrict any such Interest Rate Swap Contract entered into by a Loan Party with respect to any Permitted Junior Debt or any Permitted Refinancing Debt if (A) the term of such Interest Rate Swap Contract does not exceed the term of the Permitted Junior Debt or Permitted Refinancing Debt and (B) the Borrower shall, concurrently with any reduction in the aggregate principal amount of such Permitted Junior Debt and Permitted Refinancing Debt, reduce the notional amount of any such Interest Rate Swap Contracts such that the notional amount thereof does not exceed the remaining aggregate principal amount of such Permitted Junior Debt and Permitted Refinancing Debt.

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(e)Limitation on Commodity Swap Contracts. The Borrower will not, and will not permit any other Loan Party to, enter into any contract for a commodity swap or other protection agreement or option designed to protect against fluctuations in commodity prices (which, for greater certainty, includes both physically and financially settled hedges) (collectively, the “Commodity Swap Contracts”) if:
(i)the term of any such Commodity Swap Contract exceeds three years; or
(ii)the aggregate amounts hedged by the Loan Parties under all Commodity Swap Contracts on the date such Commodity Swap Contract is entered into and after giving effect thereto exceed:
(A)85% of the aggregate average daily production of (I) crude oil, (II) natural gas, (III) condensates and (IV) natural gas liquids (determined in each case net of royalties) of the Loan Parties as set forth in the most recent Forecasts in the first year after the date such Commodity Swap Contract is entered into;
(B)75% of the aggregate average daily production of (I) crude oil, (II) natural gas, (III) condensates and (IV) natural gas liquids (determined in each case net of royalties) of the Loan Parties as set forth in the most recent Forecasts in the second year after the date such Commodity Swap Contract is entered into; or
(C)65% of the aggregate average daily production of (I) crude oil, (II) natural gas, (III) condensates and (IV) natural gas liquids (determined in each case net of royalties) of the Loan Parties as set forth in the most recent Forecasts in the third year after the date such Commodity Swap Contract is entered into.
For certainty, the Mandatory Hedges shall be deemed to be in compliance with this Section 12.3(e).
(f)Limitation on Hedging Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or maintain any Exchange Rate Swap Contract, Interest Rate Swap Contract, Commodity Swap Contract and any other derivative agreement or other similar agreement or arrangements (collectively, the “Hedging Agreements”), unless such Hedging Agreement is entered into in accordance with prudent industry practice, for risk management purposes only and not for speculative purposes; provided that, the Mandatory Hedges shall be deemed to be permitted under this Section 12.3(f).
(g)Change in Constating Loan Documents. The Borrower will not, and will not permit any other Loan Party to, amend any of its constating documents, by-laws or other equivalent organizational documents, as applicable, in a manner that would materially prejudice the rights and interests of the Agent and the Lenders under the Loan Documents.

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(h)Mergers, Amalgamation and Consolidations. The Borrower will not, and will not permit any other Loan Party to, merge, amalgamate, consolidate, wind-up or dissolve with or into another Person, except for any such transaction between the Loan Parties and provided that the Borrower notifies the Agent forthwith following such merger, amalgamation or consolidation.
(i)Change in Business, Name, Location or Fiscal Year. The Borrower will not, and will not permit any other Loan Party to, (i) change in any material respect the nature of their business or operations from the exploration for, and development, production, processing, transportation and marketing of, petroleum, natural gas and related commodities and products and activities related or ancillary thereto, or
(ii) change its name, trade name or jurisdiction of chief executive office or jurisdictions of business from those set forth in Schedule H without giving the Agent at least 15 days prior written notice thereof. The Borrower will notify the Agent of the creation of any Subsidiary and the ownership thereof or any change of its Fiscal Year end within 10 Banking Days after any such creation or change.
(j)Asset Dispositions. Other than for Permitted Dispositions, the Borrower will not, and will not permit any other Loan Party to, directly or indirectly, make any sale (including sale and lease-back transactions), exchange, lease, transfer or other disposition of any of its Borrowing Base Properties to any Person, or complete any Hedge Monetizations, without the prior written consent of the Lenders.
(k)Financial Assistance or Capital Contributions.
(i)Except:
(A)as permitted below in this Section 12.3(k); and
(B)for the Original Closing Date Financial Assistance,
the Borrower will not, and will not permit any other Loan Party to:
(C)provide any Financial Assistance to any Person, other than by one Loan Party to another Loan Party; or
(D)make any contribution of capital or any other forms of equity investment in any Person, other than to or in favour of a Loan Party.
(ii)Notwithstanding the foregoing:
(A)the Borrower may provide Financial Assistance to HoldCo in an amount which, when aggregated with (I) all other Financial Assistance expended pursuant to this Section (ii) and (II) all Permitted Distributions made under clause (e) of the definition thereof, does not exceed $2,000,000 in any Fiscal Year; and

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(B)a Loan Party may provide Financial Assistance to a Person (other than the Borrower to HoldCo), or make a contribution of capital or equity investment in a Person, if the aggregate amount of such Financial Assistance, capital contribution and equity investment does not, in any 12 calendar month period, exceed the Threshold Amount, provided, in each case, that no Default, Event of Default, Material Adverse Effect or Borrowing Base Shortfall exists at such time or would reasonably be expected to result therefrom.
(l)Material Investments. The Borrower will not, and will not permit any Loan Party to, make any material investment or enter into joint ventures of a material nature, in each case which are outside the scope of business (taken as a whole) contemplated by Section 12.3(i).
(m)Transactions with Affiliates. The Borrower will not, and will not permit any other Loan Party to, except as specifically permitted hereunder or otherwise permitted by the Lenders, enter into any transaction, including the purchase, sale or exchange of any property or the rendering of any services, with any of its shareholders that own more than 10% of the outstanding shares of the Borrower or with any Affiliate, or with any of its or their directors or officers, or enter into, assume or suffer to exist any employment, consulting or analogous agreement or arrangement with any such shareholder or Affiliate or with any of its directors or officers, except (i) any transaction or agreement or arrangement between Loan Parties, (ii) any transaction which is made upon fair and reasonable terms not materially less favourable to such Loan Party than it would obtain in a comparable arms-length transaction, (iii) any loan permitted hereunder (including pursuant to Sections 12.3(b) and 12.3(k)) that is made by the Borrower to HoldCo in order to fund the general corporate purposes of HoldCo, including corporate costs and expenses, and general administrative expenses of HoldCo, or the payment of any distribution by HoldCo and (iv) the Original Closing Date Financial Assistance.
(n)Anti-Hoarding Provision. No Loan Party shall accumulate or maintain, in one or more depository or investment accounts maintained by or on behalf of the Loan Parties (or otherwise accumulate and maintain the same in some other manner), any Excess Cash, excluding therefrom cash or cash equivalents accumulated or maintained therein for a specified and legitimate business purpose (other than simply accumulating a cash reserve), and provided that if such Excess Cash is not used by the Loan Parties for such purposes within five Banking Days of such accumulation, the Borrower will, on the Banking Day immediately following such fifth Banking Day, repay or cause to be repaid a portion of the Aggregate Principal Amount under the Credit Facilities in an amount equal to the lesser of:
(i)such Excess Cash on the date of such repayment; and

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(ii)the Aggregate Principal Amount (if any) under the Credit Facilities on the date of such repayment, excluding therefrom (A) any Benchmark Loans until their respective Maturity Dates and (B) any Letters of Credit, other than Letters of Credit that have been drawn and not reimbursed in accordance with Section 9.1(d), in each case applied:
(iii)first, as a non-permanent repayment of the Aggregate Principal Amount outstanding under the Operating Facility, until the Aggregate Principal Amount thereunder is zero (after taking into account the exclusions set forth in (ii) above); and
(iv)thereafter, as a non-permanent repayment of the Aggregate Principal Amount of the Syndicated Facility, until the Aggregate Principal Amount thereof is zero (after taking into account the exclusions set forth in (ii) above).
For certainty, if on the date of any Conversion or Rollover of any Benchmark Loan there is any Excess Cash, the Borrower shall be required to make the aforementioned repayment without regard to the exclusions set forth above.
(o)Acquisitions.
(i)The Borrower will not, and will not permit the other Loan Parties to, purchase or exchange, or otherwise enter into any transaction or series of related transactions which would result in the acquisition of any Voting Securities or other ownership interests in any Person, or any P&NG Rights, unless, at the time of entry into the agreement (or agreements) providing for such purchase, exchange or other transaction or series of transactions, and on a pro forma basis after giving effect to such acquisition, no Default, Event of Default or Borrowing Base Shortfall has occurred and is continuing.
(ii)The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or consummate any ARO Transaction without the unanimous consent of all of the Lenders (it being understood and acknowledged by the Borrower that any consent of all of the Lenders may, among other conditions, require a Borrowing Base redetermination pursuant to Section 3.9(b)(ii)(B)) (excluding any such transaction solely between or among the Borrower and/or any Subsidiaries thereof) if the aggregate amount of ARO Liabilities (Inactive) associated therewith, together with the aggregate amount of ARO Liabilities (Inactive) acquired or assumed by the Borrower and its Subsidiaries pursuant to all other such ARO Transactions since the last determination or redetermination of the Borrowing Base, is greater than the Threshold Amount.

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(p)Sanctions. The Borrower will not, directly or indirectly, use any Credit Facility or proceeds of any Credit Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or
(ii) or in any other manner that would result in a violation of Sanctions.
(q)Hostile Acquisitions. The Borrower will not, and will not permit any other Loan Party or any other Affiliate of the Borrower, to utilize Drawdowns, whether directly or indirectly, to facilitate, assist with, or participate in a Hostile Acquisition.
(r)Permitted Junior Debt and Permitted Refinancing Debt. Other than as permitted by the applicable Intercreditor Agreement, the Borrower will not, and will not permit any other Loan Party to:
(i)make any principal payments, repurchases, redemptions or other retirement of principal under any Permitted Junior Debt or any Permitted Refinancing Debt, if a Borrowing Base Shortfall, Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; or
(ii)pay any interest on any Permitted Junior Debt or Permitted Refinancing Debt during the continuance of a Borrowing Base Shortfall, Default or Event of Default; or
provided that, the Borrower shall be permitted to repay, at any time, all or a portion of Permitted Junior Debt with the proceeds from (A) Permitted Refinancing Debt or (B) the issuance of equity interests in the Borrower.
1.4Most Favoured Lender.
(a)If at any time after the date hereof, any Permitted Junior Debt Documents or Permitted Refinancing Debt Documents includes any covenants or defaults which are more onerous or burdensome than the covenants and defaults in this Agreement (any such covenant or event of default being referred to herein as, a “More Favourable Provision”), then such More Favourable Provision shall be automatically incorporated in this Agreement as if set forth fully therein, mutatis mutandis, and shall be effective as the date of such More Favourable Provision becomes effective in such Permitted Junior Debt Document or Permitted Refinancing Debt Document (the “Amendment Effective Date”). Thereafter, such More Favourable Provisions may only be amended in accordance with the provisions of this Agreement. The Borrower will provide the Agent with copies of all amendments to any Permitted Junior Debt Document or Permitted Refinancing Debt Document in accordance with Section 12.2(p).

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(b)If the Agent, on behalf of the Majority Lenders, gives written notice to the Borrower within 30 days after receipt of the copies of the amendments to Permitted Junior Debt Documents or Permitted Refinancing Debt Documents from the Borrower, objecting to the inclusion of such More Favourable Provision in this Agreement,

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such More Favourable Provision shall not be incorporated in this Agreement, with retroactive effect to the Amendment Effective Date.
(c)Upon the written request of the Agent, the Borrower or any other Loan Party, as applicable, and the Agent shall enter into an amendment of this Agreement to reflect the inclusion of the More Favourable Provision. All costs of the Agent and the Lenders incurred in connection with any such amendment (including, without limitation, the reasonable fees and expenses of a single counsel to the Agent and Lenders) shall be paid by the Borrower promptly after its receipt of a statement in respect thereof.

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1.1Events of Default.

ARTICLE 13 EVENTS OF DEFAULT
Each of the following events shall constitute an “Event of Default”:
(a)Failure to Pay. If the Borrower makes default in the due and punctual payment of:
(i)any principal amount owing under the Loan Documents, as and when the same becomes due and payable, whether at maturity, or otherwise; or
(ii)any interest, fees or other amounts not constituting principal owing under the Loan Documents, as and when the same become due and payable, whether at maturity or otherwise, and such default continues for a period of 3 Banking Days.
(b)Incorrect Representations. If any representation or warranty made by any Loan Party in any Loan Document proves to have been incorrect when so made or deemed to have been repeated as herein provided and, to the extent the circumstances resulting in such breach of representation or warranty are capable of being cured, such representation or warranty continues to be incorrect for a period of 30 days after notice thereof is given to the Borrower by the Agent.
(c)Negative Covenants. If a Loan Party defaults in the performance or observance, or is otherwise in breach of, its covenants and obligations under Section 12.3 (excluding paragraphs (c), (d), (e) and (m) thereof) and, in the case of any such negative covenant which is capable of being cured, such default or breach continues for a period of 10 days after notice thereof is given to the Borrower by the Agent.
(d)Notice of Event of Default. If a Loan Party defaults in the performance or observance, or is otherwise in breach of, its covenants and obligations under Section 12.2(k) and such default or breach continues for a period of 5 Banking Days.
(e)Breach of Covenants. Except for an Event of Default set out elsewhere in this Section 13.1, if any Loan Party defaults in the performance or observance of any

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covenant, obligation or condition to be observed or performed by it pursuant to any of the Loan Documents, and such default continues for a period of 30 days after notice thereof is given to the Borrower by the Agent.
(f)Insolvency. If a judgment, decree or order of a court of competent jurisdiction is entered against any Loan Party, (i) adjudging any Loan Party bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Law, or
(ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of the property of any Loan Party or (iii) ordering the involuntary winding up or liquidation of the affairs of any Loan Party or
(iv) appointing any receiver or other Person with like powers over all, or substantially all, of the property of any Loan Party, unless, in any such case, such judgment, petition, order or appointment is stayed and of no effect against the rights of the Lenders within 30 days of its entry.
(g)Winding-Up. If, (i) except as permitted by Section 12.3(h), an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of any Loan Party, pursuant to applicable Law, including the Business Corporations Act (Alberta), or (ii) if any Loan Party institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Law, or (iii) any Loan Party consents to the filing of any petition under any such Law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of any Loan Party’s property, or (iv) any Loan Party makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) any Loan Party takes or consents to any action in furtherance of any of the aforesaid purposes.
(h)Permitted Junior Debt. The occurrence of an “event of default” under the Permitted Junior Debt or any Permitted Junior Debt Document or any notice of enforcement or default is issued by the holders thereof (or any agent on behalf of them) under the Intercreditor Agreement.
(i)Swap Documents. The early termination of any Swap Document as a result of the occurrence of any event of default, except due to the applicable Swap Lender or its Affiliate no longer being a Lender under this Agreement.
(j)Other Debt. Other than in respect of the Permitted Junior Debt or a Swap Document, any Loan Party fails to make any payment of principal, interest or other amount in regard to any Indebtedness (which for the purpose of this definition includes Indebtedness, obligations and liabilities under each Hedging Agreement that is not a Swap Document) whatsoever owed by it to any Person after the expiry of any applicable grace period in respect thereof, where the

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outstanding principal amount of such Indebtedness is more than the Threshold Amount (which, in the

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case of a Hedging Agreement, shall be determined with references to the termination payment thereunder, if any, owing by the applicable Loan Party).
(k)Other Defaults. Any Loan Party defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party or by which any of its property is bound, where such default would reasonably be expected to have a Material Adverse Effect and such default continues for a period of 30 days after notice is given to the Borrower by the Agent (provided that such default shall be deemed to be continuing, without limitation, as long as such Material Adverse Effect would reasonably be expected to occur).
(l)Adverse Proceedings. The occurrence of any action, suit or proceeding against or affecting any Loan Party before any court or before any Administrative Body which, if successful, would reasonably be expected to have a Material Adverse Effect, unless the action, suit, or proceedings is contested diligently and in good faith and, in circumstances where a lower court or tribunal has rendered a decision adverse to it, any Loan Party, as applicable, is appealing such decision, and has provided or established a reserve in respect thereof in accordance with GAAP.
(m)Material Lien. The property of any Loan Party having a fair market value in excess of the Threshold Amount in the aggregate, shall be seized (including by way of execution, attachment, garnishment or distraint) or any Lien thereon shall be enforced, or such property shall become subject to any charging order or equitable execution of a court, or any writ of enforcement, writ of execution or distress warrant with respect to obligations in excess of the Threshold Amount in the aggregate, shall exist in respect of any Loan Party or such property, or any sheriff, civil enforcement agent or other Person shall become lawfully entitled to seize or distrain upon any such property under the Civil Enforcement Act (Alberta), the Workers’ Compensation Act (Alberta), the Personal Property Security Act (Alberta) or any other applicable Laws whereunder similar remedies are provided, and in any case such seizure, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, shall continue in effect and not be released or discharged for more than 30 days.
(n)Judgment. A judgment is obtained against any Loan Party for an amount in excess of the Threshold Amount in the aggregate, in respect of which enforcement proceedings have commenced or which otherwise remains unsatisfied and undischarged for a period of 30 days during which such judgment shall not be on appeal or execution thereof shall not be effectively stayed.
(o)Cessation of Business. Except as permitted by Section 12.3(h), any Loan Party ceases or proposes to cease carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its property.
(p)Enforceability of Loan Documents. If any material provision of any Loan Document shall at any time cease to be in full force and effect, be declared to be

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void or voidable or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Loan Party or if any Lien constituted pursuant to the Security ceases to have the priority contemplated in the Loan Documents and in each case (other than any contest by any Loan Party) the same is not effectively rectified or replaced by the applicable Loan Party within 10 days after notice thereof is given to the Borrower by the Agent.
(q)Qualified Auditor Report. If the audited financial statements that are required to be delivered to the Agent pursuant to Section 12.2(a) contain a qualification or going concern note that is not acceptable to the Majority Lenders, acting reasonably, and, if unacceptable, such qualification or going concern note is not rectified or otherwise dealt with to the satisfaction of the Majority Lenders within a period of 30 days after the delivery of such financial statements.
(r)Change of Control. If a Change of Control occurs and is not consented to by the Majority Lenders.
(s)Borrowing Base Shortfall. If, at any time, there exists a Borrowing Base Shortfall that has not been eliminated in accordance with Section 3.4(c).
(t)Material Adverse Effect. If a Material Adverse Effect occurs and it has not been cured to the satisfaction of all of the Lenders within 30 days after written notice thereof has been provided to the Borrower by the Agent.
1.2Remedies.
Upon the occurrence of an Event of Default which has not been waived, the Agent (on the direction of the Majority Lenders or, in the case of an Event of Default under Sections 13.1(f) or 13.1(g), automatically) shall forthwith terminate any further obligation to make Advances and declare all Obligations owing under the Credit Facilities together with unpaid accrued interest thereon and any other amounts owing under the Loan Documents, contingent or otherwise, to be immediately due and payable, whereupon the Borrower will be obligated without any further grace period to forthwith pay such amounts and the Agent and the Lenders may exercise any and all rights, remedies, powers and privileges afforded by applicable Law or under any and all other instruments, documents and agreements made to assure payment and performance of the obligations of the Loan Parties under the Loan Documents.
1.3Application of Proceeds.
Except as otherwise agreed to by all of the Lenders in their sole discretion or as otherwise expressly provided for herein, all (i) payments made by or on behalf of the Loan Parties under the Loan Documents after acceleration pursuant to Section 13.2, and (ii) proceeds resulting from any realization or enforcement of the Security, including by way of foreclosure, will be applied and distributed by the Agent or any nominee thereof in the following manner:

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(a)firstly, in full and final payment of any amounts due and payable by way of recoverable expenses, including all out-of-pocket realization and enforcement costs

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and all legal costs and disbursements (on a solicitor and his own client full indemnity basis);
(b)secondly, in full and final payment of all accrued and unpaid interest, Letter of Credit Issuance Fees and standby fees in connection with the Credit Facilities, on a pro rata basis;
(c)thirdly, in full and final payment of the Aggregate Principal Amount under the Credit Facilities, the Cash Management Obligations and the Permitted Swap Indebtedness, on a pro rata basis;
(d)fourthly, in full and final payment of all other Obligations (other than Swap Indebtedness in excess of Permitted Swap Indebtedness) owing under the Loan Documents, on a pro rata basis;
(e)fifthly, in full and final payment of all Swap Indebtedness in excess of Permitted Swap Indebtedness, on a pro rata basis; and
(f)finally, if there are any amounts remaining and subject to applicable Law, to the Borrower (or any other Loan Party) as applicable.
1.4Set Off.
The Borrower agrees that, upon the occurrence and during the continuance of a Default or Event of Default, in addition to (and without limitation of) any right of set off, bankers’ lien, counterclaim or other right or remedy that any Lender may otherwise have, each Lender will be entitled, at its option, to offset any and all balances and deposits held by it for the account of any Loan Party at any of its offices or branches, in any currency, against any and all amounts owed by any Loan Party to such Lender hereunder (regardless of whether any such balances are then due or payable to any Loan Party) or to a Swap Lender in connection with any Swap Indebtedness, in which case such Lender will promptly notify the Borrower and the Agent thereof; provided that such Lender’s failure to give any such notice will not affect the validity thereof. Any Person purchasing an interest in the obligations of the Borrower as contemplated herein may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such interest as fully as if such obligations had been originally incurred to such Person and such Person were the holder thereof. The rights of the Lenders under this Section 13.4 are in addition to the other rights and remedies which the Lenders may have. Nothing contained in the Loan Documents will require any Lender to exercise any right or will affect the right of any Lender to exercise and retain the benefits of exercising any right, with respect to any indebtedness or obligation of the Borrower existing otherwise than pursuant to the Loan Documents.
1.5Attorney in Fact.
The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the

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Borrower or in its own name, from time-to-time in the Agent’s discretion, for the purpose of carrying out the terms of the Loan Documents, to take any and all appropriate action and to execute

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any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and which the Borrower being required to take or execute has failed to take or execute; provided that this power of attorney will not be effective until the occurrence and during the continuance of any Event of Default and only if the Borrower fails to do something it is required to do on a timely basis. The Borrower hereby ratifies all that said attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and will be irrevocable until all of the Obligations have been unconditionally and irrevocably paid and performed in full. The Borrower also authorizes the Agent, at any time and from time-to-time, to execute any endorsements, assignments or other instruments of conveyance or transfer pursuant to the Security after an Event of Default and only if the Borrower fails to do so on a timely basis. If requested by the Agent, the Borrower will cause each other Loan Party to constitute and appoint the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact in accordance with the foregoing provisions of this Section 13.5.
1.6Adjustments
Upon the occurrence and any time during the continuance of an Event of Default, adjustments shall be made among the Lenders as set forth in this Section 13.6. The Lenders shall make such adjusting payments amongst themselves in any manner as may be required to ensure their respective participations in outstanding Advances reflect their respective Rateable Portion including the following:
(a)Except as otherwise unanimously agreed to by all of the Lenders, each Lender agrees that it will at any time from time to time after all Lender Secured Obligations are declared by the Agent to be due and payable pursuant to Section 13.2 purchase at par on a non-recourse basis a participation in the Aggregate Principal Amount owing to each of the Lenders and make any other adjustments as are necessary or appropriate (including any applicable indemnities for then outstanding Letters of Credit and Benchmark Loans), in order that the Aggregate Principal Amounts owing to each of the Lenders, as adjusted pursuant to this Section 13.6(a), will be in the same proportion as each Lender’s Individual Commitment Amount was to the Commitment Amount immediately prior to the Event of Default resulting in such declaration, and the amount of any repayment made by or on behalf of the Loan Parties under the Loan Documents or any proceeds received by the Agent or the Lenders pursuant to Section 13.3 will be applied by the Agent in a manner such that to the extent possible the amount of the Aggregate Principal Amount owing to each Lender after giving effect to such application will be in the same proportion as each Lender’s Individual Commitment Amount was to the Commitment Amount immediately prior to the Event of Default resulting in such declaration.
(b)The obligations of each Lender under this Section 13.6 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

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(i)any lack of validity or enforceability of the Borrower’s obligations hereunder;
(ii)the occurrence of any Default or Event of Default or the exercise of any rights by the Agent under Section 13.2; and
(iii)the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by a Lender or the Operating Lender against the Borrower.
ARTICLE 14 CONFIDENTIALITY
1.1Non-Disclosure.
All information, received by the Agent and the Lenders from or in respect of any Loan Party, including any information relating to a Hostile Acquisition, other than information that is required to be disclosed by applicable Law (including, for certainty, information required to be disclosed in connection with any legal proceedings, including proceedings relating to the Loan Documents) or to any Administrative Body of competent jurisdiction, including any central bank or other banking regulatory authority and any official bank examiners or regulators, will be held by the Agent and the Lenders in the strictest confidence and will not be disclosed to any Person, except as provided in Sections 14.2 and 14.3, provided that the confidential nature of the information is made known or ought to have been known by the disclosing Party.
1.2Exceptions.
Section 14.1 does not apply to information:
(a)of a Party where that Party consents in writing to its disclosure;
(b)which becomes part of the public domain without breach of Section 14.1;
(c)received from a third party without restriction on further disclosure and without breach of Section 14.1;
(d)in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder;
(e)developed independently without breach of Section 14.1; or
(f)to the extent required to be disclosed by order or direction of a court or Administrative Body of competent jurisdiction.

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1.3Permitted Disclosures by the Agent or the Lenders.
Confidential information received by the Agent or a Lender may be disclosed to their respective Affiliates (including Swap Lenders), the Agent or any other Lender, including any financial institution which desires to become a Lender hereunder or any actual or prospective counterparty to any securitization, swap or derivative transaction relating to any Loan Party (provided that in the case of any Participant, prospective lender or actual or prospective counterparty any such Person has entered into confidentiality covenants with the Agent and the Borrower substantially the same as those contained in this Article 14) and to their respective employees, auditors, accountants, legal counsel, geologists, engineers and other consultants and financial advisors retained such Parties on a need to know basis and subject to the obligation to maintain confidentiality.
1.4Survival.
The obligations of the Parties under this Article 14 will survive the termination of this Agreement.

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1.1Assignment of Interests.

ARTICLE 15 ASSIGNMENT
Except as expressly permitted under this Article 15, this Agreement and the rights and obligations hereunder will not be assignable, in whole or in part, by the Borrower without the prior written consent of all of the Lenders.
1.2Assignment by the Lenders.
Each Lender will have the right to sell or assign in minimum portions of $5,000,000 (with such Lender, where such sale or assignment is not of all of such Lender’s Individual Syndicated Facility Commitment Amount or Operating Facility Commitment Amount, as applicable, retaining an Individual Syndicated Facility Commitment Amount or Operating Facility Commitment Amount, as applicable, of at least $5,000,000) such Lender’s Individual Commitment Amount to one or more Persons acceptable to the Borrower and the Agent, acting reasonably, provided that at and after the time of the assignment, the Borrower will not be under any obligation to pay by way of withholding tax or otherwise any greater amount than it would have been obliged to pay if the Lender had not made an assignment. An assignment fee of $5,000 for each such assignment (other than to an Affiliate of a Lender) will be payable to the Agent by the assigning Lender. In the event of such sale or assignment, the Borrower, the Agent and the other Lenders will execute and deliver all such agreements, documents and instruments as the Agent or Lender may reasonably request to effect and recognize such sale or assignment, including an Assignment Agreement. Notwithstanding the foregoing, no consent of the Borrower will be required if an assignment (a) occurs during a Default or Event of Default which is continuing or (b) if made to an existing Lender, an Affiliate of an existing Lender, or an Approved Fund.

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1.3Effect of Assignment.
To the extent that any Lender sells or assigns any portion of its Individual Commitment Amount pursuant to Section 15.2 and such new Lender or new Lenders, as the case may be, has executed and delivered to the Borrower and the Agent an Assignment Agreement, such Lender will be relieved and forever discharged of any and all of its covenants and obligations under the Loan Documents in respect of that portion of its Individual Commitment Amount so sold or assigned from and after the date of such Assignment Agreement and the Borrower’s recourse under the Loan Documents in respect of such portion so sold or assigned from and after the date of the Assignment Agreement for matters arising thereunder from and after the date of the Assignment Agreement will be to such new Lender or new Lenders only, as the case may be, and their successors and permitted assigns.
1.4Participations.
Any Lender may at any time sell to one or more financial institutions or other Persons (each of such financial institutions and other Persons being herein called a “Participant”) without the consent of, but upon prior notice to, the Borrower, participating interests in any of the Advances, commitments, or other interests of such Lender hereunder, provided, however, that:
(a)no participation contemplated in this Section 15.4 will relieve such Lender from its commitments or its other obligations hereunder or under any other Loan Document;
(b)such Lender will remain solely responsible for the performance of its commitments and such other obligations as if such participation had not taken place;
(c)the Agent will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;
(d)no Participant will have any rights (through a right of consent or approval or otherwise) to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document; and
(e)the Borrower will not be required to pay any amount hereunder that is greater than the amount which it would have been required to pay had no participating interest been sold.
ARTICLE 16 ADMINISTRATION OF THE CREDIT FACILITIES
1.1Authorization and Action.
(a)Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf and to exercise such rights or powers granted to the Agent or the Lenders under the Loan

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Documents to the extent specifically provided therein and on the terms thereof, together with such powers and authority as are reasonably incidental thereto. As to

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any matters not expressly provided for by the Loan Documents, the Agent will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully indemnified and protected by the Lenders to the greatest extent permitted by Law in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions will be binding upon all Lenders, provided however that the Agent will not be required to take any action which, in the opinion of the Agent, might expose the Agent to liability in such capacity, which could result in the Agent incurring any costs and expenses, or which is contrary to the spirit and intent of this Agreement.
(b)Lenders’ Determination. Where the provisions of this Agreement provide that any waiver of or any amendment to any provision of the Loan Documents may be made or any action, consent or other determination in connection with the Loan Documents may be taken or given, with the consent or agreement of the Lenders or the Majority Lenders (in accordance with Section 16.16), then any such waiver, amendment, action, consent or determination so made, so taken or so given with the consent or agreement of the Lenders or the Majority Lenders, as applicable, will be binding on all of the Lenders and all of the Lenders will cooperate in all ways necessary or desirable to implement and effect such waiver, amendment, action, consent or determination.
(c)Deemed Non-Consent. If the Agent delivers a notice to a Lender requesting advice from such Lender as to whether it consents or objects to any matter in connection with the Loan Documents, then, except as otherwise expressly provided herein, if such Lender does not deliver to the Agent its written consent or objection to such matter within 10 Banking Days of the delivery of such notice by the Agent to such Lender, such Lender will be deemed not to have consented thereto upon the expiry of such 10 Banking Day period.
(d)Release and Discharge of Security. Each Lender hereby irrevocably authorizes the Agent to execute and deliver such releases and no-interest letters as may be required in connection with any disposition of assets by any Loan Party in respect of which the Agent has received an officer’s certificate of the Borrower certifying that such disposition is permitted hereunder, together with any other information from the Borrower reasonably required by the Agent, if any, to satisfy itself that any such disposition is permitted hereunder.
(e)Intercreditor Agreement. The Lenders authorize the Agent to enter into and perform its obligations under any Intercreditor Agreement required hereunder from time to time.
1.2Procedure for Making Advances.
(a)Pro Rata Advances. All Advances under a Credit Facility made by the Lenders will be made in accordance with each Participating Lender’s Rateable Portion of such Advance. The Agent shall determine all adjustments to the amounts required

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to be advanced by the Lenders to reflect as nearly as practicable the respective Rateable Portions of the Lenders under the Credit Facilities.
(b)Instructions from Borrower. Other than with respect to overdraft borrowings under the Operating Facility, the Lenders, through the Agent, will make Advances under a Credit Facility available to the Borrower as required hereunder by debiting the account of the Agent to which each Lender’s Rateable Portion in respect of such Credit Facility of such Advances have been credited in accordance with Section 5.6 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Notice of Borrowing, Notice of Rollover or Notice of Conversion, as the case may be, in respect of each Advance under a Credit Facility, provided that the obligation of the Agent hereunder will be limited to taking such steps as are in keeping with its normal banking practice and which are commercially reasonable in the circumstances to implement such instructions, and the Agent will not be liable for any damages, claims or costs which may be suffered by the Borrower or any of the Lenders and occasioned by the failure of such funds to reach their designated destination, unless such failure is due to the gross negligence or wilful misconduct of the Agent (as determined by a final, non-appealable judgment of a court of competent jurisdiction).
(c)Assumption Respecting Availability. Unless the Agent has been notified by a Lender within 1 Banking Day prior to an anticipated Advance under a Credit Facility that such Lender will not make available to the Agent its Rateable Portion of such Advance, the Agent may assume, without any enquiry required on its part, that such Lender has made or will make such portion of the Advance available to the Agent on the date such Advance is to take place, in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender will not have so made its Rateable Portion of an Advance under the applicable Credit Facility available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender’s Rateable Portion of the Advance and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable thereunder by the Borrower in respect of such Advance) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, provided however, that if such Lender fails to so pay, the Borrower covenants and agrees that without prejudice to any rights the Borrower may have against such Lender, it will repay the amount of such Lender’s Rateable Portion of the Advance (without duplication) to the Agent for the account of the Agent after receipt of the certificate referred to below and forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto will be as set forth in a certificate delivered by the Agent to such non-paying Lender and the Borrower (which certificate will contain reasonable details of how the amount payable is calculated) and will be conclusive and binding, for all purposes, in the

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absence of manifest error. If such Lender makes the payment to the Agent as required herein, the amount so paid will constitute such

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Lender’s Rateable Portion of the Advance under the applicable Credit Facility for purposes of this Agreement. The failure of any Lender to make its Rateable Portion of the Advance will not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of the Advance on the date that such Advance is to take place, but no Lender will be responsible for the failure of any other Lender to provide its Rateable Portion of any Advance under the applicable Credit Facility.
1.3Remittance of Payments.
Forthwith after receipt of any payment by the Borrower hereunder, and subject to Section 13.3, the Agent, if and to the extent a Lender is entitled thereto, will remit to such Lender its Rateable Portion of such payment, provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the Borrower fails to make such payment, each such Lender agrees to repay to the Agent forthwith on demand such Lender’s Rateable Portion of any such payment, together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner customarily applicable to interbank payments for each day from the date such amount is remitted to such Lender. The exact amount of the repayment required to be made by a Lender pursuant hereto will be set forth in a certificate delivered by the Agent to such Lender, which certificate will be conclusive and binding for all purposes in the absence of manifest error.
1.4Redistribution of Payment.
Each Lender agrees that, subject to Section 13.3:
(a)If it exercises any right of counter-claim, set off, bankers’ lien or similar right with respect to any property of any Loan Party or if under applicable Law it receives a secured claim, the security for which is a debt owed by it to any Loan Party, it will apportion the amount thereof proportionately between:
(i)amounts outstanding at such time owed by the Loan Party to such Lender under this Agreement, which amounts will be applied in accordance with this Section 16.4; and
(ii)amounts otherwise owed to it by a Loan Party, provided that any cash collateral account held by such Lender as collateral for a letter of credit or bankers’ acceptance issued or accepted by such Lender on behalf of a Loan Party may be applied by such Lender to such amounts owed by such Loan Party to such Lender pursuant to such letter of credit or in respect of any such bankers’ acceptance without apportionment.
(b)If it receives, through the exercise of a right or the receipt of a secured claim described in Section 16.4(a) or otherwise, payment of a proportion of the aggregate amount of principal, interest and fees due to it hereunder which is greater than the proportion received by any other Lender in respect of the

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aggregate amount of principal, interest and fees due in respect of a Credit Facility (having regard to the respective proportionate amounts advanced as Advances by each of the Lenders

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under such Credit Facility), the Lender receiving such proportionately greater payment will purchase a participation (which will be deemed to have been done simultaneously with receipt of such payment) in that portion of the applicable Credit Facility of the other Lenders so that their respective receipts will be pro rata to their respective Rateable Portions, provided however that, if all or part of such proportionately greater payment received by such purchasing Lender is otherwise recovered by it, such purchase will be rescinded and the purchase price for such participation will be returned to the extent of such recovery, but without interest. Such Lender will exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 16.4 to share in the benefits of any recovery on such secured claims.
(c)If it does any act or thing permitted by Sections 16.4(a) or 16.4(b), it will promptly provide full particulars thereof to the Agent.
(d)Except as permitted under Sections 16.4(a) or 16.4(b), no Lender will be entitled to exercise any right of counter-claim, set off, bankers’ lien or similar right without the prior written consent of the other Lenders.
(e)Notwithstanding anything else in this Section 16.4, any amounts which are lawfully received by any Swap Lender under a Swap Document prior to the delivery by the Agent of a declaration of all Obligations becoming due pursuant to Section 13.1 are not required to be shared pursuant to the provisions of this Section 16.4.
1.5Duties and Obligations.
The Agent or any of its directors, officers, agents or employees (and, for purposes hereof, the Agent will be deemed to be contracting as agent for and on behalf of such Persons) will not be liable to any Lender for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or wilful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent:
(a)may assume that there has been no assignment or transfer by the Lenders of their rights under the Loan Documents, unless and until the Agent receives a duly executed Assignment Agreement from such Lender;
(b)may consult with counsel (including Borrower’s Counsel), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with or reliance upon the advice of such counsel, accountants or experts;
(c)will incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the apparently proper Person or by acting upon any

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representation or warranty of any Loan Party made or deemed to be made hereunder;

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(d)may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary; and
(e)may rely, as to any matter of fact which might reasonably be expected to be within the knowledge of any Person, upon a certificate signed by or on behalf of such Person.
Further, the Agent (i) does not make any warranty or representation to any Lender nor will it be responsible to any Lender for the accuracy or completeness of the data made available to any of the Lenders in connection with a Credit Facility, or for any statements, warranties or representations (whether written or oral) made in connection with a Credit Facility, (ii) will not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Loan Party or to inspect the property (including books and records) of any Loan Party, and (iii) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.
1.6Prompt Notice to the Lenders.
Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrower hereunder, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of the Agent hereunder. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Loan Parties or any of their Subsidiaries to the extent such information was obtained or received in any capacity other than as the Agent hereunder.
1.7Agent and Agent Authority.
With respect to its Rateable Portion of a Credit Facility and the Advances made by it as a Lender thereunder, as applicable, the Agent will have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, its Subsidiaries, their respective shareholders or any Person owned or controlled by any of them and any Person which may do business with any of them, all as if the Agent was not serving as Agent, and without any duty or obligation to account therefor to the Lenders.
1.8Lenders’ Credit Decisions.
It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Loan Parties. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent

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(a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Credit Facilities (whether or not such information has been or is hereafter distributed to such Lender by the Agent)

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or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Loan Party. Each Lender acknowledges that copies of the Loan Documents have been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of the Loan Documents. A Lender will not make any independent arrangement with any Loan Party for the satisfaction of any Obligations owing to it under the Loan Documents without the written consent of the other Lenders.
1.9Indemnification.
The Lenders hereby agree to indemnify the Agent and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) in accordance with their respective Rateable Portions, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, agents and employees in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under or in respect of the Loan Documents in its capacity as Agent, provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or wilful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Rateable Portion of any reasonable out-of-pocket expenses (including legal fees, on a solicitor and his own client full indemnity basis) incurred by the Agent in connection with the preservation of any right of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. This indemnity will survive the termination of the other provisions of this Agreement as a separate and continuing covenant of the Lenders. Each Lender hereby agrees to promptly reimburse the Agent for any amount distributed by the Agent to such Lender as a payment on account of any Credit Facility if the Agent does not actually receive such payment from the Borrower on the date of said distribution.
1.10Successor Agent.
The Agent may, as hereinafter provided, resign at any time by giving 30 days’ notice (the “Resignation Notice”) thereof to the Lenders and the Borrower. The remaining Lenders, with the consent of the Borrower, such consent not to be unreasonably withheld, will forthwith upon receipt of the Resignation Notice unanimously appoint a successor administrative agent (the “Successor Agent”) to assume the duties hereunder of the resigning Agent. Upon the acceptance of any appointment as administrative agent hereunder by a Successor Agent, such Successor Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties as administrative agent under the Loan Documents of the resigning Agent. Upon such acceptance, the resigning Agent will be discharged from its further duties and obligations as agent under the Loan Documents, but any such resignation will not affect such resigning Agent’s obligations hereunder as a Lender, including for its Rateable Portion of the Commitment Amount. After the resignation of the Agent as administrative agent hereunder, the provisions of this Article 16 will continue to enure to its benefit as to any actions taken or omitted to be taken

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by it while it was the administrative agent of the Lenders hereunder. Notwithstanding the foregoing, if the remaining

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Lenders fail to appoint a Successor Agent within 30 days of receipt of the Resignation Notice, the resigning Agent may and with the approval of the Borrower prior to an Event of Default, such approval not to be unreasonably withheld, appoint a Successor Agent from among the Lenders, subject to such Lender accepting such appointment. The Agent may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agent and the Borrower as long as the Majority Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, in accordance with the terms and conditions set out in this Section 16.10.
1.11Taking and Enforcement of Remedies.
Except as otherwise provided herein, each Lender hereby acknowledges that, to the extent permitted by applicable Law, rights and remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and not severally and further acknowledges that its rights and remedies thereunder are to be exercised not severally but collectively through the Agent upon the decision of the Lenders (with the required majority or unanimity as herein provided), regardless of whether acceleration of Obligations hereunder was made, and accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it will not be entitled to take any action with respect to the Credit Facilities, including any acceleration of Obligations thereunder, but that any such action will be taken only by the Agent with the prior written direction of the Lenders (with the required majority or unanimity as herein provided). Notwithstanding the foregoing, in the absence of written instructions from the Lenders, and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the circumstances. Each of the Lenders hereby covenants and agrees that it has not heretofore and will not seek, take, accept or receive any security for any of the Obligations of the Loan Parties under the Loan Documents and will not enter into any agreement with any of the Parties relating in any manner whatsoever to the Credit Facilities, unless all of the Lenders will at the same time obtain the benefit of any such security or agreement, as the case may be.
1.12Reliance Upon Agent.
The Borrower will be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to the Loan Documents, and the Borrower will be entitled to deal with the Agent with respect to matters under the Loan Documents which the Agent is authorized hereunder to deal with, without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to them by the Agent, notwithstanding any lack of authority of the Agent to provide the same.
1.13Agent May Perform Covenants.
If the Borrower fails to perform any covenant on its part herein contained, the Agent may give notice to the Borrower of such failure and if, within 10 days of such notice (or after the

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expiry of such other time or cure period as may be required in this Agreement), such covenant remains

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unperformed, the Agent on behalf of the Lenders may, in its sole discretion but need not, perform any such covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, the Agent may make such payment or expenditure and all sums so expended will be forthwith payable by the Borrower to the Agent on behalf of the Lenders and will bear interest at the interest rate applicable to Canadian Prime Rate Loans plus 2% per annum.
1.14No Liability of Agent.
The Agent, in its capacity as agent of the Lenders under the Loan Documents, will have no responsibility or liability to the Borrower or the Lenders on account of the failure of any Lender to perform its obligations hereunder, or to any Lender on account of the failure of the Borrower to perform its obligations under the Loan Documents.
1.15Nature of Obligations under this Agreement.
(a)Obligations Separate. The obligations of each Lender and the Agent under this Agreement are separate. The failure of any Lender to carry out its obligations hereunder will not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.
(b)No Liability for Failure by Other Lenders. Neither the Agent nor any Lender will be liable or otherwise responsible for the obligations of any other Lender hereunder.
1.16Unanimity.
(a)Unanimity. Notwithstanding anything herein to the contrary and without limiting in any way the context of any provision in this Agreement requiring the consent, approval, action or agreement of all Lenders, the following matters will require the approval, consent or agreement, as the context requires, of all Lenders:
(i)the reduction or forgiveness of any Obligations payable by any Loan Party to the Lenders under the Credit Facilities or under any of the Loan Documents;
(ii)the postponement of any maturity date of any Obligations of any Loan Party to any one or more of the Lenders or under any of the Loan Documents;
(iii)any decrease to the margins and fees set forth in Section 3.8;
(iv)the release or discharge of the Security, or any part thereof, unless otherwise expressly permitted or provided in this Agreement;
(v)any change in the nature of Advances; any change to the covenants referred to in Sections 3.1, 3.6, 3.9(b), 3.9(c), 6.1, 12.1(a) or 13.3;

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(vi)any waiver of any Event of Default under Sections 13.1(a), 13.1(f) or 13.1(g);

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(vii)any amendment to this Section 16.16(a); and
(viii)any change to the definition of “Majority Lenders”,
except in any such case to the extent related to the Operating Facility, in which case only the consent, approval, action or agreement of the Operating Lender is required.
(b)Majority Consent. Subject to Section 16.16(a), any waiver of or any amendment to any provision of the Loan Documents and any action, consent or other determination in connection with the Loan Documents will bind all of the Lenders if such waiver, amendment, action, consent or other determination is agreed to in writing by the Majority Lenders.
(c)Conforming Changes. In connection with the use or administration of each Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, the Agent (including as may be directed by the applicable Operating Lender with respect to its Operating Facility Commitment Amount) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other Party or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes.
(d)Administrative Changes. Any amendment of a strictly administrative, typographical, clerical, technical or otherwise immaterial nature, or a correction of a manifest error, shall require the agreement of the Borrower and the Agent only, provided that prior to giving effect thereto, the Lenders shall have received at least five Banking Days’ prior written notice of any such amendment and the Agent shall not have received during such five Banking Day period a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.
1.17Departing Lenders. If a Lender:
(a)is a Non-Agreeing Lender;
(b)is a Defaulting Lender;
(c)seeks Additional Compensation in accordance with Article 10;
(d)provides a notice that it is unable to maintain or continue to offer any Accommodation pursuant to Section 10.2;
(e)is a Non-Conforming Borrowing Base Lender; or

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(f)refuses to give timely consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 16.16(a), requires consent of all the Lenders (and the consent of the Majority Lenders has been given with respect thereto) (a “Non-Consenting Lender”);
(collectively, the “Departing Lenders”), then the Borrower may either:
(i)replace the Departing Lender with another financial institution acceptable to the Agent, acting reasonably, who purchases at par (or such lesser amount as may be agreed to by the Departing Lender) the Aggregate Principal Amount owing to the Departing Lender and such Lender’s entire Individual Commitment Amount and assumes the Departing Lender’s Individual Commitment Amount and all other obligations of the Departing Lender hereunder, provided that prior to or concurrently with such replacement:
(A)the Departing Lender shall have received payment in full of all principal, interest, fees and other amounts through such date of replacement (or such lesser amount as may be agreed to by the Departing Lender) and a release from any further obligations to make Advances under the Loan Documents after the date of such replacement;
(B)the assignment fee required to be paid by Section 15.2 shall have been paid to the Agent;
(C)all of the requirements for such assignment contained in Section
15.2 shall have been satisfied, including the consent of the Agent and the receipt by the Agent of such agreements, documents and instruments as the Agent may reasonably require; and
(D)in the case of a Departing Lender who is a Non-Consenting Lender, each assignee consents, at the time of such assignment, to each matter in respect of which such Non-Consenting Lender was a Non- Consenting Lender and the Borrower also requires each other Lender that is a Non-Consenting Lender to assign the Aggregate Principal Amount owing to it and its Individual Commitment Amount; or
(ii)elect to terminate the Departing Lender’s Individual Commitment Amount, in which case the Commitment Amount shall be reduced by an amount equal to the amount of any Individual Commitment Amount so cancelled (provided that prior to or concurrently with such cancellation the Departing Lender shall have received payment in full of all principal, interest, fees and other amounts through such date of cancellation

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(including breakage and other costs in accordance with Section 8.2 and the cash collateralization in full of any contingent obligations in respect of any outstanding Letters of

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Credit, if such Lender is the Operating Lender) (or such lesser amount as may be agreed to by the Departing Lender) and a release from any further obligations to make Advances under the Loan Documents after such termination); or
(iii)exercise any combination of the rights above;
provided that, in any case, no Default or Event of Default exists at such time and if there is more than one Lender that qualifies as a Departing Lender under any of the criteria identified above, then all Departing Lenders under such criteria shall be treated rateably with each such other Departing Lender.
1.18Erroneous Payments.
(a)If the Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 16.18(b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Banking Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of (x) in respect of an Erroneous Payment in Canadian Dollars or any other currency at a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars or funds in the currency of such Erroneous Payment, as the case may be, may be borrowed by the Agent in the interbank market in an amount comparable to such Erroneous Payment (as determined by the Agent); and (y) a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time-to- time in effect. A notice of the Agent to any Payment Recipient under this Section 16.18(a) shall be conclusive, absent manifest error.
(b)Without limiting Section 16.18(a), each Lender hereby further agrees that if it (or any other Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of

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principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x)

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that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Banking Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 16.18(b).
(c)Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under Section 16.18(a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with Section 16.18(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned a portion of its Rateable Portion of the Aggregate Principal Amount (but not its Individual Commitment Amount) (such portion, the “Assigned Loan”) in the currency in which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Assigned Loan (but not its Individual Commitment Amounts), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a

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Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous

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Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Individual Commitment Amounts which shall survive as to such assigning Lender. The Agent may, in its discretion, sell the Assigned Loan and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale thereof (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Individual Commitment Amounts of any Lender and such Individual Commitment Amounts shall remain available in accordance with the terms of this Agreement. In addition, each Party hereto agrees that, except to the extent that the Agent has sold any Assigned Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)The Parties agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from (i) the Borrower or any other Loan Party or (ii) the proceeds of realization from the enforcement of any Security against or in respect of one or more of the Borrower or any other Loan Party, provided that, in each case, such funds were received by the Agent for the purposes of discharging such Obligations.
(f)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Except pursuant to an Erroneous Payment Deficiency Assignment, the Borrower shall not have any liability to the Agent for any Erroneous Payment or any interest, loss, cost or damages related thereto arising therefrom under any provision of this Agreement, or any other Loan Document, or under any legal principle or theory, arising by Law or in equity.
(h)Each Party’s obligations, agreements and waivers under this Section 16.18 shall survive the resignation or replacement of the Agent, the termination of the Commitment Amounts and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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1.19Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Documents or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 16.19, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;
(ii)“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

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(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
1.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each Party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Party that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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1.1Notices.

ARTICLE 17 MISCELLANEOUS
Any demand, notice or other communication (hereinafter referred to as a “Communication”) to be given to a party in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail, email or by transmittal by facsimile (if a facsimile number is provided in this Section 17.1) addressed to the recipient at the address set forth below, or at such other address as may be notified by such party to the others pursuant to this Section 17.1, provided that any Communication to the Loan Parties shall be deemed to be delivered if given to the Borrower:
(a)left at the relevant address set forth below; or

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(b)by facsimile (if a facsimile number is provided in this Section 17.1), email or other means of recorded electronic communication; and
(i)if to the Agent:
(A)initially, addressed to the National Bank of Canada at:
(X)for the purposes of all notices of utilization, conversion, renewal or repayment:
NATIONAL BANK OF CANADA
Corporate Customer Service 800 Saint Jacques Street Montreal, Quebec H3C 1A3
Attention: Corporate Banking Operations Email: directOGE@bnc.ca
(Y)for the purposes of the delivery of the financial information: NATIONAL BANK OF CANADA
1100, 850 – 2nd Street S.W. Calgary, AB T2P 1B7
Attention: Advisor
Email: EGAdmin@nbc.ca and gerry.klein@nbc.ca
(Z)for the purposes of requesting Letters of Credit: NATIONAL BANK OF CANADA
1100, 850 – 2nd Street S.W. Calgary, AB T2P 1B7

Attention: Advisor
Email: EGAdmin@nbc.ca and gerry.klein@nbc.ca
(B)from and after the date on which more than one Lenders becomes a party thereto, addressed to National Bank of Canada at:
(W)for the purposes of all notices of utilization, conversion, renewal or repayment:
NATIONAL BANK OF CANADA
Corporate Customer Services – Syndication and Agency Group 800 Saint Jacques Street
Montreal, Quebec H3C 1A3

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Attention: Syndication Email: syndication@bnc.ca
(X)for the purposes of the delivery of the financial information: NATIONAL BANK OF CANADA
Corporate Customer Services – Syndication and Agency Group 500 Place d’Armes, 26th Floor
Montreal, QC H2Y 2W3
Attention: Agency Compliance Email: AgencyCompliance@bnc.ca
(Y)for purposes of the requesting Letters of Credit: NATIONAL BANK OF CANADA
Corporate Customer Services – Syndication and Agency Group 800 Saint Jacques Street
Montreal, Quebec H3C 1A3
Attention: Syndication Email: syndication@bnc.ca
(Z)for all other purposes:
NATIONAL BANK OF CANADA
Loan Structuring & Syndication 1100, 850 – 2nd Street S.W. Calgary, AB T2P 1B7
Attention: Kelly Bryant Email: kelly.bryant@nbc.ca
(ii)if to a Lender, addressed to the Lender at its respective address set forth in the Agent’s records; and
(iii)if to any Loan Party, addressed to the Borrower at: Gran Tierra Canada Ltd.
Suite 2900, 500 Centre St. SE Calgary , Alberta T2G 1A6

Attention: Ryan Ellson
Email: ryanellson@grantierra.com

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(c)The Parties each covenant to accept service of judicial proceedings arising under the Loan Documents at its respective address set forth herein.

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(d)Any notice or other communication given or made in accordance with this Section 17.1 will be deemed to have been received on the day of delivery if delivered as aforesaid or on the day of receipt of same by facsimile, if applicable, or other recorded means of electronic communication, as the case may be, provided such day is a Banking Day and that such notice is received prior to 1:00 p.m. local time and, if such day is not a Banking Day or if notice is received after 1:00 p.m. local time, on the first Banking Day thereafter.
(e)Each Party may change its address, email address and, if applicable, facsimile number for purposes of this Section 17.1 by notice given in the manner provided in this Section 17.1 to the other Parties.
(f)Any notice given under any of the Loan Documents to the Agent will be deemed to also be given to and received by the Agent in its capacity as Lender.
1.2Telephone Instructions.
Any verbal instructions given by the Borrower in relation to this Agreement will be at the risk of the Borrower and neither the Agent nor the Lenders will have any liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by the Agent or a Lender, as the case may be, provided that the Agent or Lender, as the case may be, acted without gross negligence in the circumstances. The Agent will notify the Borrower of any conflict or inconsistency between any written confirmation of such verbal instructions received from the Borrower and the said verbal advice as soon as practicable after the conflict or inconsistency becomes apparent to the Agent.
1.3No Partnership, Joint Venture or Agency.
Except as expressly provided for herein, the Parties agree that nothing contained in this Agreement nor the conduct of any Party will in any manner whatsoever constitute or be intended to constitute any Party as the agent or representative or fiduciary of any other Party nor constitute or be intended to constitute a partnership or joint venture among the Parties or any of them, but rather each Party will be separately responsible, liable and accountable for its own obligations under the Loan Documents, or any conduct arising therefrom and for all claims, demands, actions and causes of action arising therefrom. The Parties agree that no Party will have the authority or represent that it has, or hold itself out as having, the authority to act for or assume any obligation or responsibility on behalf of any other Party, save and except as may be expressly provided for in this Agreement.
1.4Judgment Currency.
(a)Deficiency. If, for the purposes of obtaining judgment in any court or any other related purpose hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applicable will be the daily noon day rate quoted by the Bank of Canada on the relevant date to purchase in Calgary, Alberta the Original Currency with the Second Currency and includes

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any premium and costs of exchange payable by the purchaser in connection with such purchase.

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Each Party (the “First Party”) agrees that its obligation in respect of any Original Currency due from it to another Party hereunder will, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid in the Second Currency, the other Parties may, in accordance with normal banking procedures, purchase in the Calgary, Alberta foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the First Party agrees that the deficiency will be a separate and continuing obligation of it, independent from its obligations under this Agreement, and will constitute in favour of the other Parties a cause of action which will continue in full force and effect notwithstanding any such judgment, or order to the contrary, and the First Party agrees, notwithstanding any such payment or judgment, to indemnify the other Parties against any such loss or deficiency. The Borrower acknowledges and agrees that any indebtedness, obligations or liabilities it may incur or suffer under this Section 17.4(a) will form part of the Obligations and will be secured by the Security unless earlier discharged as provided herein.
(b)Excess. The Lenders through the Agent will pay to the Borrower the amount, if any, after netting out all amounts due by the Borrower under Section 17.4(a), which the Lenders may realize in excess of what is owed to them by virtue of the conversion of the Original Currency into the Second Currency.
1.5Environmental Indemnity.
The Borrower hereby indemnifies and holds harmless each of the Agent and the Lenders, including their respective directors, officers, employees and agents (collectively, the “Indemnified Parties”), for any costs, losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any reasonable costs or expenses of defending or denying the same and including the reasonable costs or expenses of preparing any environmental assessment report or other such reports) (in this Section 17.5 collectively a “Claim”) suffered or incurred by an Indemnified Party, arising out of, or in respect of:
(a)the Release of any Contaminant into the Environment from or into any property, owned, operated or controlled, directly or indirectly, by any Loan Party, or otherwise in which any Loan Party has an interest; and
(b)the remedial action, if any, required to be taken by the Agent or the Lenders in respect of any such Release, except in such cases where and to the extent that such Claims arise from the gross negligence or wilful misconduct of the Indemnified Parties as determined by a final, non-appealable judgment of a court of competent jurisdiction. The provisions of this Section 17.5 shall survive repayment of the Obligations of the Borrower and the termination of the Credit Agreement. Other than for costs and expenses incurred by the Indemnified Parties for investigating, defending or denying a

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Claim or preparing any necessary environmental assessment report or other reports in connection with any Claim (the reasonable costs thereof to be paid forthwith by the Borrower on demand

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therefor), the Indemnified Parties will not request indemnification from the Borrower unless an Indemnified Party is required by Law, based on the advice of such Indemnified Party’s counsel, to honour a Claim or any part thereof. During the continuation of an Event of Default, the Indemnified Parties will be entitled, but not obligated, to negotiate any settlement of a Claim in consultation with the Borrower, and any such settlement will be binding on the Parties, provided that the Borrower will not be liable for any settlement of any action without its written consent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Borrower, at its option by notice to the Lenders, may assume carriage at any time of any proceedings giving rise to a Claim, including choice of counsel.
1.6General Indemnity.
In addition to, and without duplication of, any liability of the Borrower to the Lenders under any other provision hereof, the Borrower will and does hereby indemnify each Indemnified Party and hold each Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client full indemnity basis) incurred by the same as a result of or in connection with:
(a) any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund any Advance as a result of the Borrower’s failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; (b) the Borrower’s failure to pay any other amount, including any interest or fees, due hereunder on its due date after the expiration of any applicable grace or notice periods; (c) the prepayment of any outstanding Benchmark Loan before the Maturity Date thereof; (d) the Borrower’s failure to give any notice required to be given by it to the Agent or the Lenders hereunder; (e) the failure of any Loan Party to make any other payment due hereunder or under any of the other Loan Documents; (f) any inaccuracy of the Loan Parties’ representations and warranties contained in any Loan Document;
(g) any failure of any Loan Party to observe or fulfill its covenants under any Loan Document; (h) the occurrence of any Default or Event of Default; or (i) the use of the proceeds of any Credit Facility, provided that this Section 17.6 will not apply to any losses, claims, costs, damages or liabilities that are found by a final, non-appealable judgment of a court of competent jurisdiction to arise by reason of the gross negligence or wilful misconduct of any Indemnified Party (as determined by a final, non-appealable judgment of a court of competent jurisdiction). The provisions of this Section 17.5 shall survive repayment of the Obligations of the Borrower and the termination of the Credit Agreement.
1.7Further Assurances.
The Borrower will, from time-to-time forthwith at the Agent’s request and at the Borrower’s own cost and expense (to the extent reasonable), do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, financing change statements, assignments, acts, matters and things which may be reasonably required by the Agent with respect to the Credit Facilities, the Security or any part thereof and to give effect to any provision of the Loan Documents.

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1.8Waiver of Law.
To the extent legally permitted, the Borrower hereby irrevocably and absolutely waives the provisions of any applicable Law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of the Loan Documents in accordance with their terms.
1.9Attornment and Waiver of Jury Trial. The Parties do hereby irrevocably:
(a)submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to the Loan Documents or any of the transactions contemplated thereby; and
(b)to the extent legally permitted, waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to the Loan Documents or any of the transactions contemplated thereby.
1.10Interest on Payments in Arrears.
(a)Except as otherwise provided in this Agreement, interest will be paid by the Parties (other than a Lender Secured Party to a Loan Party) as follows:
(i)on amounts for which any Party has actually incurred an out-of-pocket expense and for which another Party has an obligation under the Loan Documents to reimburse such amounts to the Party incurring the expenses, interest will be payable on such amount at the interest rate then applicable to Canadian Prime Rate Loans plus 2% per annum from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed if, commencing on the date which is 3 Banking Days following a written demand for payment of the amount in accordance with the terms of the Loan Documents, such expense has not been paid; and
(ii)on amounts payable by one Party to another Party under the Loan Documents where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by the Party to whom such payment is due, at the interest rate then applicable to Canadian Prime Rate Loans plus 2% per annum from and including the day on which the payment was due to, but excluding the day on which the payment is made whether before or after judgment, but if such payment is a reimbursement by the Lenders to the Borrower for overpayment by it to the Lenders or is in respect of an inadvertent underpayment by the Agent, the Lenders or the Borrower to another Party (based on information provided by such other Party), such interest will only be calculated from

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the date which is 3 Banking Days following a written demand for payment by the Party entitled to it;

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provided that, notwithstanding the foregoing no Lender Secured Party shall pay interest to a Loan Party on any amounts payable by a Lender Secured Party to a Loan Party under the Loan Documents.
(b)All interest referred to in this Section 17.10 will be simple interest calculated daily on the basis of a 365 or 366 day year, as applicable. For the purposes of the Interest Act (Canada), the annual rates of interest to which such rates are equivalent are the rates so determined multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 365 or 366, as applicable.
1.11Anti-Money Laundering Legislation.
(a)The Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti- money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Agent may be required to obtain, verify and record information regarding the Borrower and Subsidiaries, their respective directors, authorized signing officers, direct or indirect shareholders or unitholders or other Persons in control of any Subsidiaries and the transactions contemplated hereby. The Borrower shall promptly: (i) provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent, or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence; and (ii) notify the recipient of any such information of any changes thereto.
(b)If, upon the written request of any Lender, the Agent has ascertained the identity of the Borrower or any Subsidiary or any authorized signatories of the Borrower or any Subsidiary for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:
(i)shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and
(ii)shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
(c)Notwithstanding clause (c) above, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Borrower, or any Subsidiary or any authorized signatories of the Borrower or any Subsidiary, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtai

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ns from the Borrower or any Subsidiary or any such authorized signatory in doing so.

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1.12Payments Due on Banking Day.
Whenever any payment hereunder will be due on a day other than a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will in such case be included in the computation of payment of interest thereunder.
1.13Whole Agreement.
This Agreement and the other Loan Documents constitute the entire agreement between the Agent and the Lenders on one hand and the Borrower on the other hand, and cancels and supersedes any other agreements, undertakings, declarations, representations and warranties, written or verbal among all such Parties in respect of the subject matter of this Agreement.
1.14Electronic Imaging.
Each of the Parties agrees that, at any time, the Agent and each Lender may convert paper records of this Agreement, the other Loan Documents and all other documentation delivered to the Agent hereunder in such capacity (each, a “Paper Record”) into electronic images (each, an “Electronic Image”) as part of the Agent’s or Lender’s, as applicable, normal business practices. Each Party agrees that each such Electronic Image shall be considered as an authoritative copy of the Paper Record and shall be legally binding on the Parties and admissible in any legal, administrative or other proceeding as conclusive evidence of the contents of such document in the same manner as the original Paper Record.
1.15Counterparts.
This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any Party may execute this Agreement by signing any counterpart. The words “execution”, “execute”, “executed”, “signed”, “signature” and words of like import in any Loan Document or in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, in accordance with applicable law including as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.
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THIS AGREEMENT has been executed effective as of the date first written above.

GRAN TIERRA CANADA LTD., as Borrower
By:	/S/Ryan Ellson
Name: Ryan Ellson Title: Executive Vice President & Chief Financial Officer
By:	/S/Gary Guidry
Name: Gary Guidry Title: President & Chief Executive Officer

NATIONAL BANK OF CANADA, as Agent
By:	/S/Adam Lamb
Name: Adam Lamb Title: Authorized Signatory
By:	/S/Chuck Warnica
Name: Chuck Warnica Title: Authorized Signatory

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NATIONAL BANK OF CANADA, as Lender
By:	/S/Adam Lamb
Name: Adam Lamb Title: Authorized Signatory
By:	/S/Chuck Warnica
Name: Chuck Warnica Title: Authorized Signatory

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SCHEDULE A
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

DEFINITIONS
“Abandonment/Reclamation Order” means any abandonment, remediation, reclamation and/or non-compliance order or directive issued by an Energy Regulator which relates to the Borrower, any of its Subsidiaries or their respective assets and shall be deemed to include any ARO Security Requirements and any ARO Spending Requirements.
“Accommodation” means an accommodation referred to in Section 3.7. “Account” will have the meaning attributed to it in Section 12.1(o). “Accounting Change” means a change in GAAP.
“Accounting Change Notice” means notice of an Accounting Change delivered by the Borrower, the Agent or the Majority Lenders, as applicable, as provided in Section 1.16.
“Additional Compensation” has the meaning attributed to it in Section 10.1. “Additional Offer Lender” has the meaning attributed to it in Section 3.11(d).
“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the CORRA Adjustment; provided that if Adjusted Daily Compounded CORRA as so determined shall be less than the Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Floor.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 10 Basis Points per annum.
“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to
(a) Term CORRA for such calculation plus (b) the CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.
“Adjusted Term SOFR” means, for purposes of any calculation, a rate per annum equal to the sum of (a) Term SOFR for such calculation plus (b) the SOFR Adjustment for such period, provided that if the Adjusted Term SOFR so determined is less than the Floor, then the Adjusted Term SOFR for such period will be deemed to be the Floor.
“Administrative Body” means any domestic or foreign, national, federal, provincial, state, municipal or other local government or regulatory body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any

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statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing,

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and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.
“Advance” means, with respect to a Drawdown, Rollover or Conversion:
(a)in respect of Accommodations other than Letters of Credit, the disbursement or credit of funds to, or to the credit of, the Borrower; and
(b)in respect of Letters of Credit, the issuance of Letters of Credit hereunder.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, in relation to any Person, any other Person or group of Persons acting in concert, directly or indirectly, that controls, is controlled by or is under common control with the first mentioned Person, and for the purposes of this definition and references in this Agreement to Affiliate, “control” means the possession, directly or indirectly, by such Person or group of Persons acting in concert of the power to direct or cause the direction of the management and policies of the first mentioned Person, whether through the ownership of Voting Securities or otherwise.
“After-Acquired Property” has the meaning attributed to it in Section 4.5.
“Agent” means, initially, NBC or any successor to NBC appointed as administrative agent pursuant to Section 16.10.
“Aggregate Principal Amount” means (a) where the context requires, the aggregate of the principal amount outstanding from time-to-time under a Credit Facility, including the undrawn amount of outstanding Letters of Credit issued thereunder; or (b) where the context so requires, the aggregate of the principal amount outstanding from time-to-time under the Credit Facilities taken as a whole, including the undrawn amount of outstanding Letters of Credit issued thereunder.
“Agreement” or “this Agreement” means the agreement in writing dated as of the Amendment and Restatement Date between the Borrower, the Lenders and the Agent entitled “Second Amended and Restated Credit Agreement” inclusive of all Schedules, including this Schedule A, as amended, confirmed or restated from time-to-time and “hereto”, “hereof”, “herein”, “hereby” and “hereunder”, and similar expressions mean and refer to the Agreement and, unless the context otherwise requires, not to any particular Article, Section, paragraph or other subdivision thereof.
“Allocation Notice” has the meaning attributed to it in Section 3.11(c). “Amendment and Restatement Date” means October 30, 2025.
“Amendment Effective Date” has the meaning attributed to it in Section 12.4(a). “AML Legislation” has the meaning attributed to it in Section 17.11.

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“Annual Abandonment Budget and Schedule” has the meaning attributed to it in Section 12.2(l).

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“Anti-Corruption Laws” means all laws, rules, and regulations of any Sanctions Authority that apply to the Loan Parties from time-to-time concerning or relating to bribery of government officials or public corruption.
“Approved Fund” means any Fund that is administered or managed by:
(a)a Lender;
(b)an Affiliate of a Lender; or
(c)an entity or an Affiliate of an entity that administers or manages a Lender.
“ARO Assessment Report” means any summary, report, profile or other similar document issued or generated by an Energy Regulator and that is available to the Borrower in respect of such Energy Regulator’s assessment of the capabilities of licensees, approval holders, permittees or other similar persons to meet their regulatory and liability obligations throughout the energy development life cycle, and, as of the Amendment and Restatement Date, includes the LCA and PCA.
“ARO Assets” means all oil and gas wells, well sites, facilities, facility sites, pipelines and any other assets, property and undertaking which have abandonment and reclamation obligations and liabilities associated therewith in which the Borrower or any Subsidiary thereof has an interest (whether as owner, licensee, operator or otherwise), in each case, located in Canada or, if the context requires, any jurisdiction therein.
“ARO Assets (Inactive)” means all ARO Assets which are inactive (non-producing), suspended or abandoned, as applicable.
“ARO Liabilities” means, as at any date of determination, the uninflated and undiscounted abandonment and reclamation obligations and liabilities (expressed in nominal dollars) of the Borrower and its Subsidiaries in respect of their respective ARO Assets, calculated based on the methodology used in the most recent financial statements delivered pursuant to Section 12.2(a) and in accordance with the “ARO Report and Decommissioning Expense Worksheet” delivered pursuant to Section 12.2(l)(ii).
“ARO Liabilities (Inactive)” means the ARO Liabilities in respect of all ARO Assets (Inactive).
“ARO Relevant Jurisdiction” means any jurisdiction in Canada in which the aggregate ARO Liabilities of the Borrower and its Subsidiaries in such jurisdiction exceed the Threshold Amount.
“ARO Report and Decommissioning Expense Worksheet” means an “ARO Report and Decommissioning Expense Worksheet”, in form and substance satisfactory to the Agent, acting reasonably.
“ARO Security Requirements” means any order, directive or demand to post security deposits issued by an Energy Regulator to the Borrower or any Subsidiary thereof or in respect of its ARO Assets or ARO Liabilities.

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“ARO Spending Requirements” means any mandatory closure quotas/targets or expenditure requirements issued by an Energy Regulator from time to time setting forth a minimum amount of work or money to be spent (or both) on ARO Liabilities.
“ARO Transaction” means any purchase, acquisition, merger, amalgamation, exchange, transfer, assignment, investment, contribution or other transaction by or in respect of the Borrower or any Subsidiary thereof pursuant to which the Borrower or any Subsidiary thereof will acquire or assume any ARO Liabilities (Inactive).
“Assigned Loan” has the meaning attributed to it in Section 16.18(d).
“Assignment Agreement” means an agreement whereby a financial institution becomes a Lender substantially in the form of Schedule E with the blanks completed.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to Section 16.16(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time- to-time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time-to-time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Act (Canada)” means the Bank Act, S.C. 1991, c. 46 including the regulations made and, from time-to-time, in force under that Act.
“Banking Day” means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for domestic and foreign exchange business in Calgary, Alberta, Montréal, Québec and Toronto, Ontario and, for transactions involving U.S. Dollars, New York, New York as well; provided that in respect of the determination of SOFR, the Advance of a SOFR Loan or any other matter in respect of or otherwise relating to SOFR (or any interest rate derived therefrom), such day must also be a U.S. Government Securities Business Day.

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“Bankruptcy and Insolvency Act (Canada)” means the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, including the regulations made and, from time-to-time, in force under that Act.

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“Basis Point” or “bps” means one one-hundredth of 1%.
“Benchmark” means, initially, (a) in respect of any SOFR Loan, the Term SOFR Reference Rate and (b) in respect of any CORRA Loan, the Term CORRA Reference Rate or Daily Compounded CORRA, as the case may be; provided in each case that if a Benchmark Transition Event has occurred with respect to any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.4.
“Benchmark Loan” means (a) any SOFR Loan, provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark Replacement thereof, then “Benchmark Loan” means any loan made with reference to the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.3; and (b) any CORRA Loan, provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then current Benchmark Replacement thereof, then “Benchmark Loan” means any loan made with reference to the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.3.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event:
(a)with respect to obligations, interest, fees, commissions or other amounts calculated with respect to the Term SOFR Reference Rate (or any Benchmark replacing the Term SOFR Reference Rate), the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(i)Adjusted Daily Simple SOFR; or
(ii)the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (I) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
(b)with respect to obligations, interest, fees, commissions or other amounts calculated with respect to the Term CORRA Reference Rate (or any Benchmark replacing the Term CORRA Reference Rate), the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(i)Adjusted Daily Compounded CORRA; or

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(ii)the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (I) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any

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evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Canadian Dollar-denominated syndicated credit facilities and (B) the related Benchmark Replacement Adjustment; and
(c)with respect to obligations, interest, fees, commissions or other amounts calculated with respect to CORRA (or any Benchmark replacing CORRA), the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (I) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in Canadian Dollars and (B) the related Benchmark Replacement Adjustment, provided that, if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or
(b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Canadian Dollar or U.S. Dollar-denominated syndicated credit facilities (as applicable) at such time.
“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof)

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to be non- representative; provided that such non-representativeness will be determined by

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reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Bank of Canada, the administrator of such Benchmark, an insolvency official with jurisdiction over the administrator of such Benchmark (or such component), a resolution authority with jurisdiction over the administrator of such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator of such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, in respect of any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred in respect of such Benchmark if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.4(a) and 8.4(b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.3.
“Borrower” means Gran Tierra Canada Ltd. and its successors and permitted assigns.
“Borrower’s Account” means one or more current accounts maintained by the Borrower at a branch of the Agent or such other account as may be agreed to by the Agent and the Borrower.
“Borrower’s Counsel” means Stikeman Elliott LLP or another barrister or solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Loan Parties or employed by the Loan Parties and acceptable to the Agent, acting reasonably.
“Borrowing Base” means, initially, the amount set forth in Section 3.9(a), and thereafter, the amount determined or redetermined by the Lenders in their absolute discretion from time-to-time in accordance with Article 3, taking into consideration such factors as each Lender determines relevant, including the estimated future net revenue after income tax from the oil and gas properties and royalty interests of the Loan Parties from time-to-time (in each case after taking into account any Hedging Agreements to which any of them is a party and any royalties or other burdens applicable to such oil and gas properties) using the independently and internally prepared reserve and economic evaluation reports to be provided by the Borrower hereunder and each Lender’s then current projections of oil and gas prices and direct operating and capital costs and other assumptions affecting such estimated future net revenue in accordance with its customary practice for similar loans.
“Borrowing Base Determination” has the meaning attributed to it in Section 3.9(b).
“Borrowing Base Properties” means the oil and gas properties, including, as applicable, Proved Producing Properties, Proved Non-Producing Properties and related properties and facilities, of the Loan Parties which are given lending value in determining the Borrowing Base and identified as such, from time-to-time, to the Borrower by the Agent in accordance with Section 3.9.
“Borrowing Base Shortfall” means at any time, that amount, if any, by which the Canadian Dollar Exchange Equivalent of the Aggregate Principal Amount under the Credit Facilities exceeds the Borrowing Base.
“Business Corporations Act (Alberta)” means the Business Corporations Act, R.S.A. 2000, c. B- 9, as amended including the regulations made, from time-to-time, under that Act.
“Canadian Dollar Exchange Equivalent” means with reference to Canadian Dollars, the amount thereof expressed in Canadian Dollars, and with reference to any amount (the “Original Amount”) expressed in any other currency (the “Other Currency”), the amount expressed in Canadian Dollars on the date when such amount is being determined as herein provided, required

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to purchase the Original Amount of the Other Currency at the Spot Rate on the Banking Day immediately preceding the date such conversion is to be made.

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“Canadian Dollars” or “Canadian $” or “Cdn. $” or “$” each means such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.
“Canadian Prime Rate” means the variable rate of interest quoted by the Agent from time-to- time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate, provided that if such rate of interest is less than the Floor, then the Canadian Prime Rate will be equal to the Floor.
“Canadian Prime Rate Loan” means an Advance in Canadian Dollars which bears interest at a rate based on the Canadian Prime Rate (including, for certainty, Advances in Canadian Dollars made by way of overdraft under the Operating Facility).
“Capital Adequacy Guidelines” means entitled “Capital Adequacy Requirements (CAR) 2023” issued by the Office of the Superintendent of Financial Institutions Canada and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions Canada or any other Administrative Body regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time-to- time.
“Capital Lease” means, subject to Section 1.16(e), with respect to any Person, any lease or other arrangement relating to real or personal property which should, in accordance with GAAP, be accounted for as a financial lease on a balance sheet of such Person but excluding any lease that would in accordance with GAAP be determined to be an operating lease.
“Cash Collateral Account” means a non-interest bearing account with the Agent, or such other financial institution as designated by the Agent, which account and all funds credited thereto shall be the subject of a Lien in favour of the Agent on behalf of the Lenders.
“Cash Management Arrangements” means any arrangement entered into or to be entered into by some or all of the Loan Parties with any Lender or its Affiliate for the purpose of Cash Management Services.
“Cash Management Obligations” means any and all Obligations under resulting from or in connection with any Cash Management Arrangements and the provision of Cash Management Services by a Lender or its Affiliate.
“Cash Management Services” means any and all facilities or services related to cash management, including treasury, depository, credit or debit card (including the Mastercard Facilities), purchase card, electronic funds transfer, wire transfer, spot foreign exchange transaction, cash pooling and other cash management arrangements and commercial credit card and merchant card services provided to the Borrower and the other Loan Parties by any Lender.
“Change of Control” means the occurrence of any of the following events:
(a)any Person or Persons (other than the Parent or any wholly-owned subsidiary of the Parent) acting jointly or in concert (within the meaning of the Securities Act

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(Alberta)), shall beneficially, directly or indirectly, hold or exercise control or direction over more than 50% of the issued and outstanding Voting Securities of the Borrower; or
(b)other than in the case of Directors who have been replaced because they have died, have been found to be of unsound mind, or who are replaced by the shareholder who nominated such director, during any period of one year individuals who at the beginning of such period constitute the Board of Directors of the Borrower cease, for any reason, to constitute at least a majority of the Board of Directors of such party unless the election or nomination for election of each new director was approved by a vote of at least 50% of the directors then still in office who were directors at the beginning of the period.
“Claim” has the meaning attributed to it in Section 17.5.
“Closing Certificate” means the certificate of each Loan Party dated as of the Amendment and Restatement Date in form and substance satisfactory to the Agent, acting reasonably.
“Closing Opinions” means the opinions of the Borrower’s Counsel in respect of the Borrower and the other Loan Parties addressed to the Lenders, the Agent and its legal counsel in form satisfactory to the Agent, acting reasonably.
“Commitment Amount” means the aggregate of the Operating Facility Commitment Amount and the Syndicated Facility Commitment Amount.
“Commodity Swap Contracts” has the meaning attributed to it in Section 12.3(e).
“Commodity Swap-Related Exchange Rate Swap Contracts” will have the meaning attributed to it in Section 12.3(c).
“Companies’ Creditors Arrangement Act (Canada)” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and, from time-to-time, in force under that Act.
“Compliance Certificate” means the certificate of the Borrower substantially in the form of Schedule D with the blanks completed.
“Conforming Changes” means, with respect to either the use or administration of a Benchmark (or any interest rate based upon a Benchmark), or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Canadian Prime Rate”, “U.S. Base Rate”, “Banking Day”, “U.S. Government Securities Business Day”, “Interest Period” or any similar or analogous definition in respect of the foregoing, the timing and frequency of determining rates and making payments of interest, the timing of Notice of Borrowing, Notice of Conversion or Notice of Rollover, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters), that, in the case of the Syndicated Facility, the Agent decides, acting reasonably, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by,

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in the case of the Syndicated Facility, the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as, in the case of the Syndicated Facility, the Agent decides, acting reasonably, is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDA” means, in respect of any period and as determined, without duplication, in accordance with GAAP (on a consolidated trailing twelve-month basis) in respect of the Borrower:
(a)all Net Income for such period; plus
(b)Consolidated Interest Expense to the extent deducted in determining such Net Income; plus
(c)all amounts deducted in the calculation of such Net Income in respect of income taxes (or provisions therefor); plus
(d)all amounts deducted in the calculation of such Net Income in respect of non-cash items, including depreciation, depletion, amortization (including amortization of goodwill and other intangibles), accretion, deferred income taxes, foreign currency obligations, non-cash losses resulting from marking-to-market the outstanding hedging and financial instrument obligations, non-cash compensation expenses, any abandonment cost paid in cash, Capital Lease payments, provisions for impairment of oil and gas assets and any other non-cash expenses for such period; plus
(e)one-time transaction costs and fees relating to acquisitions, dispositions, arrangements, equity offerings and other similar transactions which are deducted in the calculation of such Net Income; plus
(f)to the extent deducted in the calculation of such Net Income, losses from asset sales;
(g)losses attributable to extraordinary and non-recurring losses, in each case to the extent deducted in the calculation of such Net Income;
(h)other charges to operations not requiring a current cash payment to the extent deducted from Net Income less (on a consolidated basis), without duplication, the sum of:
(i)earnings attributable to extraordinary and non-recurring earnings and gains, in each case to the extent included in the calculation of such Net Income;
(j)to the extent included in the calculation of such Net Income, gains from asset sales;

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(k)all cash payments during such period relating to non-cash charges which were added back in determining Consolidated EBITDA in any prior period; and
(l)to the extent included in such Net Income, any other non-cash items increasing such Net Income for such period, including non-cash gains resulting from marking-to- market the outstanding hedging and financial instrument obligations for such period;
provided that for the purposes of this definition if a Loan Party makes a Material Acquisition (whether by amalgamation, asset or share acquisition or otherwise) at any time during the relevant period of calculation, such Material Acquisition shall be deemed to have been made on and as of the first day of such calculation period; and if a Loan Party makes a Material Disposition (whether by asset or share disposition or otherwise) at any time during the relevant period of calculation, or the assets cease to be owned by a Loan Party, such Material Disposition shall be deemed to have been made on and as of the first day of such calculation period, in a manner acceptable to the Agent, acting reasonably.
“Consolidated Interest Expense” means, for any period, without duplication, interest expense of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as the same would be set forth or reflected in a consolidated statement of earnings of the Borrower and, in any event and shall include:
(a)all interest of the Borrower and its Subsidiaries accrued or payable in respect of such period, including capitalized interest, imputed interest with respect to lease obligations and interest on Permitted Indebtedness;
(b)all fees (including standby and commitment fees, arrangement fees, agency fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments) accrued or payable in respect of such period, pro-rated (as required) over such period;
(c)any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, pro-rated (as required) over such period;
(d)the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and
(e)all net amounts charged or credited to interest expense under any Interest Rate Swap Contracts in respect of such period.
“Contaminants” means those substances, pollutants, wastes and special wastes which are defined as contaminants, hazardous, toxic, or a threat to public health or to the Environment under any applicable Environmental Law, including any radioactive materials, urea formaldehyde foam insulation, asbestos or polychlorinated biphenyls (PCBs).

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“Conversion” means a conversion or deemed conversion of an Advance under a given Credit Facility into another type of Advance under the same Credit Facility pursuant to the provisions

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hereof; provided that the conversion of an Advance denominated in one currency to an Advance denominated into another currency shall be effected by repayment of the Advance or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Advance into which such conversion was made and “Convert” and the derivatives thereof shall have an equivalent meaning.
“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to effect a Conversion, or this Agreement requires the Conversion of, one type of Advance into another type of Advance and which shall be a Banking Day.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Adjustment” means a percentage equal to (a) 0.29547% (29.547 Basis Points) per annum for an Interest Period of one-month’s duration and (b) 0.32138% (32.138 Basis Points) per annum for an Interest Period of three-months’ duration.
“CORRA Loans” means, collectively, Term CORRA Loans and Daily Compounded CORRA Loans.
“Credit Facilities” means, collectively, the Syndicated Facility and the Operating Facility and “Credit Facility” means either of them.
“Criminal Code (Canada)” means the Criminal Code, R.S.C. 1985, c. C-46, including the regulations made and, from time-to-time, in force under that Act.
“Current Assets” means, as at any date of determination, the current assets of the Borrower on a consolidated basis for such date as determined in accordance with GAAP, but excluding (a) the impact of any Unrealized Hedging Gains and (b) any Indebtedness owing by HoldCo to the Borrower in respect of Financial Assistance.
“Current Liabilities” means, as at any date of determination, the current liabilities of the Borrower on a consolidated basis for such date as determined in accordance with GAAP, but excluding: (a) the Current Portion of Bank Debt, (b) the current portion of all Permitted Junior Debt or Permitted Refinancing Debt; and (c) the impact of any Unrealized Hedging Losses.
“Current Portion of Bank Debt” means all liabilities under the Credit Facilities other than those that arise due to the Aggregate Principal Amount under a Credit Facility exceeding, in the case of the Operating Facility, the maximum Operating Facility Commitment Amount or, in the case of the Syndicated Facility, the Syndicated Facility Commitment Amount, as applicable, whether by reduction of maximum amount, fluctuations in exchange rates, or due to mandatory repayments, or due to the occurrence of a Default or an Event of Default.
“Daily Compounded CORRA” means, for any day in an Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a 5 Banking Day lookback) being established by the Agent in accordance with the methodology and conventions for this rate selected or

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recommended by the Relevant Governmental Body for determining compounded CORRA for business loans;

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provided that if the Agent decides that any such methodology or convention is not administratively feasible for the Agent, then the Agent may establish another methodology or convention in its discretion, acting reasonably; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
“Daily Compounded CORRA Loan” means an Advance in Canadian Dollars which bears interest at a rate based on Adjusted Daily Compounded CORRA.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a 5 Banking Day lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Debt” means, as at any date of determination, all Indebtedness of the Borrower and, without limiting the generality of the foregoing, whether or not so classified, shall include (without duplication):
(a)all indebtedness for borrowed money (including all Obligations and all Permitted Junior Debt and Permitted Refinancing Debt);
(b)obligations under bankers’ acceptances;
(c)(i) contingent reimbursement and indemnity obligations in respect of letters of credit or letters of guarantee supporting obligations which would constitute Debt and (ii) unpaid reimbursement obligations in respect of drawn letters of credit or letters of guarantee;
(d)obligations under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Debt of any other Person or the obligations of any other Person which would otherwise constitute Debt within the meaning of this definition, and all other obligations incurred for the purpose of, or having the effect of, providing Financial Assistance to another Person in respect of the Debt or such other obligations, including endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);
(e)obligations under Capital Leases or sale and lease-back transactions;
(f)deferred revenues relating to third party obligations arising from inventory which has been paid for but not delivered;
(g)obligations under deferred purchase price agreements to the extent that such amounts remain unpaid for a period of 90 days or more;

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(h)the redemption amount of any share capital where the holder of such share capital has the option to require the redemption of such capital for cash or property and payment of the redemption amounts;
(i)any distributions declared but not yet paid; and
(j)all mark to market losses under any Hedging Agreements that are due and owing.
“Debt to NTM Consolidated EBITDA Ratio” means, as at the date of determination, the ratio of (a) Debt as at the date of determination to (b) NTM Consolidated EBITDA, adjusted for commodity prices and based on reasonable assumptions, as determined by the management or Board of Directors of the Borrower.
“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.
“Defaulting Lender” means any Lender or, in the case of paragraph (e) below, a Lender’s parent (being any person that directly or indirectly controls a Lender where control has the same meaning as in the definition of Affiliate):
(a)that is a Non-Paying Lender;
(b)that has failed to fund any payment or its portion of any Advances or any other amount required to be made by it hereunder;
(c)that has notified the Borrower (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;
(d)that has failed, within 3 Banking Days after request by the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances;
(e)that (i) becomes insolvent, has been deemed insolvent by a court of competent jurisdiction or any other Administrative Body, or becomes the subject of bankruptcy or insolvency proceedings, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets or (iii) becomes subject to a Bail-In Action.
“Departing Lender” has the meaning ascribed thereto in Section 16.17.
“Director” means a director of a corporation and reference to action by the “Directors” or “Board of Directors” when used with respect to a corporation means action by the directors of

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such corporation as a board or, whenever duly empowered, by an executive committee or any other duly authorized committee of the board.

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“Distribution” means any:
(a)payment of any cash dividend on or in respect of any shares, units or other ownership interests of any class in the capital of a Loan Party (including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);
(b)redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of shares, units or other ownership interests of any class in the capital of a Loan Party (including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);
(c)payment of principal, interest or other amounts in whole or in part, of any Indebtedness of a Loan Party for borrowed money (including (i) any Permitted Shareholder Debt and (ii) any Indebtedness incurred or assumed by a Loan Party pursuant to a Capital Lease or operating lease);
to (in the case of paragraphs (a) and (c) of this definition) or by or from (in the case of paragraph (b) of this definition) any shareholder or unitholder or any Affiliate of a shareholder or unitholder of a Loan Party (other than a Lender), whether made or paid in or for cash, property or both; or
(d)transfer of any property for consideration of less than fair market value by a Loan Party to any shareholder or unitholder or to any Affiliate of a shareholder or unitholder of a Loan Party.
“Drawdown” means a borrowing or credit of funds by way of Advances, other than an Advance by way of Rollover or Conversion.
“Drawdown Date” means the date specified in a Notice of Borrowing as the date on which a Drawdown will occur and which date will be a Banking Day.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Image” has the meaning set out in Section 17.14.

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“Emissions Product” any emissions allowance, emissions credit, emissions offset, emissions reduction credit, emissions authorization promulgated under applicable Law or by an Administrative Body.
“Energy Regulator” means (a) with respect to the Province of Alberta, the Alberta Energy Regulator, (b) with respect to the Province of British Columbia, the BC Energy Regulator, (c) with respect to the Province of Saskatchewan, the Saskatchewan Ministry of Energy and Resources, and (d) with respect to any other ARO Relevant Jurisdiction, the regulatory body with responsibility for regulating the development of, including the oversight of environmental matters in, the oil and gas industry in such jurisdiction; and in each case, together with any successor or replacement agency, department, ministry or commission thereto.
“Environment” means all components of the earth, including all layers of the atmosphere, air, land (including all underground spaces and cavities and all lands submerged under water), soil, water (including surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include the components referred to in this definition.
“Environmental Certificate” means the certificate substantially in the form of Schedule C with the blanks completed.
“Environmental Law” means any Law relating, in whole or in part, to the protection or enhancement of the Environment, including occupational safety, product liability, public health, public safety and transportation or handling of dangerous goods.
“Erroneous Payment” has the meaning attributed to it in Section 16.18(a).
“Erroneous Payment Deficiency Assignment” has the meaning attributed to it in Section 16.18(d).
“Erroneous Payment Return Deficiency” has the meaning attributed to it in Section 16.18(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time-to-time.
“Event of Default” has the meaning attributed to it in Section 13.1.
“Excess Cash” means any cash or cash equivalents of the Loan Parties that, when taken as a whole, is in excess of the Threshold Amount (or the Canadian Dollar Exchange Equivalent thereof in U.S. Dollars or any other currency) at any time, but excluding therefrom any cash or cash equivalents which are Excluded Deposits/Amounts.
“Exchange Rate Swap Contracts” has the meaning attributed to it in Section 12.3(c). “Excluded Deposits/Amounts” means cash or cash equivalents:

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(a)held in trust or escrow pursuant to and in accordance with the terms of arm’s length purchase and sale agreements related to rights of first refusal, title defects, indemnities or other customary matters;
(b)required by applicable Law or a mandatory contractual obligation to be on deposit, including amounts held in trust, for the purposes of satisfying abandonment, reclamation and similar obligations;
(c)held in escrow pursuant to an offering of subscription receipts (or similar equity offering) by any of the Loan Parties which have not yet been released from escrow in accordance with the terms of such offering;
(d)held by arm’s length third parties representing deposits, trust funds or other amounts payable by one or more arm’s length third parties to the Loan Parties which are not then releasable to such Loan Party and which cannot be paid or transferred on the direction of such Loan Party;
(e)used as cash collateral for outstanding Letters of Credit or Benchmark Loans as contemplated herein; or
(f)which the Majority Lenders (acting reasonably) have previously agreed in writing shall constitute Excluded Deposits/Amounts for all purposes hereof.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder:
(a)taxes imposed on or measured by its overall net income (however denominated), branch taxes and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;
(b)all U.S. federal withholding Taxes imposed under FATCA, and any Taxes arising from a Lender’s failure to properly comply with such Lender’s obligations imposed under Part XVIII of the Income Tax Act (Canada) or the similar provisions of legislation of any other jurisdiction that has entered into an agreement with the United States of America to provide for the implementation of FATCA-based reporting in that jurisdiction;
(c)any Canadian federal withholding taxes payable solely:
(i)as a result of a Lender being a “specified non-resident shareholder” of any Loan Party or a non-resident person who does not deal at “arm’s length” with a “specified shareholder” of any Loan Party, both for the purposes of subsection 18(5) of the Income Tax Act (Canada)
(ii)a Loan Party being a “specified entity” (as that term is proposed to be defined in Bill C-59, Fall Economic Statement Implementation Act, 2023

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with respect to “hybrid mismatch arrangements”) in respect of a Lender; and
(iii)any withholding taxes payable as a result of a Lender not dealing at arm’s length with any Loan Party within the meaning of the Income Tax Act (Canada).
other than, in the case of (i), and (ii) and (iii), where the Lender is a “specified non-resident shareholder” of or does not deal at arm’s length with a “specified shareholder” of the Loan Party, the Loan Party is a “specified entity” in respect of a Lender, or the non-arm’s length relationship arises, solely in connection with or as a result of a person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document.
“Executive Order” means the executive order No. 13224 of 23 September 2011, entitled “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”.
“Existing Credit Agreement” has the meaning attributed to it in the preamble hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Administrative Bodies and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published the following Banking Day by the Federal Reserve Bank of New York or, if such rate is not published for any day which is a Banking Day, the average quotations for the day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means the fee later dated as of the Amendment and Restatement Date between National Bank of Canada and the Borrower.
“Financial Assistance” means with respect of any Person and without duplication, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other Person or any obligation (contingent or otherwise) primarily for the purpose of enabling another Person to incur or pay any Indebtedness or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other Person against

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loss in respect of Debt of the other Person and includes any guarantee of or indemnity in respect of the Debt of the other Person and any absolute or contingent obligation to (directly or indirectly):

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(a)advance or supply funds for the payment or purchase of any Debt of any other Person;
(b)purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any Person to make payment of Debt or to assure the holder thereof against loss;
(c)guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other Person from or against any losses, liabilities or damages in respect of Debt;
(d)make a payment to another for goods, property or services regardless of the non- delivery or non-furnishing thereof to a Person; or
(e)make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in or to maintain the capital, working capital, solvency or general financial condition of another Person.
The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is the determinable amount.
“Financial LC” means a stand-by Letter of Credit if it serves as a payment guarantee of the Borrower’s financial obligations and is treated as a direct credit substitute for purposes of the Capital Adequacy Guidelines.
“First Party” has the meaning attributed to it in Section 17.4.
“Fiscal Quarter” means, in respect of any Person, each fiscal quarter of such Person. “Fiscal Year” means, in respect of any Person, each fiscal year of such Person. “Floor” means a rate of interest equal to zero percent per annum.
“Former Lender” has the meaning attributed to it in Section 4.8.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States, as established by the Financial Accounting Standards Board (FASB), providing standardized rules and guidelines for financial reporting by U.S. companies, unless the Borrower elects to adopt generally accepted accounting principles in Canada for its annual or interim financial statements, in which case GAAP shall mean generally accepted accounting principles in Canada, as adopted and modified (if applicable) by CPA Canada (or any successor thereto), applied on a consistent basis, in effect

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from time-to-time; provided that the Borrower shall promptly notify the Agent of any such election.

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“Hedge Monetization” means the termination, restructuring or unwinding of any Hedging Agreement (but, for certainty, excluding the termination thereof on the scheduled maturity date thereof or the termination thereof due to an event of default of the counterparty) in respect of commodity prices which was in effect as of the last Borrowing Base Determination where lending value has been attributed to the underlying production by any one or more of the Lenders in determining the Borrowing Base and which has resulted in proceeds being paid to a Loan Party.
“Hedging Agreements” has the meaning attributed to it in Section 12.3(f).
“HoldCo” means Gran Tierra UK Limited (formerly known as i3 Energy PLC) and its successors.
“Hostile Acquisition” means an acquisition, which is required to be reported to applicable securities regulatory authorities, of shares of a corporation where the Board of Directors of that corporation has not approved such acquisition nor recommended to the shareholders of the corporation that they sell their shares pursuant to the proposed acquisition or of units of a trust where the trustee or manager or administrator of that trust has not approved such acquisition nor recommended to the unitholders of the trust that they sell their units pursuant to the proposed acquisition or of units of a partnership where the Board of Directors of the general partner thereof has not approved such acquisition nor recommended to the partners of the partnership that they sell their units pursuant to the proposed acquisition.
“Illegality Notice” has the meaning attributed to it in Section 8.5.
“includes” means “includes without limitation” and “including” means “including without limitation”.
“Income Tax Act (Canada)” means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), including the regulations made and, from time-to-time, in force under that Act.
“Increase” has the meaning attributed to it in Section 3.11(a).
“Increase Request” means a written request, substantially in the form set out in Schedule K, to be given to the Agent by the Borrower pursuant to Section 3.11.
“Indebtedness” means, without duplication, the aggregate amount of all obligations, liabilities and indebtedness of a Person which would be classified under GAAP as indebtedness for borrowed money upon the consolidated balance sheet of such Person, including all long-term borrowings, the current portion of long-term borrowings, short-term borrowings, obligations under Capital Leases and all obligations, contingent or otherwise, of any of the foregoing arising from any guarantee made by such Person in respect of any of the foregoing.
“Indemnified Parties” has the meaning attributed to it in Section 17.5. “Indemnified Taxes” means Taxes other than Excluded Taxes.
“Individual Commitment Amount” means, from time-to-time, in respect of a Lender, that portion of the Commitment Amount which such Lender has severally agreed to make available to

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the Borrower in accordance with the terms and conditions of the Agreement, subject to adjustment pursuant to the terms of the Agreement.
“Individual Syndicated Facility Commitment Amount” means, from time-to-time, in respect of a Lender, that portion of the Syndicated Facility Commitment Amount which such Lender has severally agreed to make available to the Borrower in accordance with the terms and conditions of the Agreement, subject to adjustment pursuant to the terms of the Agreement.
“Intercreditor Agreement” means an intercreditor agreement between the Loan Parties, the Agent, and the holders of the Permitted Junior Debt or Permitted Refinancing Debt (or an agent or trustee on their respective behalf), which agreement shall be in form and substance satisfactory to all of the Lenders.
“Interest Act (Canada)” means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time-to-time, in force under that Act.
“Interest Period” means:
(a)in respect of each SOFR Loan, a period of one, three or six months or such shorter period as may be agreed to by all of the Lenders (in each case, subject to the market availability thereof), with respect to such SOFR Loan; and
(b)in respect of each CORRA Loan, a period of one or three months or such shorter period as may be agreed to by all of the Lenders (in each case, subject to the market availability thereof), with respect to such CORRA Loan;
provided that (i) the Interest Period shall commence on the date of a Drawdown or Rollover of, or a Conversion to a Benchmark Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day that is not a Banking Day, such Interest Period shall expire on the next succeeding Banking Day; provided, that if any Interest Period with respect to a Benchmark Loan would otherwise expire on a day that is not a Banking Day but is a day of the month after which no further Banking Day occurs in such month, such Interest Period shall expire on the next preceding Banking Day; (iii) any Interest Period with respect to a Benchmark Loan that begins on the last Banking Day of a calendar month (or on a day for which there is not a numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the relevant calendar month at the end of such Interest Period; (iv) no Interest Period shall extend beyond the Termination Date; and (v) no tenor that has been removed from this definition pursuant to Section 8.4 shall be available for specification in such Notice of Borrowing, Notice of Rollover or Notice of Conversion or interest election.
“Interest Rate Swap Contracts” has the meaning attributed to it in Section 12.3(d).
“ISDA Master Agreement” means the 2002 International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) as from time-to-time amended, restated or replaced by the International Swaps and Derivatives Association, Inc. and as used in this

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Agreement in relation to Swap Documents means the form of such agreement as entered into between a Loan Party and the applicable Swap Lender.
“ISP98” means the International Standby Practices ISP98, as published by the International Chamber of Commerce and in effect from time-to-time.
“Judgment Interest Act (Alberta)” means the Judgment Interest Act, R.S.A. 2000, c. J-1, including the regulations made and from time-to-time in force under that Act.
“Law” means all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Administrative Body, and any policies, voluntary restraints, practices or guidelines of any Administrative Body, and including any principles of common law and equity.
“LC Application” means the Operating Lender’s standard form of letter of credit application requesting the Operating Lender to issue a Letter of Credit hereunder, subject to such reasonable changes thereto as are requested by the Borrower and agreed to by the Operating Lender, each acting reasonably, in order to make the application and the Letter of Credit consistent with the provisions of this Agreement.
“LCA” means the licensee capability assessment used by the Alberta Energy Regulator to assess the capabilities of licensees to meet their regulatory and liability obligations across the energy development cycle, as more particularly described in Directive 088: Licensee Life-Cycle Management.
“Lender Secured Obligations” means, collectively, the Obligations, the Swap Indebtedness and the Cash Management Obligations.
“Lender Secured Parties” means, collectively, the Agent, the Lenders, the Swap Lenders and each provider of Cash Management Arrangements.
“Lenders” means, initially the Operating Lender and the Syndicated Facility Lenders, and thereafter, each Lender which may become a Party to this Agreement, as a lender, by executing and delivering to the Agent an Assignment Agreement, and each of their respective successors and permitted assigns, and “Lender” means any one of them in such capacity.
“Letter of Credit Issuance Fee” has the meaning attributed to it in Section 3.8(a)(vi).
“Letters of Credit” means letters of credit or letters of guarantee in Canadian Dollars or U.S. Dollars issued by the Operating Lender under the Operating Facility.
“Lien” means any mortgage, lien, pledge, charge (whether fixed or floating), security interest, conditional sale or title retention agreement (other than operating leases in respect of tangible personal property which are not in the nature of financing transactions), trust or deposit arrangements in the nature of a security interest or other encumbrance of any kind, contingent or absolute but excludes any contractual right of set-off created in the ordinary course of business

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and any writ of execution, or other similar instrument, arising from a judgment relating to the non- payment of indebtedness.
“Loan Documents” means the Agreement and any other instruments or agreements entered into by one or more of the Loan Parties relating to the Credit Facilities, including the Security and any document or agreement resulting from the operation of Section 4.1.
“Loan Parties” means, collectively, the Borrower and each Subsidiary from time-to-time; and “Loan Party” means any one of them.
“Majority Lenders” means: (a) while there are three or fewer Lenders, all of the Lenders; and (b) while there are more than three Lenders, Lenders holding, in aggregate, at least 66⅔% of the aggregate of the Commitment Amount provided that if a Default or Event of Default has occurred and is continuing, those Lenders who are owed, in the aggregate, at least 66⅔% of the Aggregate Principal Amount outstanding under the Credit Facilities; provided that, to the extent that any matter relates solely to the Operating Facility, “Majority Lenders” shall mean the Operating Lender.
“Mandatory Hedge Start Date” means each day that is 30 days after the Mandatory Hedge Trigger Date.
“Mandatory Hedge Trigger Date” means each day on which the Aggregate Principal Amount exceeds 80% of the Commitment Amount.
“Mandatory Hedges” means Commodity Swap Contracts entered into by the Borrower and one or more Swap Lender pursuant to Section 12.1(q) for at least:
(a)35% of the Loan Parties’ aggregate forecasted volumes of crude oil, natural gas and condensates (net of royalties) for the 6 months immediately following the Mandatory Hedge Start Date, as set forth in the most recently delivered Forecast; and
(b)20% of the Loan Parties’ aggregate forecasted volumes of crude oil, natural gas and condensates (net of royalties) for the seventh through twelfth month immediately following the Mandatory Hedge Start Date, as set forth in the most recently delivered Forecast.
“Mastercard Facilities” has the meaning attributed to it in Section 3.1(d).
“Material Acquisition” means any one or more acquisition(s) of assets and/or shares (including by way of amalgamation) by one or more of the Loan Parties, the aggregate fair market value of which during the applicable period is equal to or exceeds the Threshold Amount.
“Material Adverse Effect” means a material adverse effect on:
(a)the financial condition of the Loan Parties taken as a whole;

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(b)the Loan Parties’ collective ability to perform its obligations under the Loan Documents;
(c)the validity or enforceability of a material provision of the Loan Documents; or
(d)the property, business, assets, operations or liabilities of the Loan Parties taken as a whole, provided that a change in commodity prices shall not be regarded as an event which by itself constitutes a Material Adverse Effect.
“Material Disposition” means any one or more sales, dispositions or other transfers of assets and/or shares by one or more of the Loan Parties (excluding for certainty cash and cash equivalents), the aggregate fair market value of which during the applicable period is equal to or exceeds the Threshold Amount.
“Maturity Date” means the date, which must be a Banking Day, on which the applicable Interest Period expires in respect of a SOFR Loan or a CORRA Loan.
“NBC” means National Bank of Canada, a Canadian chartered bank, and its successors and permitted assigns.
“Net Debt” means at any time, on a consolidated basis, the aggregate amount (without duplication) expressed in Canadian Dollars of (a) Debt plus (b) Working Capital Deficit; provided that Net Debt shall not include obligations, liabilities and indebtedness of the Borrower under Permitted Shareholder Debt. For greater certainty, if the Working Capital Deficit is a negative number, then the amount of such negative Working Capital Deficit shall reduce the amount of Debt in calculating Net Debt pursuant to this definition.
“Net Debt to Consolidated EBITDA Ratio” means, as at the time of determination, the ratio of
(a) Net Debt to (b) Consolidated EBITDA.
“Net Income” means, for any period, the consolidated after-tax net income (loss) of the Borrower for such period before extraordinary items, calculated in accordance with GAAP.
“New Rules” has the meaning attributed to it in Section 10.1(c).
“Non-Consenting Lender” has the meaning ascribed thereto in Section 16.17.
“Notice of Borrowing” means, in relation to Advances by way of Drawdown, a notice by the Borrower to the Agent substantially in the form of Schedule F with the blanks completed.
“Notice of Rollover” or “Notice of Conversion” means, in relation to Advances by way of Rollover or Conversion, a notice by the Borrower to the Agent substantially in the form of Schedule G with the blanks completed.
“NTM Consolidated EBITDA” means, at the time of determination, forecasted Consolidated EBITDA for the immediately following twelve-month period (provided that for the purposes

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hereof, “Consolidated EBITDA” shall be deemed to be amended as required to give effect to the forward-looking nature of such term as described above) as set forth in the then most recent budget approved by the Board of Directors of the Borrower, provided that commodity prices described in such budget shall not exceed strip pricing in effect at the time such budget is approved.
“Obligations” means, without duplication, the aggregate amount of all obligations, liabilities and indebtedness of the Loan Parties to the Agent or any Lender under the Loan Documents (including the Aggregate Principal Amount under the Credit Facilities and all interest and fees thereon) and all obligations, contingent or otherwise, of any of the foregoing arising from any guarantee made by a Person in respect thereof.
“OFAC” means The Office of Foreign Assets Control of the United States Treasury Department.
“Oil and Gas Ownership Certificate” means the certificate of the Borrower substantially in the form of Schedule I with the blanks completed.
“Operating Facility” means the revolving operating facility established from time-to-time in favour of the Borrower by the Operating Lender pursuant to Section 3.1(b).
“Operating Facility Commitment Amount” means, as of the Amendment and Restatement Date, Cdn. $15,000,000 as it may be changed from time-to-time in accordance with the terms hereof.
“Operating Lender” means, initially, NBC, or any other Lender which from time-to-time provides the Operating Facility to the Borrower.
“Original Closing Date” means March 22, 2024.
“Original Closing Date Financial Assistance” means the Financial Assistance (if any) made by the Borrower to HoldCo on the Original Closing Date in an aggregate amount not exceeding
$57,636,790.66.
“Original Currency” has the meaning attributed to it in Section 17.4.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, sales, goods and services, filing or similar Taxes or any other value-added, excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include Excluded Taxes.
“P&NG Rights” means all of the right, title, estate and interest, whether contingent or absolute, legal or beneficial, present or future, vested or not, and whether or not an “interest in land”, of a Loan Party at such time in and to any, or such as are stipulated, of the following, by whatever name the same are known:

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(a)rights to explore for, drill for, produce, take, save or market Petroleum Substances from or allocated to its lands or lands with which the same have been pooled or unitized;

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(b)rights to a share of the production of Petroleum Substances from or allocated to its lands or lands with which the same have been pooled or unitized;
(c)rights to a share of the proceeds of, or to receive payments calculated by reference to the quantity or value of, the production of Petroleum Substances from or allocated to its lands or lands with which the same have been pooled or unitized;
(d)rights of a Loan Party in lands or documents of title related thereto, including leases, subleases, licenses, permits, reservations, rights and privileges; and
(e)rights to acquire any of the above rights described in paragraphs (a) through (d) of this definition, and includes interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests and other economic interests.
“Paper Record” has the meaning set out in Section 17.14. “Parent” means Gran Tierra Energy Inc. and its successors. “Participant” has the meaning attributed to it in Section 15.4.
“Parties” means the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, and “Party” means any one of the Parties.
“Payment Recipient” has the meaning attributed to it in Section 16.18(a).
“PCA” means the permitted capability assessment used by the BC Energy Regulator to assess the capabilities of permittees to meet their regulatory and liability obligations throughout the energy development lifecycle, as more particularly described the BC Energy Regulator.
“Pension Plan” means any retirement or pension benefit plan that is established by a Person for the benefit of its employees, that requires such Person to make periodic payments or contributions.
“Performance LCs” means Letters of Credit which are not Financial LCs.
“Periodic Term SOFR Determination Day” has the meaning attributed to it in the definition of Term SOFR.
“Permitted Dispositions” means any:
(a)sale or disposition of Borrowing Base Properties (and related tangibles) resulting from any pooling or unitization entered into in the ordinary course of business and in accordance with sound industry practice when, in the reasonable judgment of the

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Borrower, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such Borrowing Base Properties;
(b)sale of Emissions Products from time to time at a fair market value, provided that no Default, Event of Default or Borrowing Base Shortfall has occurred and is continuing or would reasonably be expected to result therefrom;
(c)sale or disposition in the ordinary course of business and in accordance with sound industry practice of tangible personal property forming part of the Borrowing Base Properties that is obsolete, no longer used or useful for its intended purpose or being replaced in the ordinary course of business;
(d)sale or disposition of production from Borrowing Base Properties made in the ordinary course of business;
(e)Hedge Monetizations of any Commodity Swap Contracts, Interest Rate Swap Contracts and Exchange Rate Swap Contracts (other than the Mandatory Hedges if the Mandatory Hedges are required to be in effect as prescribed hereunder);
(f)sales or dispositions of Borrowing Base Properties and related tangibles made in the ordinary course of business for fair market value to third parties, where the aggregate fair market value of all such sales or dispositions since the last determination of the Borrowing Base do not exceed the Threshold Amount; provided that no Default, Event of Default or Borrowing Base Shortfall has occurred and is continuing or would reasonably be expected to result therefrom;
(g)sales or dispositions of Borrowing Base Properties between Loan Parties; and
(h)the abandonment, surrender or termination of any Borrowing Base Properties in the ordinary course of business and in accordance with sound industry practice.
“Permitted Distributions” means:
(a)Distributions between Loan Parties;
(b)in the case of the Borrower, Distributions made solely on the common shares of the Borrower;
(c)Specified Permitted Distributions;
(d)Distributions made by the Borrower to HoldCo for the general corporate purposes of HoldCo, including corporate costs and expenses of HoldCo, and general administrative expenses of HoldCo, in an amount which, when aggregated with:
(i)all other Distributions under this clause (d); and
(ii)all Financial Assistance expended pursuant to Section 12.3(k)(ii),

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does not exceed $2,000,000 in any Fiscal Year. “Permitted Encumbrances” means:
(a)undetermined or inchoate Liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to Law against any Loan Party or in respect of which no steps or proceedings to enforce such Lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any Lien which a Loan Party is in good faith contesting if (i) proceeding with such contest does not have, and would not reasonably be expected to have a Material Adverse Effect, and (ii) an adequate reserve in accordance with GAAP has been established by the Borrower;
(b)Liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the exploration, development, transportation, or operation of petroleum or natural gas interests or related production or processing facilities as security in favour of any other Person conducting the exploration, development, operation or transmission of the property to which such Liens relate, for any Loan Party’s portion of the costs and expenses of such exploration, development, operation or transmission, provided such costs or expenses are not due or delinquent or if due or delinquent, any Lien which a Loan Party is in good faith contesting if (i) proceeding with such contest does not have, and would not reasonably be expected to have a Material Adverse Effect, and (ii) an adequate reserve in accordance with GAAP has been established by the Borrower;
(c)to the extent a Lien is created thereby, a sale or disposition of petroleum or natural gas interests resulting from any pooling or unitization agreement entered into in the ordinary course of business when, in a Loan Party’s reasonable judgment, it is necessary or advisable and commercially reasonable to do so in order to facilitate the orderly exploration, development, operation or transmission of such interests;
(d)to the extent a Lien is created thereby, farmout interests or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of any Loan Party’s P&NG Rights that are or were entered into with or granted to arm’s length third parties in the ordinary course of business and in accordance with sound industry practice;
(e)Liens for penalties arising under non-participation provisions of operating, ownership or other similar agreements in respect of any Loan Party’s P&NG Rights or related facilities, if such Liens would not reasonably be expected to have a Material Adverse Effect;
(f)easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by any Loan Party (including rights-of-way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light and

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power and telephone or telegraph or cable television conduits, poles, wires and cables)

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which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(g)any Lien or trust arising in connection with worker’s compensation, employment insurance, pension, employment Law and other social security Law;
(h)the right reserved to or vested in any municipality or governmental or other public authority by the terms of any Law, lease, license, franchise, grant or permit acquired by a Loan Party, or by any Law to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;
(i)all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;
(j)any right of first refusal in favour of any Person granted in the ordinary course of business with respect to all or any of the P&NG Rights or related facilities of a Loan Party;
(k)public and statutory Liens not yet due and similar Liens arising by operation of Law;
(l)Liens for Taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, any Lien which a Loan Party is in good faith contesting provided (i) proceeding with such contest does not have, and would not reasonably be expected to have a Material Adverse Effect, and (ii) an adequate reserve in accordance with GAAP has been established by the Borrower;
(m)Liens under or pursuant to any judgment rendered, or claim filed, against the Borrower or other Loan Party, which a Loan Party is in good faith contesting, provided (i) proceeding with such contest does not have, and would not reasonably be expected to have a Material Adverse Effect, and (ii) an adequate reserve in accordance with GAAP has been established by the Borrower;
(n)Liens granted to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Loan Parties, all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Loan Parties, taken as a whole;
(o)bankers’ liens, rights of set-off and other similar Liens existing solely with respect to cash on deposit in one or more accounts maintained by the Loan Parties granted in the ordinary course of business in favour of a deposit bank with which such accounts are maintained, securing amounts owing to such deposit bank with

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respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

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(p)pledges or deposits to secure performance of (i) bids, tenders, contracts (other than contracts for the payment of money) or (ii) leases of real property, in each case, to which a Loan Party is a party;
(q)any right of first refusal in favour of any Person granted in the ordinary course of business with respect to any of the P&NG Rights of the Borrower or any Loan Party;
(r)the Security;
(s)landlords’ liens or any other rights of distress reserved in or exercisable under any lease of real property for rent and for compliance with the terms of such lease; provided that such lien does not attach generally to all or substantially all of the undertaking, assets and property of any Loan Party;
(t)Liens resulting from deposits to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by applicable Law;
(u)any Lien against a Loan Party then held by a Loan Party;
(v)any Lien from time-to-time disclosed by the Borrower to the Agent and which is consented to by the Lenders;
(w)any other Liens (including Purchase Money Liens and Liens in respect of Capital Leases and hedging transactions) which are not otherwise Permitted Encumbrances; provided that:
(i)such Liens do not attach to all or substantially all of the assets of any Obligor; and
(ii)the aggregate principal amount of Indebtedness or other obligations secured thereby does not exceed the Threshold Amount;
(x)Liens securing Permitted Junior Debt or Permitted Refinancing Debt, in each case provided that such Liens are subject to the terms of an Intercreditor Agreement; and
(y)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding paragraphs (a) through (x), inclusive, of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and the Indebtedness, liability or obligation secured thereby is not increased.
“Permitted Indebtedness” means, subject at all times to the applicable threshold amounts contained in the Agreement:

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(a)all Lender Secured Obligations of the Loan Parties;

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(b)any other Indebtedness of a Loan Party secured by a Permitted Encumbrance;
(c)(i) unsecured Indebtedness of the Loan Parties and (ii) Indebtedness arising under Purchase Money Liens and Capital Leases which, in the aggregate, does not exceed the Threshold Amount;
(d)Permitted Swap Indebtedness;
(e)Permitted Junior Debt;
(f)Permitted Refinancing Debt;
(g)Permitted Shareholder Debt; and
(h)Indebtedness owing between the Loan Parties,
provided that the Aggregate Principal Amount under the Credit Facilities together with Indebtedness under paragraphs (e) and (f) shall not exceed the $150,000,000 without the express written consent of all of the Lenders.
“Permitted Junior Debt” means Indebtedness created, incurred or issued by the Borrower after the Amendment and Restatement Date (including guarantees thereof by any of the other Loan Parties) and which is owing to the lenders thereof pursuant to the terms of Permitted Junior Debt Documents, which Indebtedness has all of the following characteristics:
(a)such Indebtedness shall be denominated in Canadian Dollars or U.S. Dollars;
(b)the aggregate Canadian Dollar Exchange Equivalent of the principal amount of all Permitted Junior Debt shall not exceed Cdn. $100,000,000, as determined at the time any such Permitted Junior Debt is incurred;
(c)such Indebtedness has an initial term and final maturity which is not earlier than 6 months after the Termination Date, determined as at the date such Indebtedness is incurred;
(d)such Indebtedness does not have any scheduled principal repayments, amortizations, redemptions or purchases prior to later of the Termination Date, determined as at the date such Indebtedness is incurred;
(e)such Indebtedness is unsecured or, if secured, such Indebtedness shall be subject to an Intercreditor Agreement;
(f)the Borrower has provided the Agent with copies of all material Permitted Junior Debt Documents with respect to such Indebtedness;
(g)at the time of the creation, incurrence or issuance of such Indebtedness, no Default or Event of Default has occurred and is continuing, or will result therefrom, or will

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exist immediately thereafter, and the Borrower has delivered to the Agent an officer’s certificate to such effect;
(h)such Indebtedness shall not, other than at its maturity, provide for any mandatory redemption, purchase for cancellation or other repayment thereof (including any defeasance) in a circumstance when the Borrower is not also required to unconditionally and permanently repay all Obligations prior thereto or concurrently therewith;
(i)the terms of such Indebtedness shall not provide for any cross-default to other Indebtedness (as opposed to a cross-acceleration thereto or a payment default on maturity) or any maintenance financial tests (as opposed to a financial incurrence test); and
(j)the material conditions, covenants, events of default or other terms of such Indebtedness are no more restrictive on the Loan Parties, in the aggregate, than the conditions, covenants, events of default and other terms of this Agreement.
“Permitted Junior Debt Documents” means all indentures, note purchase agreements, notes, credit agreements, loan agreements, security agreements, debentures, pledge agreements and any other agreement or instrument evidencing, governing or entered into in connection with Permitted Junior Debt.
“Permitted Refinancing Debt” means any Debt issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Permitted Junior Debt, which Debt meets all conditions for Permitted Junior Debt, as set out in the definition thereof.
“Permitted Refinancing Debt Documents” means all indentures, note purchase agreements, notes, credit agreements, loan agreements, security agreements, debentures, pledge agreements and any other agreement or instrument evidencing, governing or entered into in connection with Permitted Refinancing Debt.
“Permitted Shareholder Debt” means unsecured Indebtedness created, incurred or issued by the Borrower after the Amendment and Restatement Date in the aggregate principal amount of up to
$250,000,000 and which is owing to Gran Tierra Energy International Holdings GmbH or any other subsidiary of the Parent, provided such Indebtedness is at all times subordinated on terms and conditions satisfactory to the Agent and all of the Lenders, and further provided that, for certainty, such subordination may permit payments on such Indebtedness to the extent they would be a Permitted Distribution.
“Permitted Swap Indebtedness” means Swap Indebtedness permitted by the provisions of Sections 12.3(c), 12.3(d), 12.3(e) and 12.3(f), provided that if a Swap Lender does not have actual knowledge that such Swap Indebtedness was not permitted under such Section at the time the applicable Hedging Agreement was entered into by such Swap Lender, then such Swap Indebtedness will be deemed to be a Permitted Swap Indebtedness for purposes of Section 13.3.

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“Person” means an individual, a partnership, a corporation, a company, a trust, an unincorporated organization, a union, a government or any department or agency thereof (collectively an “entity”)

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and the heirs, executors, administrators, successors, or other legal representatives, as the case may be, of such entity.
“Petroleum Substances” means petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing.
“Pricing Change Effective Date” has the meaning attributed to it in Section 3.8(d). “Pricing Table” means the pricing table set forth in Section 3.8(a)(viii).
“Principal Repayment” means the repayment by or for and on behalf of the Borrower to the Lenders of all or a portion of any principal outstanding to the Lenders under the applicable Credit Facility.
“Priority Claims” means, with respect to the Loan Parties, the full amount payable or accrued by such Person which have a trust imposed to provide for payment or Lien ranking or capable of ranking senior to or pari passu with the Liens created by the Security, including amounts owing for wages, vacation pay, severance pay, employee deductions, sales Tax, excise Tax, Tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income Tax, workers compensation, government royalties, pension fund obligations, overdue rents (or other amounts owed to landlords of properties where the Loan Parties’ assets are located) or Taxes, and other statutory or other claims that have or may have priority over, or rank pari passu with, such Liens created by the Security.
“Proved Non-Producing Properties” has the same meaning as Proved Producing Properties except such properties are not in commercial production due to lack of facilities and/or markets.
“Proved Producing Properties” means the P&NG Rights to which are attributed Proved Producing Reserves, and which are identified as such by an economic reserve and evaluation report delivered to the Agent by the Borrower as required under this Agreement.
“Proved Producing Reserves” means, as determined by the Lenders in accordance with their usual and customary practices, those oil and gas reserves estimated as recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, mining, geological, geophysical and engineering data, including reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir and which, in any case, are actually on production.
“Purchase Money Lien” means a Lien, whether given to a vendor, lender or any other Person, securing indebtedness assumed or incurred as, or to provide, all or part of the purchase price or other acquisition cost of property, other than P&NG Rights, which Lien is limited exclusively to such property and any proceeds thereof and any extension, renewal, refinancing or replacement thereof.
“Rateable Portion” means, at any time and from time-to-time with respect to each Lender and each Credit Facility:

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(a)in respect of the Syndicated Facility, the proportion of the Individual Syndicated Facility Commitment Amount of such Syndicated Facility Lender relative to the Syndicated Facility Commitment Amount of all Syndicated Facility Lenders;
(b)in respect of the Operating Facility, the Rateable Portion for the Operating Lender shall be 100%; and
(c)in respect of all Credit Facilities, the portion of the Individual Commitment Amount of a Lender relative to the Commitment Amount of all Lenders, provided that in respect of all Credit Facilities, the Rateable Portion of a Lender after an Event of Default has occurred and is continuing shall be the portion of the Aggregate Principal Amount owing to such Lender relative to the Aggregate Principal Amount owing to all Lenders (in each case based on the Canadian Dollar Exchange Equivalent thereof).
“Release” includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.
“Relevant Governmental Body” means:
(a)in respect of any SOFR Loan (or any Benchmark Replacement in respect thereof), the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto; and
(b)in respect of any CORRA Loan (or any Benchmark Replacement in respect thereof), the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Request for Offer of Extension” means a request by the Borrower for an offer by the Lenders to extend the Termination Date pursuant to Section 3.2, substantially in the form of Schedule J executed by a senior officer of the Borrower.
“Resignation Notice” has the meaning attributed to it in Section 16.10.
“Resolution Authority” means with respect to an EEA Financial Institution an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Rollover” means, with respect to an Advance of a Benchmark Loan, the continuation of all or any portion of such Benchmark Loan for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto and “Roll over” and the derivatives thereof shall have an equivalent meaning.
“Rollover Date” means:
(a)with respect to any Benchmark Loan, the date of commencement of a new Interest Period applicable to such Advance, which date shall be a Banking Day; and

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(b)with respect to any Letter of Credit, the date of any extension or replacement thereof which constitutes a Rollover.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means:
(a)a Person that is designated under, listed on, or owned or controlled by a Person designated under or listed on, or acting on behalf of a Person designated under or listed on, any Sanctions List;
(b)a Person that is located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory- wide Sanctions;
(c)a Person that is otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities); or
(d)any other Person to which one or more Lenders would not be permitted to make a loan, or provide funding, in accordance with the Sanctions, or otherwise deal with pursuant to the Sanctions.
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority, including any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Special Economic Measures Act (Canada) or the United Nations Act (Canada), the Executive Order, the
U.S. Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the U.S. Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the U.S.A. Patriot Act of 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act (United States), or any of the foreign assets control regulations of the U.S. Department of the Treasury (including but not limited to 31 CFR, Subtitle B, Chapter V) or any other law or executive order relating thereto or regulation administered by OFAC, in each case to the extent not inconsistent with the laws of Canada.
“Sanctions Authority” means any of: (a) the Canadian government; (b) the United States government; or (c) the respective governmental institutions, departments and agencies of any of the foregoing, including OFAC and, the United States Department of State; and “Sanctions Authorities” means all of the foregoing Sanctions Authorities, collectively.

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“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC or any substantially similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

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“Scheduled Borrowing Base Date” has the meaning attributed to it in Section 3.9(b).
“Security” has the meaning attributed to it in Section 4.1 and includes any other Lien hereafter granted by any Loan Party to secure the payment of the Obligations in connection with the Credit Facilities and any Swap Indebtedness.
“Shortfall Notice” has the meaning attributed to it in Section 3.4(c).
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Adjustment” means 0.10% (10 Basis Points) per annum for an Interest Period of one- month’s duration, 0.15% (15 Basis Points) per annum for an Interest Period of three-months’ duration, and 0.25% (25 Basis Points) per annum for an Interest Period of six-months’ duration.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means an Advance in U.S. Dollars which bears interest at a rate based on Adjusted Term SOFR.
“Specified Permitted Distributions” means any Distributions, provided that (a) upon such Distribution being made, the Debt to NTM Consolidated EBITDA Ratio of the Borrower (calculated on a pro forma basis, taking into account such Distribution) would be less than 1.50:1.00 and (b) the Aggregate Principal Amount outstanding under the Credit Facilities both prior to and after giving effect to such Distribution does not exceed 80% of the Commitment Amount.
“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Banking Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Banking Day, then at approximately close of business on the immediately preceding Banking Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Banking Day such conversion is to be made in accordance with its normal practice.
“Subsidiary” means any Person of which more than 50% of the outstanding Voting Securities are owned, directly or indirectly by or for the Borrower, provided that the ownership of such securities confers the right to elect at least a majority of the Board of Directors of such Person, or a majority of Persons serving similar roles and includes any legal entity in like relationship to a Subsidiary.
“Substitute Lender” has the meaning attributed to it in Section 3.11(e). “Successor Agent” has the meaning attributed to it in Section 16.10.
“Swap Documents” means, collectively, all Hedging Agreements between a Swap Lender and a Loan Party.

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“Swap Indebtedness” means the actual Indebtedness or obligations of a Loan Party to a Swap Lender under or pursuant to a Swap Document.
“Swap Lender” means any Lender or any Affiliate thereof that is a hedge provider under a Swap Document, that is entered into prior to such Swap Lender or its Affiliate (as applicable) ceasing to be a Lender. For greater certainty, any Person who enters into a Swap Document after such Person or its Affiliate (as applicable) ceases to be a Lender is not a Swap Lender.
“Syndicated Facility” means the revolving credit facility established in favour of the Borrower pursuant to Section 3.1(a).
“Syndicated Facility Commitment Amount” means, as of the Amendment and Restatement Date, Cdn. $60,000,000, as it may be changed from time-to-time in accordance with the terms hereof.
“Syndicated Facility Lenders” means the lenders from time-to-time under the Syndicated Facility as set out in Schedule B.
“Taxes” means all taxes of any kind or nature whatsoever including income taxes, capital taxes, minimum taxes, levies, imposts, stamp taxes, royalties, duties, charges to tax, value added taxes, commodity taxes, goods and services taxes, and all fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future by any governmental or quasi-governmental authority of or within any jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon and any instalments in respect thereof.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Banking Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Banking Day is not more than three (3) Banking Days prior to such Periodic Term CORRA Determination Day. If such first preceding Banking Day is more than three (3) Banking Days prior to such Periodic Term CORRA Determination Day, Section 8.3 will apply.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Loan” means an Advance in Canadian Dollars which bears interest at a rate based on Adjusted Term CORRA.

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“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR” means for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding
U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. If such first preceding U.S. Government Securities Business Day is more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, Section 8.3 will apply.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Date” means October 31, 2027, as may be extended pursuant to Section 3.2.
“Threshold Amount” means the greater of: (a) $3,750,000 and (b) 5% of the Commitment Amount at the applicable time, expressed in Canadian Dollars or the Canadian Dollar Exchange Equivalent thereof in any other currency.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time-to-time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time-to-time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unallocated Portion” has the meaning attributed to it in Section 3.11(d).

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“Uniform Customs” means the Uniform Customs and Practice for Loan Documentary Credits of the International Chamber of Commerce current at the time of issuance of the applicable Letter of Credit.

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“Unrealized Hedging Gains” means mark to market unrealized gains in respect of Hedging Agreements or other risk management products recorded in accordance with GAAP.
“Unrealized Hedging Losses” means mark to market unrealized losses in respect of Hedging Agreements or other risk management products recorded in accordance with GAAP.
“U.S. Base Rate” means, for any day, a rate per annum equal to, the greatest of: (a) the variable rate of interest quoted by the Agent from time-to-time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in U.S. Dollars to its commercial customers in Canada and which it designates as its “U.S. Base Rate”; and (b) the Federal Funds Rate, provided that if such rate of interest is less than the Floor, then the U.S. Base Rate will be equal to the Floor.
“U.S. Base Rate Loan” means an Advance in U.S. Dollars which bears interest at a rate based on the U.S. Base Rate (including, for certainty, Advances in U.S. Dollars made by way of overdraft under the Operating Facility).
“U.S. Dollars” or “U.S. $” each means such currency of the United States of America which, as at the time of payment or determination, is legal tender therein for the payment of public or private debts.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning attributed to it in Section 16.19.
“Voting Securities” means securities of capital stock of any class of any corporation, partnership units in the case of a partnership, trust units in the case of a trust, or other evidence of ownership serving similar purposes, carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event will not be considered Voting Securities, whether or not such event will have occurred, nor will any securities be deemed to cease to be Voting Securities solely by reason of a right to vote accruing to securities of another class or classes by reason of the happening of such event.
“Withholding Agent” shall mean any Loan Party, the Administrative Agent and, in the case of any U.S. or Canadian federal withholding Tax, any other applicable withholding agent.
“Working Capital Deficit” means the Current Liabilities minus Current Assets.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time- to-time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK

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Financial Institution or any contract or instrument under which that liability arises, to convert all or part of

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that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SCHEDULE B
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

COMMITMENTS OF LENDERS

Lender	Individual Syndicated Facility Commitment Amount	Operating Facility Commitment Amount	Aggregate Individual Commitment Amount
National Bank of Canada	$60,000,000	$15,000,000	$75,000,000
Total	$60,000,000	$15,000,000	$75,000,000

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SCHEDULE B

B-1

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SCHEDULE C
TO THE GRAN TIERRA CANADA LTD. CREDIT AGREEMENT CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF ENVIRONMENTAL CERTIFICATE

To    NATIONAL BANK OF CANADA (“NBC”), as Agent for the Lenders under the Credit Agreement
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    []
This certificate is delivered pursuant to Section 12.2(b) of the Credit Agreement.
I,     , am the duly appointed [insert name of office] of the Borrower and hereby certify in such capacity for and on behalf of the Borrower, and not in my personal capacity and without assuming any personal liability whatsoever, as follows:
1.The following certifications are made to the best of my knowledge after due enquiry. My due enquiry has been limited to discussions and correspondence with responsible officers and staff of the Loan Parties to confirm that the internal environmental reporting and response procedures of the Loan Parties have been followed in all material respects as they relate to the certifications made herein and that the matters herein set forth are true and correct, and that matters reported on by such officers and staff are true and correct.
2.The following certifications are qualified as to (i) the matters, if any, disclosed in Exhibit 1 hereto, and (ii) any breach of, or failure to comply with, any Environmental Laws, provided that the breach or failure to comply has not had, or would not reasonably be expected to have (whether on an individual or cumulative basis), a Material Adverse Effect.
3.Each Loan Party has (i) obtained and maintains all permits, licenses and other authorizations which are required under Environmental Law; and (ii) is in compliance in all respects with Environmental Law and with the terms and conditions of all such permits, licenses and authorizations, except in each case to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.The property or any part thereof owned, operated or controlled by any Loan Party:
(a)is not, to the knowledge of the Borrower, the subject of any outstanding claim, charge or order from an Administrative Body alleging violation of Environmental

54411012.5

SCHEDULE C

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Law or, if subject to any such claim, charge or order, a Loan Party, is taking all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting the validity thereof, except in each case to the extent that any such claim, charge, order or non-compliance would not reasonably be expected to have a Material Adverse Effect; and
(b)complies, with respect to each of its use and operation, in all respects with Environmental Law and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained under applicable Environmental Law except in each case to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.Except in compliance with Environmental Laws, no Contaminant has been discovered or Released into the Environment from or upon the land or property owned (either individually or jointly), operated or controlled by any Loan Parties which would reasonably be expected to have a Material Adverse Effect.
6.The undersigned officer acknowledges that the Lenders are relying on this certificate in connection with Advances made under the Credit Agreement.
7.Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
Dated as of the date first above written.

Name

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C-2

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EXHIBIT 1

54411012.5

SCHEDULE D
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF COMPLIANCE CERTIFICATE

To    NATIONAL BANK OF CANADA (“NBC”), as Agent for the Lenders under the Credit Agreement
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    []
This Compliance Certificate is delivered pursuant to Section 12.2(b) of the Credit Agreement.
I,     , am the duly appointed [insert name of office] of the Borrower and hereby certify in such capacity for and on behalf of the Borrower, and not in my personal capacity and without assuming any personal liability whatsoever, after making due inquiry:
1.This Compliance Certificate applies to the Fiscal [Quarter/Year] of the Borrower ending
    ,     (the “Calculation Date”);
2.I am familiar with and have examined the provisions of the Credit Agreement and I have made such reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and each of its Subsidiaries as I have deemed necessary for purposes of this Compliance Certificate;
3.Based on the foregoing, as of the date hereof, no Default of Event of Default has occurred and is continuing except as previously disclosed in writing to the Agent pursuant to Section 12.2(k) of the Credit Agreement;
4.The Net Debt to Consolidated EBITDA Ratio as of the Calculation Date is     :1.0, the calculations of which are outlined in Exhibit 1 hereto.
5.Attached as Exhibit 2 hereto is a true and complete list of all Hedging Agreements to which any Loan Party is a Party.

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6.The aggregate amount hedged under all Exchange Rate Swap Contracts to which a Loan Party is a party, other than Commodity Swap-Related Exchange Rate Swap Contracts, is
    % of the Loan Parties’ forecasted aggregate annual U.S. Dollar revenues as adjusted for acquisitions and divestitures.
7.The aggregate amounts hedged under all Interest Rate Swap Contracts to which a Loan Party is a party is % of the Canadian Dollar Exchange Equivalent of the current Borrowing Base, excluding any Interest Rate Swap Contract entered into by a Loan Party with respect to any Permitted Junior Debt or any Permitted Refinancing Debt provided the term of such Interest Rate Swap Contract does not exceed the term of the Permitted Junior Debt or Permitted Refinancing Debt.
8.As of the date hereof, the Borrower has no Subsidiaries other than these listed in Schedule H to the Credit Agreement. [or: Schedule H to the Credit Agreement is revised as follows: (list changes here)].
9.The completed “Annual Abandonment Budget and Schedule” delivered to the Agent pursuant to Section 12.2(l)(i) of the Credit Agreement or the ARO Report and Decommissioning Expense Worksheet delivered to the Agent pursuant to Section 12.2(l)(ii) of the Credit Agreement, as applicable, and the commentary from management explaining any material variations therefrom and any other matters related to any changes in the Borrower’s abandonment and reclamation policies, all of which is has otherwise been delivered to the Lenders concurrently herewith, is true and accurate in all material respects.
10.Attached hereto as Exhibit 3 is a true and complete copy of the Borrower’s and each Subsidiaries’ ARO Assessment Report (dated as of a recent date) for each ARO Relevant Jurisdiction.
Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
Dated as of the date first above written.

Name

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D-2

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EXHIBIT 1
Calculation of Net Debt to Consolidated EBITDA Ratio [See calculations attached]

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EXHIBIT 2

[List of Hedging Agreements.]

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EXHIBIT 3
[Attach ARO Assessment Report(s)]

54411012.5

SCHEDULE E
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF ASSIGNMENT AGREEMENT

To    NATIONAL BANK OF CANADA (“NBC”), as Agent for the Lenders under the Credit Agreement
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    [] (the “Effective Date”)
Unless otherwise indicated, terms defined in the Credit Agreement have the same meanings when used herein.
1.[Name of assignee lender] (the “Assignee”) acknowledges that its proper officers have received and reviewed a copy of the Credit Agreement and the other Loan Documents and further acknowledges the provisions of the Credit Agreement and the other Loan Documents.
2.The Assignee desires to become a Lender under the Credit Agreement. Effective on the Effective Date, [Name of assigning Lender] (the “Assignor”) has agreed to and does hereby sell, assign and transfer to the Assignee, and the Assignee hereby irrevocably purchases and assumes, an interest in the [Syndicated Facility/Operating Facility/], the Assignee assumes the obligations of the Assignor in respect of the Assignor’s [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] to the extent of Cdn. $[] of such commitment (the “Assigned Commitment”), and a share of the rights of the Assignor as a Lender under the Credit Agreement to the extent of the Assigned Commitment, including without limitation a share (the “Pro Rata Share”) of the rights of the Assignor with respect to the Aggregate Principal Amount owing to the Assignor under the [Syndicated Facility/Operating Facility] equal to the proportion that the amount of the Assigned Commitment bears to Cdn. $[] (being the amount of the [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] of the Assignor on the Effective Date prior to the assignment and transfer under this Assignment Agreement) (the Assigned Commitment and such Pro Rata Share are referred to herein as the “Assigned Interest”); and, accordingly, the Assignee has agreed to execute this Assignment Agreement and deliver an original of it to the Agent, and a copy to each of the Lenders and the Borrower.

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3.The Assignee, by its execution and delivery of this Assignment Agreement, agrees that from and after the date hereof it will be a Lender under the Credit Agreement to the extent

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of the Assigned Commitment and the Pro Rata Share and agrees to be bound by and to perform, where required, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents applicable to a Lender, but its liability to make Advances will be limited to its share of such Advances based upon its [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] in paragraph 4, below subject to the provisions of the Credit Agreement.
4.The Assignee confirms that its [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] under the Credit Agreement will be as follows:
[State amount thereof in Canadian Dollars.]
5.The Assignee agrees to assume all liabilities and obligations of the Assignor as [a Syndicated Facility Lender/Operating Lender] under the Credit Agreement and the other Loan Documents to the extent of the Assigned Interest provided for herein and the Assignor is hereby released and discharged from such obligations and liabilities to the same extent but only in respect of such obligations and liabilities arising from and after the Effective Date.
6.The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower and its Subsidiaries or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party or any other Person of any of their respective obligations under any Loan Document.
7.The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender; and (b) agrees that (i) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as [a Syndicated Facility Lender/the Operating Lender] thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (ii) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

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Documents, and (iii) it will perform in accordance with their terms all of the obligations which by the

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terms of the Loan Documents are required to be performed by it as [a Syndicated Facility Lender/the Operating Lender].
8.From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
9.Notices will be given to the Assignee in the manner provided for in the Credit Agreement at the following address:
[]
Attention:    []
Facsimile:    []
10.This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by facsimile or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the Laws in force in the Province of Alberta from time-to-time.
Dated as of the date first above written.

[Name of Assignee]

By:             Name:
Title:

* * *
The Assignor hereby acknowledges the above Assignment Agreement and agrees that its [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] is reduced by an amount equal to the [Individual Syndicated Facility Commitment Amount/Operating Facility Commitment Amount] assigned to the assignee hereby.
Dated this day of , 20 .

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[Name of Assignee]

By:             Name:
Title:

Consented to and acknowledged this     day of     , 202    by:

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NATIONAL BANK OF CANADA, as
Agent

GRAN TIERRA CANADA LTD.[while
No Event of Default exists and prior to a demand]

By:            By:
Name: Title:

Name:
Title:

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SCHEDULE F
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF NOTICE OF BORROWING

To    NATIONAL BANK OF CANADA (“NBC”), as Agent for the Lenders under the Credit Agreement.
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    [] (the “Effective Date”)
(i)DRAWDOWN DATE IS THE [] DAY OF [], [].
(ii)Pursuant to Section 5.2 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Accommodations under the Credit Facilities be made available:

OPERATING FACILITY
TYPE OF ADVANCE	PRINCIPAL AMOUNT	TERM
Canadian Prime Rate Loan		N/A
U.S. Base Rate Loan		N/A
CORRA Loan
SOFR Loan
Canadian Dollar/U.S. Dollar Financial Letter of Credit
Canadian Dollar/U.S. Dollar Performance Letter of Credit

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SYNDICATED FACILITY

TYPE OF ADVANCE	PRINCIPAL AMOUNT	TERM
Canadian Prime Rate Loan		N/A
U.S. Base Rate Loan		N/A
CORRA Loan
SOFR Loan

(iii)As of the date of this Notice of Borrowing, no Default or Event of Default has occurred and is continuing and, subject to Section 11.2 of the Credit Agreement, each of the representations and warranties set forth in Section 11.1 of the Credit Agreement is true and correct as if made on the date of the requested Advance.
(iv)Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
Dated as of the date first above written.

GRAN TIERRA CANADA LTD.

By:             Name:
Title:
By:             Name:
Title:

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SCHEDULE G
TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

NOTICE OF ROLLOVER OR NOTICE OF CONVERSION OR NOTICE OF REPAYMENT

To    NATIONAL BANK OF CANADA (“NBC”), as Agent for the Lenders under the Credit Agreement.
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    [] (the “Effective Date”)
1.Pursuant to Section 5.4 of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:
(a)Rolling over part or all of the Accommodation made under [the Syndicated Facility/Operating Facility] described as:

Type of Accommodation:
*Principal Amount: Date of Maturity:
into the same Accommodation made under [the Syndicated Facility/Operating Facility] described as:

Date of Maturity:
*if only part of maturing Advance is Rolled over, please indicate. or;
(b)converting part or all of the Accommodation made under [the Syndicated Facility/Operating Facility] described as:

Type of Accommodation:
*Principal Amount: Date of Maturity:

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into an Accommodation made under [the Syndicated Facility/Operating Facility]
described as:
* if only part of maturing Advance is Converted, please indicate. Type of Accommodation:
*Principal Amount: Date of Maturity:
effective the [] day of [], [].
or;
(c)Repaying    part    or    all    of    the    Advance    made    under    [the    Syndicated Facility/Operating Facility] described as:

Type of Accommodation:
*Principal Amount: Date of Maturity:
(i) If only part of the maturing Advance is being repaid, please indicate the applicable amount being repaid including the details provided above in respect thereof and whether the balance will be Rolled over or Converted.
2.This Notice is irrevocable.
3.No Default or Event of Default has occurred and is continuing.
4.Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
Dated as of the date first above written.

GRAN TIERRA CANADA LTD.

By:             Name:
Title:
By:             Name:

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Title:

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SCHEDULE H TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

BORROWER AND SUBSIDIARY INFORMATION

Legal Name	Jurisdiction of Incorporation or Formation	Location of Chief Executive Office	Jurisdictions of Business and Assets	Tradenames	Ownership
Gran	Alberta	Alberta	Alberta, British	N/A	Gran Tierra UK
Tierra			Columbia		Limited (formerly
Canada					known as i3 Energy
Ltd.					PLC)

54411012.5

SCHEDULE H TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

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SCHEDULE I TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025
FORM OF OIL AND GAS OWNERSHIP CERTIFICATE To    NATIONAL BANK OF CANADA (“NBC”), as Agent
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    [] (the “Effective Date”)
The undersigned,     , being the     , of the Borrower, hereby certifies in such capacity for and on behalf of the Borrower, and not in any personal capacity and without assuming any personal liability whatsoever, as follows:
1.I have made or caused to be made due inquiries and review of all documents, correspondence and other material (the “Title Enquiries”) relating to the hydrocarbons and lands or interests in lands (the “Lands”) described in the reports of
    (the “Engineering Report”) addressed to the Borrower and each dated effective [].
2.Based upon the Title Enquiries, I have no knowledge, information or belief that there exists any provision in any agreement which prevents any Loan Party from granting a Lien over its interests in the Borrowing Base Properties in favour of the Agent and the Lenders as provided in the Loan Documents without the need to obtain any consent of or release from any other Person which has not been obtained, other than Borrowing Base Properties which are jointly operated and subject to agreements entered into in the normal course of business.
3.Based upon the Title Enquiries, to the best of my knowledge, information and belief, the Loan Parties are, effective the date hereof, possessed of and are beneficial owners of the respective working, royalty and other interests set forth in the Engineering Report with respect to the Lands, subject to any Permitted Encumbrances and to minor defects of title which in the aggregate do not materially affect their rights of ownership therein or the value thereof or to which the Lenders have consented in writing.
4.To the best of my knowledge, information and belief, based on the due and reasonable enquiries, no Loan Party is in, or has received notice of, default of any obligation imposed on it by any farmout, operating agreement or any other contract or agreement in respect of the Lands which, in any case, would reasonably be expected to have a Material

54411012.5

SCHEDULE I TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025
Adverse Effect and, to the best of my knowledge, information and belief, based on the due and

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reasonable enquiries, there is no default of any such obligation which would reasonably be expected to have a Material Adverse Effect.
5.To the best of my knowledge, information and belief, based on the due and reasonable enquiries, the Lands are now free and clear of all Liens created by, through or under the Loan Parties, other than the Permitted Encumbrances, and there are no Liens, other than the Permitted Encumbrances, which materially and adversely affect the title of any Loan Party to their respective interests in the Lands.
6.To the best of my knowledge, information and belief, based on the due and reasonable enquiries, there are at present no outstanding unfulfilled obligations being enforced under any lease or contract pertaining to the Lands and any Loan Party’s working, royalty and other interests in the Lands are not subject to any contractual obligations or conditions, except those which are not prohibited under the Credit Agreement or which are accounted for in the Engineering Report.
7.No Loan Party has assigned its share of production proceeds or other moneys due to it in respect of its working, royalty or other interests in the Lands to any party other than the Agent, for its own benefit and on behalf of the Lenders, except to the extent not prohibited under the Credit Agreement or which are accounted for in the Engineering Report.
8.All of the working, royalty and other interests of the Loan Parties in respect of petroleum and natural gas rights described in the Engineering Report and evaluated by the Lenders in determining the Borrowing Base are accurately reflected in the Engineering Report in all material respects.
9.Capitalized words and phrases used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Dated as of the date first above written.

By:             Name:
Title:

54411012.5

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SCHEDULE J TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF REQUEST FOR OFFER OF EXTENSION

To    NATIONAL BANK OF CANADA (“NBC”), as Agent
Corporate Customer Services – Syndication and Agency Group
500 Place d’Armes, 21st Floor Montreal, QC H2Y 2W3
Attention:    Syndication
Email:    syndication@bnc.ca
Date:    [] (the “Effective Date”)
Dear Sirs:
Reference is made to the Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and National Bank of Canada as Agent for the Lenders (as amended, supplemented, restated or replaced from time-to-time, the “Credit Agreement”). All terms and expressions used herein but not otherwise defined, shall have the same meanings herein as ascribed thereto in the Credit Agreement.
We hereby give notice of our request for an offer of extension of the Termination Date for a further period of [] pursuant to Section 3.2 of the Credit Agreement.
As of the date hereof, there exists no Default or Event of Default except those set out below which have been expressly disclosed to and waived or agreed to by the Lenders or the Majority Lenders, as applicable.
Yours very truly,

GRAN TIERRA CANADA LTD.

By:             Name:
Title:

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SCHEDULE K TO THE GRAN TIERRA CANADA LTD. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED OCTOBER 30, 2025

FORM OF INCREASE REQUEST

To    NATIONAL BANK OF CANADA (“NBC”), as Agent
Corporate Customer Services – Syndication and Agency Group
500 Place d’Armes, 21st Floor Montreal, QC H2Y 2W3
Attention:    Syndication
Email:    syndication@bnc.ca
Re:    Second Amended and Restated Credit Agreement made as of October 30, 2025, between Gran Tierra Canada Ltd., the Lenders, and NBC as Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”).
Date:    [] (the “Effective Date”)

This Increase Request is delivered pursuant to Section 3.11 of the Credit Agreement.
1.Unless otherwise expressly defined herein, capitalized terms used in this Increase Request shall have the same meanings set forth in the Credit Agreement.
2.The Borrower hereby requests the following Increase to the amount of the Syndicated Facility Commitment Amount:

(a)Date of Increase:
(b)Amount of Increase:     Cdn. $

Dated as of the date first above written.

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GRAN TIERRA CANADA LTD.

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By:

By:

Name:
Title:
Name:
Title:

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